UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.    )

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Chubb Limited

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Who We Are

- The world's largest publicly traded property and casualty (P&C) insurer, based on market capitalization of $63 billion*
- A truly global company, with local operations in 54 countries and territories
- Insurance is our only business
- Well balanced by product and customer:
  - A global leader in traditional and specialty P&C coverage for industrial commercial and mid-market companies
  - The leading commercial lines insurer in the U.S. and the largest financial lines writer globally
  - The leader in U.S. high net worth personal lines and a large personal lines business globally
  - A global leader in personal accident and supplemental health insurance
  - An international life insurer primarily focused on Asia
  - A P&C reinsurer
- Exceptional financial strength, managing risk conservatively in both underwriting and investing
- Core operating insurance companies are rated "AA" for financial strength by S&P and "A++" by AM Best

*At March 26, 2019

Notice of Chubb Limited 2019 Annual General Meeting of Shareholders

Date and Time	Place	Record Date	Proxy Mailing Date
May 16, 2019, 11:45 a.m.	Chubb Limited	March 25, 2019, except	On or about April 4, 2019
Central European Time	Bärengasse 32	as provided in “Who is
	CH-8001, Zurich	entitled to vote?” in this
	Switzerland	proxy statement

Agenda

1	Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2018

2	Allocation of disposable profit and distribution of a dividend from reserves

2.1	Allocation of disposable profit

2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

3	Discharge of the Board of Directors
4	Election of Auditors

4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

4.3	Election of BDO AG (Zurich) as special audit firm

5	Election of the Board of Directors

6	Election of the Chairman of the Board of Directors

7	Election of the Compensation Committee of the Board of Directors
8	Election of Homburger AG as independent proxy

9	Approval of the maximum compensation of the Board of Directors and Executive Management

9.1	Compensation of the Board of Directors until the next annual general meeting

9.2	Compensation of Executive Management for the next calendar year

10	Advisory vote to approve executive compensation under U.S. securities law requirements

Notice of Internet availability of proxy materials: Shareholders of record are being mailed, on or around April 4, 2019, a Notice of Internet Availability of Proxy Materials providing instructions on how to access the proxy materials and our Annual Report on the Internet, and if they prefer, how to request paper copies of these materials.

If you plan to attend the meeting, you must request an admission ticket by following the instructions in this proxy statement by May 9, 2019.

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary

April 2, 2019

Zurich, Switzerland

Your vote is important. Please vote as promptly as possible by following the instructions on your Notice of Internet Availability of Proxy Materials, whether or not you plan to attend the meeting.

Chubb encourages shareholders to voluntarily elect to receive all proxy materials (including the notice of availability of such materials) electronically, which gives you fast and convenient access to the materials, reduces our impact on the environment and reduces printing and mailing costs. If you are a shareholder of record, visit www.envisionreports.com/CB for instructions. If you are a beneficial owner, visit www.proxyvote.com or contact your bank, broker or other nominee.

Table of Contents	Proxy Summary	2

	Agenda Item 1: Approval of the Management Report, Standalone Financial Statements and Consolidated Financial Statements of Chubb Limited For the Year Ended December 31, 2018	14

	Agenda Item 2: Allocation of Disposable Profit and Distribution of a Dividend out of Legal Reserves (by Way of Release and Allocation to a Dividend Reserve)	15

	Agenda Item 3: Discharge of the Board of Directors	18

	Agenda Item 4: Election of Auditors	19

	Agenda Item 5: Election of the Board of Directors	22

	Agenda Item 6: Election of the Chairman of the Board of Directors	30

	Agenda Item 7: Election of the Compensation Committee of the Board of Directors	32

	Agenda Item 8: Election of Homburger AG as Independent Proxy	33

	Agenda Item 9: Approval of the Maximum Compensation of the Board of Directors and Executive Management	34

	Agenda Item 10: Advisory Vote to Approve Executive Compensation under U.S. Securities Law Requirements	40

              Proxy

             Summary

                           2     Chubb Limited 2019 Proxy Statement

This summary highlights information discussed in more detail elsewhere in this proxy statement. Notably, as in past years we will have two distinct votes on executive compensation: a Swiss say-on-pay vote and a U.S. Securities and Exchange Commission (SEC) say-on-pay vote. We hope that the information we have provided in the summary pages that follow will assist you in better understanding and evaluating our executive compensation program.

Shareholders should read the entire proxy statement and our 2018 Annual Report on Form 10-K before voting. References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs. References to “we”, “us”, “our”, “Chubb” or the “Company” are to Chubb Limited.

Forward-looking statements made in this proxy statement, such as those related to Company performance and our expectations and intentions and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, factors identified in our other filings with the SEC.

Our discussion in this proxy statement includes certain financial measures, including those considered in connection with compensation decisions, that are not presented in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP), known as non-GAAP financial measures. These non-GAAP financial measures include core operating income, core operating return on equity, P&C combined ratio, tangible book value per share and book value and tangible book value per share excluding mark-to-market. Core operating income is net of tax, whether or not explicitly noted. More information on the rationale for the use of these measures and reconciliations to U.S. GAAP can be found in “Non-GAAP Financial Measures” on page 120 of this proxy statement.

References to our website in this proxy statement are for informational purposes only, and the information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this proxy statement.

Proxy Summary

2019 Annual General Meeting

Date and Time	Place	Record Date	Mailing Date
May 16, 2019, 11:45 a.m.	Chubb Limited	March 25, 2019, except as	On or about April 4, 2019
Central European Time	Bärengasse 32	provided in “Who is entitled
	CH-8001, Zurich Switzerland	to vote?” in this proxy statement

Meeting Agenda and Board Voting Recommendations

Meeting Agenda			Board Vote Recommendation	Page Reference
1	Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2018		For	14
2	Allocation of disposable profit and distribution of a dividend from reserves
	2.1	Allocation of disposable profit	For	15
	2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)	For	16
3	Discharge of the Board of Directors		For	18
4	Election of Auditors
	4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor	For	19
	4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting	For	19
	4.3	Election of BDO AG (Zurich) as special audit firm	For	21
5	Election of the Board of Directors		For each nominee	22
6	Election of the Chairman of the Board of Directors		For	30
7	Election of the Compensation Committee of the Board of Directors		For each nominee	32
8	Election of Homburger AG as independent proxy		For	33
9	Approval of maximum compensation of the Board of Directors and Executive Management
	9.1	Compensation of the Board of Directors until the next annual general meeting	For	34
	9.2	Compensation of Executive Management for the next calendar year	For	36
10	Advisory vote to approve executive compensation under U.S. securities law requirements		For	40

Chubb Limited 2019 Proxy Statement    3

Proxy Summary

Director Nominee Information

This table provides summary information about our director nominees, each of whom is currently a member of our Board of Directors. Each of our director nominees stands for annual election to a one-year term. Accordingly, each director nominee has been nominated to hold office until the next annual general meeting after election. See Agenda Item 5, the election of directors, for additional information on our director nominees.

				Current Chartered Committee Membership
Nominee	Age	Director Since	Principal Occupation	Executive	Nominating & Governance	Audit	Compensation	Risk & Finance
Evan G. Greenberg	64	2002	Chairman, President and Chief Executive Officer, Chubb Limited	Chair
Robert M. Hernandez Lead Director	74	1985	Retired Vice Chairman and Chief Financial Officer, USX Corporation	🌑	🌑		🌑
Michael G. Atieh	65	1991	Retired Chief Financial and Business Officer, Ophthotech Corporation					🌑
Sheila P. Burke	68	2016	Faculty Research Fellow, John F. Kennedy School of Government, Harvard University					🌑
James I. Cash	71	2016	Emeritus Professor of Business Administration, Harvard University			🌑
Mary Cirillo	71	2006	Retired Executive Vice President and Managing Director, Deutsche Bank	🌑	Chair		🌑
Michael P. Connors	63	2011	Chairman and Chief Executive Officer, Information Services Group, Inc.	🌑	🌑		Chair
John A. Edwardson	69	2014	Retired Chairman and Chief Executive Officer, CDW Corporation					🌑
Kimberly A. Ross	53	2014	Former Chief Financial Officer, Baker Hughes			🌑
Robert W. Scully	69	2014	Retired Co-President, Morgan Stanley	🌑		Chair
Eugene B. Shanks, Jr.	72	2011	Retired President, Bankers Trust Company					🌑
Theodore E. Shasta	68	2010	Retired Partner, Wellington Management Company			🌑
David H. Sidwell	66	2014	Retired Chief Financial Officer, Morgan Stanley			🌑
Olivier Steimer	63	2008	Former Chairman, Banque Cantonale Vaudoise	🌑				Chair

4    Chubb Limited 2019 Proxy Statement

Proxy Summary

Governance Highlights

•	Majority-vote requirement for Board nominees

•	Board of Directors independence

–	Independent Board per NYSE standards (93.33% of current directors)

–	Independent Lead Director

–	All independent directors on Audit, Compensation, Nominating & Governance, and Risk & Finance Committees

•	Tenure diversity—10.67-year average Board tenure (7 out of 15 current directors (46.67%) have served on the Board for 5 years or less)

•	Shareholder ability to call special meeting

•	Annual shareholder election of Chairman and Compensation Committee. The Board may not appoint directors to fill vacancies
•	Shareholders have significant voting approval power over director and executive compensation matters through Swiss incorporation, corporate governance and executive compensation rules

•	Two votes on executive compensation: U.S. SEC say-on-pay vote provides additional accountability on the Board’s use of maximum amount of Executive Management compensation pre-approved by shareholders via Swiss say-on-pay vote

•	Dedication to responsible citizenship through philanthropic, environmental and social initiatives

•	Nominating & Governance Committee oversight of environmental, social and governance (ESG) matters
•	Commitment to productive and collaborative shareholder outreach

•	Audit Committee oversight of cyber-security matters

•	Board-adopted Code of Conduct applicable to all directors, officers and employees, which sets basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with laws and regulations (including insider trading laws) and reporting illegal or unethical behavior

Compensation Highlights

Executive Summary

In 2018 our management team delivered strong financial performance on both an absolute basis and relative to our peers. Our financial results were influenced, although to a lesser extent than in 2017, by severe natural catastrophes that affected the global P&C insurance industry, including multiple large wildfires in California, hurricanes in the U.S. and Caribbean, typhoons in Asia, windstorms in Australia and other severe weather events around the world. Nevertheless, through disciplined underwriting, risk selection and enterprise-wide risk management, the Company generated strong financial results while providing industry-leading claims service to our policyholders and supporting them in their time of need. Management also remained focused on the future and continued to position Chubb for long-term growth and shareholder value creation through its execution of established and opportunistic strategic objectives.

In consideration of these accomplishments, the Board approved an increase to variable compensation (and thus total compensation) for our named executive officers (NEOs) compared to prior year. The Board increased our CEO’s annual cash bonus by 11 percent, but the amount remained 8 percent less than 2016 due to the impact of natural catastrophes on our 2018 financial results. Additionally, our CEO’s long-term incentive equity awards, which had been flat since 2014, increased modestly compared to prior year.

The Board’s compensation decisions and recommendations for 2018 reflect the Company’s philosophy to closely link compensation to performance, ensuring that our leadership team remains highly motivated, and strongly aligning remuneration outcomes with the creation of shareholder value. The success of this philosophy is demonstrated not only in this year’s solid results that as a whole improved upon 2017, but in consistent year-over-year strong financial results and operational excellence, as well as long-term stock price performance. Over the past 15 years, under Evan Greenberg’s leadership, the Company has had outstanding growth in tangible book value per share, an industry-leading combined ratio and strong Total Shareholder Return (TSR) as measured against our peers.

Chubb Limited 2019 Proxy Statement    5

Proxy Summary

Our CEO Compensation Process

Our CEO, Evan Greenberg, has led the Company to extraordinary success over his tenure. That success continued in 2018 with outstanding financial and strategic results. His compensation reflects that success but takes into consideration the significant natural catastrophes that marked 2018 and their impact on financial performance.

Each year, the Compensation Committee sets a scorecard for the potential range of CEO compensation, with top-, middle- and low-end bands tied to achievement of specific financial, operational and strategic goals, considered together with TSR, as reflected in the following summary for 2018:

1. Set CEO Compensation Range 2. Set CEO Goals 3. Evaluate Performance vs. Goals 4. Set Final CEO Compensation Determine total compensation under various performance scenarios: Scorecard results exceed expectations Strategic assessment of short-term and long-term TSR performance Scorecard results meet expectations Scorecard results below expectations In the first quarter of 2018, the Committee approved goals related to financial, operational and strategic goals. In the first quarter of2019 the Committee reviewed actual results on an absolute basis and relative to our Financial Performance Peer Group, as well as underlying core performance including and excluding catastrophe losses and our performance against non-financial operating and strategic goals. On average across our key financial me tries, our performance versus peers was at the 66th percentile. Despite the natural catastrophes in 2018, our results included an industry-leading P&C combined ratio and tangible book value per share growth that were each at the 100th percentile, exceeding each member of our peer group. We also had strong core operating income growth and a solid core operating ROE, which were at the 30th and 35th percentiles, respectively. Our key metrics, except for tangible book value per share growth, improved significantly from prior year but each of our metrics did not exceed plan due to 2018 natural catastrophes. One-year TSR was at the 75th percentile and three-year annualized TSR exceeded the peer group median, but both were below prior year We also met or exceeded our non-financial operating and strategic goals to further position us as an industry leader and for long-term growth and shareholder value creation Based on our absolute and relative performance, strategic accomplishments, and long-term strategy execution, the Committee set a final CEO compensation value including base salary, annual cash incentive and long-term equity incentive awards.

6    Chubb Limited 2019 Proxy Statement

Proxy Summary

Pay-for-Performance Framework

Each named executive officer (NEO) has an annual cash incentive and long-term incentive opportunity.

	Annual Cash Incentive	Long-Term/Equity Incentive
CEO	0–5X base salary	0–9X base salary
Other NEOs	0–3X base salary	0–5X base salary

To achieve the top of the ranges described above, relative Company performance should fall in the upper quartile of the Financial Performance Peer Group and absolute performance should exceed plan and prior year. The above ranges may be exceeded in the judgment of the Compensation Committee if relative Company performance substantially exceeds the Financial Performance Peer Group and absolute performance substantially exceeds plan and prior year.

Why Vote “For” Say-on-Pay?

In support of our Board’s recommendations that you vote “For” our Swiss and SEC say-on-pay proposals, we highlight the following key factors:

Strong financial performance both in absolute terms and relative to our peers in the second consecutive year of severe catastrophe losses affecting the global P&C insurance industry, including:

•	Net income of $4.0 billion ($8.49 per share), up from $3.9 billion ($8.19 per share) in 2017, or 2.6%. Core operating income was $4.4 billion ($9.44 per share), up from $3.8 billion ($8.03 per share) in 2017, or 16.5%. 2018 after-tax catastrophe losses were $1.35 billion ($2.90 per share impact)

•	Industry-leading P&C combined ratio of 90.6% in 2018 compared to 94.7% in 2017, a 4.1 point improvement
•	Book value per share decreased 0.7% and tangible book value per share increased 0.03%, each impacted unfavorably by the mark-to-market effect of rising interest rates on our investment portfolio and foreign exchange. Excluding the mark-to-market impact, book value and tangible book value per share increased 2.7% and 5.8%, respectively

•	Return on equity (ROE) was 7.8% in each of 2018 and 2017; core operating
ROE was 8.7% in 2018 and 7.8% in 2017, an increase of 11.5%

•	One-year and three-year annualized TSR, which include stock price appreciation plus reinvested dividends, were down 9.6% and up 5.6%, respectively, and were each affected by periods in 2018 of stock market volatility; cumulative three-year TSR was 17.8%

Successfully executed on significant strategic and operational goals and initiatives, including:

•	Established new distribution partnerships to expand global presence and growth potential, including a long-term bancassurance arrangement with Citibanamex in Mexico and a strategic distribution partnership with Grab, a leading on-demand transportation and fintech platform in Southeast Asia

•	Executed on our global middle market and small commercial strategy to reach new customers and grow our business and geographic footprint
•	Completed Chubb Corp. merger-related underwriting actions to shed business not meeting our risk appetite or standards

•	Continued to drive for rate and profitability in our portfolio by product and customer segment while maintaining excellence in underwriting and servicing customers and distribution partners (with commercial and personal lines customer retention rates at or above all-time highs)
•	Developed digital distribution, data analytics and technological capabilities in line with our multi-year strategy to position Chubb as an enterprise built for the digital age

•	Improved our gender balance and multi-cultural representation in key leadership roles and continued to enhance our culture of diversity and inclusion

•	Developed our ESG profile and increased disclosure of our responsible citizenship initiatives (see “Citizenship at Chubb” on page 46 for details)

Chubb Limited 2019 Proxy Statement    7

Proxy Summary

How Our Compensation Program Works

What We Reward

• Superior operating and financial performance, as measured against our peers, prior year performance and Board-approved plan

• Achievement of strategic goals

• Superior underwriting and risk
management in all our business activities

How We Link Pay to Performance

• Core link: Performance measured across 4 key metrics, against peers, prior year performance and Board-approved plan

—Tangible book value per share growth

—Core operating return on equity

—Core operating income

—P&C combined ratio

• TSR modifier

• Consideration of strategic achievements, including execution of key non-financial objectives

How We Paid

CEO total pay

•  $19.8 million, up 6% vs. 2017

•  Flat vs. 2016

Other NEO total pay

•  Up 9% on average vs. 2017

•  Up 1% on average vs. 2016

•  Includes two special recognition performance share award grants ($750,000 in the aggregate) that will not be taken into account in future compensation decisions

Compensation Profile

Approximately 93 percent of our CEO’s and 85 percent of our other NEOs’ total direct compensation is variable or “at-risk.”

CEO Total Direct Compensation Other NEOs Total Direct Compensation

8    Chubb Limited 2019 Proxy Statement

Proxy Summary

How We Use Peer Groups

We utilize two peer groups in order to (1) assess our financial performance against key metrics relative to our P&C insurance industry peers with whom we compete for business (Financial Performance Peer Group) and (2) align our compensation with companies of comparable size and complexity that we seek to be competitive with for talent and compensation purposes (Compensation Benchmarking Peer Group).

Financial Performance Peer Group*	Compensation Benchmarking Peer Group
• American International Group, Inc. • CNA Financial Corporation • The Hartford Financial Services Group, Inc. • The Travelers Companies, Inc. • Zurich Financial Services Group	• The Allstate Corporation • American Express Company • American International Group, Inc. • Aon plc • Bank of America Corporation • The Bank of New York Mellon • BlackRock, Inc. • Cigna Corp.	• Citigroup Inc. • The Goldman Sachs Group, Inc. • Marsh & McLennan Companies, Inc. • MetLife, Inc. • Morgan Stanley • Prudential Financial, Inc. • The Travelers Companies, Inc.

*

XL Group plc was removed from the peer group due to its 2018 acquisition by AXA S.A. The Allstate Corporation has been added to this peer group for 2019. Allstate was not included in this peer group for 2018 and was not taken into account for purposes of evaluating Chubb’s 2018 relative performance against the Financial Performance Peer Group. For further information, see “How We Use Peer Group Data in Determining Compensation” in the Compensation Discussion & Analysis section of this proxy statement.

Chubb Limited 2019 Proxy Statement    9

Proxy Summary

Long-Term Performance Highlights

Chubb has a distinguished and consistent track record of performance and outperformance relative to its insurance industry peers. The following charts reflect our performance across key financial and operating measures starting in 2004 when Evan Greenberg became CEO of the Company.

Core Operating Income	Core Operating ROE
2004-2018 Core Operating Income against Financial Performance Peer Group average (indexed to Chubb 2004 core operating income)*	2004-2018 Core Operating ROE against Financial Performance Peer Group average

* Chubb core operating income grew from $1 billion in 2004 to $4.4 billion in 2018 (341%). Average peer generated only $609 million of core operating income in 2018 for every $1 billion of core operating income in 2004 (-39%). Zurich Financial Services Group is presented with net income because it does not use core operating income as a financial measure.

Total Shareholder Return	P&C Combined Ratio
2004-2018 TSR against Financial Performance Peer Group average*	2004-2018 P&C Combined Ratio against Financial Performance Peer Group average

* An investment in one Chubb share on January 1, 2004 ($41.15) was worth $178.35 at December 31, 2018 (including dividend reinvestment), versus $88.47 for the same amount invested in the average share of our peers.

Source: SNL and company disclosures

Book Value per Share & Tangible Book Value per Share

2004-2018 BVPS and TBVPS

10    Chubb Limited 2019 Proxy Statement

Proxy Summary

2018 Performance: Key Metrics and Strategic Achievements

The Compensation Committee evaluates our performance across the following key metrics relative to our Financial Performance Peer Group, Board-approved plan and prior year performance.

Our relative performance averaged across the key metrics described below was at the 66th percentile of our Financial Performance Peer Group. Our results were impacted, although to a lesser extent than in 2017, by after-tax catastrophe losses of $1.35 billion ($2.90 per share). The Company continued to produce strong financial results in 2018, but as a result of the catastrophes and other relevant factors described below, 2018 results did not exceed plan on our key metrics and did not exceed prior year on tangible book value per share growth and TSR.

Tangible book value per share growth	0.03%

Relative performance was at the 100th percentile, exceeding each member of our Financial Performance Peer Group. Absolute performance was below plan and prior year primarily due to catastrophe losses and the mark-to-market impact of rising interest rates on our investment portfolio and foreign exchange. Excluding the mark-to-market impact, book value and tangible book value per share increased 2.7% and 5.8%, respectively, for the year.

Core operating return on equity	8.7%

Relative performance was at the 35th percentile of our Financial Performance Peer Group. Absolute performance was below plan due to the impact of catastrophe losses but increased from prior year by 11.5%.

Core operating income	$4.4B

Relative performance was at the 30th percentile of our Financial Performance Peer Group in large part due to the year-over-year volatility of core operating income growth of several of our peers. Absolute performance was below plan due to the impact of catastrophe losses but exceeded prior year by 16.5%.

P&C combined ratio	90.6%

Relative performance was at the 100th percentile, exceeding each member of our Financial Performance Peer Group. Absolute performance was below plan due to the impact of catastrophe losses but was better than prior year by 4.1 points.

Total Shareholder Return	-9.6% 1-year 5.6% 3-year

Relative to our Financial Performance Peer Group, 1-year TSR was at the 75th percentile and 3-year annualized TSR was at the 54th percentile. While absolute performance for each of 1-year and 3-year annualized TSR was below prior year, the cumulative 3-year TSR was 17.8% compared to a peer group average of 15.4%.

Moreover, Chubb continued to invest in its future through the successful execution of established and opportunistic strategic objectives, including those related to pursuing new channels of distribution, executing on growth initiatives, furthering our digital and technological capability, and fulfilling our commitment to responsible citizenship. See “Why Vote ‘For’ Say-on-Pay?” on page 7 for additional information on these achievements.

2018 Compensation Decisions

Using our pay-for-performance framework and recognizing both 2018 results as measured by the key metrics, as well as the Company’s strategic achievements, the Compensation Committee awarded to our CEO an annual cash bonus at 4.4X base salary and granted long-term incentive equity awards at 8.8X base salary. Our other NEOs were awarded annual cash bonuses at 1.7X to 2.6X base salary and granted long-term incentive equity awards at 2.9X to 4.4X base salary.

The increase in the CEO’s annual cash bonus by 11% reflected the Company’s improved financial performance compared to prior year. The cash bonus remained 8% less than 2016 due to the impact that natural catastrophes had on our 2018 financial results. The Board further determined to increase the CEO’s long-term incentive equity awards by 4%. In part, the Board considered that these awards had been flat for the prior four years. The Board also considered the forward-looking nature of such awards, consistent with the Company’s compensation practices of linking pay with the long-term performance of the Company and aligning a significant portion of compensation with the creation of shareholder value. The Board also determined to grant special recognition performance share awards to two of our NEOs, as described on page 84. These awards will not be considered part of the NEOs’ annual run rate compensation in determining future compensation.

Chubb Limited 2019 Proxy Statement    11

Proxy Summary

2018 Summary Compensation Table Information

The table below sets forth 2018 compensation for our NEOs as calculated in accordance with applicable SEC regulations. Additional detail, including the full Summary Compensation Table which includes 2017 and 2016 data and explanatory footnotes, can be found in the Executive Compensation section of this proxy statement.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Evan G. Greenberg	$1,400,000	$6,100,000	$8,849,881	$2,761,129	—	$1,246,474	$20,357,484
Chairman, President and Chief Executive Officer

Philip V. Bancroft	$818,000	$1,363,300	$1,687,511	$526,473	—	$644,591	$5,039,875
Chief Financial Officer

John W. Keogh	$963,462	$2,505,000	$3,001,466	$936,436	—	$452,934	$7,859,298
Executive Vice Chairman and Chief Operating Officer

Paul J. Krump	$859,231	$1,743,000	$1,690,515	$527,410	$1,310,110	$73,054	$6,203,320
President, North America Commercial and Personal Insurance

John J. Lupica	$854,615	$1,913,400	$2,297,704	$716,874	—	$425,751	$6,208,344
Vice Chairman; President, North America Major Accounts and Specialty Insurance

Executive Compensation, Good Governance and Risk Management

Our executive compensation program and practices are consistent with our strong culture of good corporate governance and effective enterprise risk management. Our compensation practices take into account risk management and, through significant “at-risk” pay and other means, broadly align total compensation with the medium- and long-term financial results of the Company.

The key objectives of our executive compensation program are to:

• Emphasize long-term performance and value creation that, while not immune to short-term financial results, encourages sensible risk-taking in pursuit of superior long-term operating performance.

• Assure that executives do not take imprudent risks to achieve compensation goals.

• Provide, to the extent practicable, that executives are not rewarded with short-term compensation for risk-taking actions that may not manifest in outcomes until after the compensation is paid.

Sound corporate governance through the institution or prohibition of certain policies and practices, as well as our Compensation Committee’s continuous oversight of our compensation program’s design and effectiveness, ensure that these key objectives are fulfilled.

Our corporate governance helps us mitigate and manage risks we face as an organization by providing a framework that guides how management runs the business and how our Board provides oversight. This is especially pertinent as it applies to our executive compensation program, and our Compensation Committee has taken steps to ensure that our program aligns with our corporate values and culture by adopting policies that discourage excessive risk-taking, ensure a stake in long-term Company performance and hold executives accountable for individual and Company performance.

12    Chubb Limited 2019 Proxy Statement

Proxy Summary

What We Do	What We Don’t Do

• Substantial equity component to align pay with performance

• Performance share awards subject to 3-year cliff vesting and two operating metrics (tangible book value per share growth and P&C combined ratio) that drive long-term shareholder value (since 2017)

• Significant amount of at-risk pay (93% for CEO, 85% for other NEOs)

• Significant mandatory share ownership requirements (CEO 7X base salary; other NEOs 4X base salary)

• Independent compensation consultants at every Compensation Committee meeting

• Double trigger change in control payout

• Detailed individual performance criteria

• Clawback of all incentive compensation (cash bonus and equity, vested and unvested) in certain circumstances

• Peer groups reevaluated annually

• Employment agreements with non-competition and non-solicitation terms for Executive Management

• Compensation Committee considers shareholder feedback in evaluating compensation program and disclosure

• No hedging of Chubb securities

• No repricing or exchange of underwater stock options

• No options backdating

• No special tax gross ups

• No new pledging of Chubb shares

• No excessive perquisites for executives

• No multi-year guaranteed bonuses

• No disproportionate supplemental pensions

• No annual pro-rata vesting of performance share awards or second chance “look back” vesting (since 2017)

In developing and maintaining a compensation program that appropriately rewards pay for performance and drives shareholder value, our Compensation Committee periodically:

• Reviews the components of total compensation and the appropriate level of compensation that should be variable or “at-risk” (for additional information on the components of total compensation, see “Compensation Profile” on page 8).

• Analyzes our long-term equity awards so that vesting periods and terms are aligned with long-term shareholder interests.

• Re-evaluates the composition of our Compensation Benchmarking and Financial Performance Peer Groups.

Our Compensation Committee works closely with our independent compensation consultants to analyze market data, review peer groups, evaluate trends in best practices and assist the Compensation Committee in determining the appropriate amount and forms of compensation paid to our executives.

The Compensation Committee may make changes to our compensation program based on its independent judgment, including upon the consideration of best practices and shareholder feedback.

Chubb Limited 2019 Proxy Statement    13

    Agenda Item 1

        Approval of the Management Report, Standalone Financial

        Statements and Consolidated Financial Statements of Chubb Limited

        for the year ended December 31, 2018

Agenda Item

Our Board of Directors is asking shareholders to approve Chubb Limited’s management report, standalone financial statements and consolidated financial statements for the year ended December 31, 2018.

Explanation

Under Swiss law, our management report, standalone financial statements and consolidated financial statements must be submitted to shareholders for approval or disapproval at each annual general meeting.

These items are all included in the Chubb Limited Annual Report for the fiscal year ended December 31, 2018 (the Annual Report), which is part of the proxy materials we provide. Specifically, the Annual Report contains:

•	the standalone Swiss statutory financial statements of Chubb Limited (which do not consolidate the results of operations for Chubb Limited’s subsidiaries);

•	the standalone Swiss statutory compensation report of Chubb Limited, which we call the Swiss Compensation Report;

•	Chubb Limited’s consolidated financial statements for the year ended December 31, 2018;

•	the reports of our statutory auditor and our independent registered public accounting firm; and

•	information on the Company’s business, organization and strategy (which forms the management report as defined under Swiss law).

Copies of our 2018 Annual Report and this proxy statement will be available to all shareholders entitled to vote at the May 16, 2019 annual general meeting of shareholders, which we refer to as the Annual General Meeting, on the Internet at http://www.edocumentview.com/CB on or about April 4, 2019.

The Company’s statutory auditor, PricewaterhouseCoopers AG, Zurich, Switzerland, has issued an unqualified recommendation to the Annual General Meeting that Chubb

Limited’s statutory financial statements be approved. PricewaterhouseCoopers AG has expressed its opinion that the financial statements for the year ended December 31, 2018 comply with Swiss law and the Company’s Articles of Association. They also confirmed that the proposed appropriation of available earnings complies with Swiss law and the Company’s Articles of Association, and has reported on other legal requirements.

PricewaterhouseCoopers AG has also issued an unqualified recommendation that the Company’s consolidated financial statements be approved. PricewaterhouseCoopers AG has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of Chubb Limited, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and comply with Swiss law and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

What Happens If Shareholders Do Not Approve This Proposal?

If shareholders do not approve this proposal, then shareholders would be precluded from approving the allocation of disposable profit and distribution of a dividend as set out in Agenda Items 2.1 and 2.2.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” approval of the Company’s management report, standalone financial statements and consolidated financial statements for the year ended December 31, 2018.

                   14    Chubb Limited 2019 Proxy Statement

Agenda Item 2

Allocation of Disposable Profit and Distribution of a Dividend out of

Legal Reserves (by Way of Release and Allocation to a Dividend Reserve)

2.1 Allocation of disposable profit

Agenda Item

Our Board of Directors is asking shareholders to approve that the Company’s disposable profit (including the profit for the year and the other items as shown below and on Chubb Limited’s standalone financial statements) be carried forward. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2018:

(in millions of Swiss francs)
Balance brought forward	9,344
Profit for the year	280
Attribution to reserve for treasury shares	(665)
Balance carried forward	8,959

Explanation

Under Swiss law, the allocation of the Company’s profit or loss must be submitted to shareholders for approval or disapproval at each annual general meeting.

Our Board of Directors continues to believe that it is in the best interests of the Company and its shareholders to retain our earnings for future investment in the growth of our business, for share repurchases, for the possible acquisition of other companies or lines of business, and for dividends out of legal reserves as described in this proxy statement.

Accordingly, the Board is proposing that all retained earnings at the disposal of the Annual General Meeting be carried forward. The Board is also proposing a dividend to shareholders under Agenda Item 2.2.

What Happens If Shareholders Do Not Approve This Proposal?

If the shareholders do not approve this proposal, then the Board will consider the reasons the shareholders did not approve the proposal, if known, and will call an extraordinary general meeting of shareholders for reconsideration of the proposal or a revised proposal.

Voting Requirement to Approve

Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” approval of the appropriation of retained earnings without distribution of a dividend at the time of the Annual General Meeting.

Chubb Limited 2019 Proxy Statement    15

Agenda Item 2

2.2. Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

Explanation

Our Board of Directors is requesting shareholder approval for an annual dividend of up to USD $3.00 per share, to be paid in installments as determined by the Board of Directors from a separate dividend reserve account. The separate dividend account would be in CHF in accordance with our Swiss statutory financial statements and Swiss law and is the same method approved at our annual general meeting last year. This reserve account would be larger, based on current exchange rates, than the maximum dividend amount we intend to pay out, in order to permit payment of the entire USD $3.00 per share even in the event of dramatic and material currency fluctuations. Amounts remaining in the dividend reserve account following dividend payments would be returned to the capital contributions reserve as of the date of the 2020 annual general meeting.

Dividend Reserve

Under this proposed process for a dividend, shareholders fix an aggregate CHF amount to be allocated from our capital contributions reserves to a special reserve account, where the amount will be available for the payment of dividends.

Our Board of Directors has proposed that the maximum amount legally available to pay an annual dividend be CHF 2.1 billion. The maximum amount proposed to be legally available is modestly higher than the CHF 2.05 billion requested and approved at last year’s annual general meeting in order to reflect an annual dividend increase of USD $0.08 per Chubb Limited Common Share, par value CHF 24.15 per share, which we refer to as a Common Share.

If approved by shareholders, the maximum amount legally available to pay a dividend will be released from the capital contributions reserves account, a sub-account of legal reserves, and be segregated to a dividend reserve account. We refer to this amount in the dividend reserve account as the Dividend Reserve. While dividend payments would reduce the Dividend Reserve on our Swiss balance sheet, the payments are not required to be sourced from CHF-denominated assets; in fact, we typically source dividend payments from assets already denominated in USD or equivalent, thereby avoiding currency exchange expense.

Annual Dividend and Board Discretion

Under this proposed process for a dividend, the Board of Directors will be authorized to use the Dividend Reserve to distribute a dividend to shareholders in installments up to a maximum of USD $3.00 per share, which we refer to as the Annual Dividend. The Board will determine the record and payment dates at which the Annual Dividend may be paid (or, if circumstances warrant, refrain from paying it) in one or more installments, until the date of the 2020 annual general meeting. After that, any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

The Board currently expects to pay the full USD $3.00 per share of the Annual Dividend in four equal quarterly installments of USD $0.75 each.

The total amount of dividends paid is limited to the amount of the Dividend Reserve expressed in Swiss Francs, which is required under Swiss law. The amount of the Dividend Reserve as proposed is high enough to permit payment of the full USD $3.00 per share Annual Dividend even if there are dramatic and material currency fluctuations between the Swiss Franc and the U.S. dollar or the Company issues new shares. Should, however, these fluctuations or new share issuances result in payouts of the Annual Dividend that exceed the Dividend Reserve, the Annual Dividend’s installments would have to be capped accordingly. In the unlikely event that the Annual Dividend must be cut back in this way, our Board would propose payment of the unpaid amount in the dividend proposal at the next annual general meeting or call an extraordinary general meeting for that purpose.

Agenda Item

Our Board of Directors proposes:

(a)

that an aggregate amount equal to CHF 2,100,000,000 be released from the capital contribution reserves account, a sub-account of legal reserves, and allocated to a segregated dividend reserve account from capital contribution reserves (Dividend Reserve), and

(b)

to distribute a dividend to the shareholders up to an aggregate amount totaling USD $3.00 per Common Share from, and limited at a maximum to the amount of, the Dividend Reserve in one or more installments, in such amounts and on such record and payment dates as determined by the Board in its discretion.

If the Board of Directors deems it advisable for the Company, the Board of Directors shall be authorized to abstain (in whole or in part) from distributing a dividend in its discretion. The authorization of the Board of Directors to distribute the installments from the Dividend Reserve will expire on the date of the 2020 annual general meeting, on which date any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

16    Chubb Limited 2019 Proxy Statement

Agenda Item 2

What Happens If Shareholders Do Not Approve This Proposal?

If the shareholders do not approve this proposal, then the Board will consider the reasons the shareholders did not approve the proposal, if known, and will call an extraordinary general meeting of shareholders for reconsideration of the proposal or a revised proposal.

Voting Requirement to Approve

Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the payment of dividends from legal reserves as described above.

Chubb Limited 2019 Proxy Statement    17

     Agenda Item 3

          Discharge of the Board of Directors

Agenda Item

Our Board of Directors is asking shareholders to discharge the Board of Directors for the financial year ended December 31, 2018.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, para. 2, no. 5 of the Swiss Code of Obligations as well as Article 9, no. 4 of our Articles of Association, shareholders are requested to discharge the members of the Board of Directors from liability for their activities during the year ended December 31, 2018. This discharge is not for liability relating to facts that have not been disclosed to shareholders. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes, blank or invalid ballots or the votes of any member of or nominee to the Company’s Board of Directors, any executive officer of the Company or any votes represented by the Company, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the agenda item to discharge the members of the Board of Directors from liability for activities during the year ended December 31, 2018.

                   18    Chubb Limited 2019 Proxy Statement

Agenda Item 4

Election of Auditors

4.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

Agenda Item

Our Board of Directors is asking shareholders to elect PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the financial year ending December 31, 2019.

Explanation

Our shareholders must elect an audit firm supervised by the Swiss Federal Audit Oversight Authority as statutory auditor. The statutory auditor’s main task is to audit the standalone statutory financial statements and consolidated financial statements of Chubb Limited. Our Board of Directors has recommended that PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, Switzerland (PwC AG), be elected as our statutory auditor for our consolidated financial statements and standalone statutory financial statements.

Representatives of PwC AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approval policy of audit and non-audit services, see the explanation of Agenda Item 4.2. Please see the Audit Committee Report included in this proxy statement for additional information about our statutory auditors.

Voting Requirement to Approve

Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the election of PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the year ending December 31, 2019.

4.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

Agenda Item

Our Board of Directors is asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Explanation

Our Board of Directors and the Audit Committee recommend that our shareholders ratify the appointment of PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, Pennsylvania, 19103, United States (PwC LLP), an affiliate of PwC AG, as our independent registered public accounting firm for purposes of U.S. securities law reporting. The Audit Committee recommends the appointment of our independent registered public accounting firm to the Board for approval by our shareholders annually.

Our Audit Committee evaluates the qualification, performance and independence of our independent registered public accounting firm and periodically considers auditor rotation. In determining whether to reappoint the Company’s independent registered public accounting firm, the Audit Committee takes into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with the firm, the firm’s global capabilities and depth of understanding of our businesses, and an assessment of the professional qualifications and past

Chubb Limited 2019 Proxy Statement    19

Agenda Item 4

performance of the lead audit partner and their global audit team. The Audit Committee also evaluates the appropriateness of fees for audit and non-audit services, and reviews and approves both the audit scope and estimated fees for professional services for the coming year as well as the related pre-approval policy described below. Additionally, the Audit Committee reviews and approves the integrated annual joint audit plan prepared by PwC LLP and the Company’s internal auditor.

The Audit Committee has recommended the ratification of the engagement of PwC LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. PwC LLP (or its predecessor Coopers & Lybrand LLP) has had a working association with the Company, and has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries, since 1985.

Representatives of PwC LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PwC AG, PwC LLP and their affiliates, which we collectively refer to as PwC, for the audit of our annual consolidated financial statements for 2018 and 2017 and fees for other services rendered by PwC for fiscal years 2018 and 2017:

	2018	2017
Audit fees[1]	$26,173,000	$29,137,000
Audit-related fees[2]	947,000	799,000
Tax fees[3]	2,103,000	2,723,000
All other fees[4]	1,190,000	1,087,000
Total	$30,413,000	$33,746,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to the Company in connection with these services of $1,210,000 for each of 2018 and 2017.

1

Audit fees for the years ended December 31, 2018 and 2017 were for professional services rendered in connection with: the integrated audits of our consolidated financial statements and internal controls over financial reporting, the statutory and U.S. GAAP audits of various subsidiaries, and comfort letters and consents issued in connection with registration statements which we filed with the SEC.

2

Audit-related fees for the years ended December 31, 2018 and 2017 were for consultation on accounting and financial reporting matters ($873,000 for 2018 and $651,000 in 2017), audits of employee benefit plans ($42,000 for 2018 and $66,000 in 2017), internal control reviews at some of our non-U.S. entities ($32,000 for 2018 and $65,000 in 2017), and other audit-related fees ($Nil for 2018 and $17,000 in 2017).

3

Tax fees for the years ended December 31, 2018 and 2017 were for professional services rendered in connection with tax planning ($471,000 for 2018 and $381,000 in 2017), tax compliance ($617,000 for 2018 and $942,000 in 2017) and expatriate tax services ($1,015,000 for 2018 and $1,400,000 in 2017).

4

All other fees for the years ended December 31, 2018 and 2017 were for professional services and expenses rendered principally in connection with insurance regulatory compliance services, primarily Solvency II in the European Union ($856,000 for 2018 and $785,000 in 2017), industry market research and survey services ($7,000 for 2018 and $173,000 in 2017), various compliance and other projects ($317,000 for 2018 and $102,000 in 2017), and software licensure fees ($10,000 for 2018 and $27,000 in 2017).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence.

Before engaging independent auditors for the next year’s audit, management will submit a list of services and related fees expected to be incurred during that year to the Audit Committee for approval. The Audit Committee will pre-approve and ratify the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service.

Either the Audit Committee Chair or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and any excess related to non-audit fees over the budgeted amount. If the Audit Committee Chair pre-approves such amounts, it is reported to and considered for ratification by the entire Audit Committee at its next meeting. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee approved all of the 2018 fees described above pursuant to its pre-approval policies and procedures.

The Audit Committee also reviewed, at its December 2018 meeting, the audit services and non-audited services budgeted fees for the 2019 audit. The Audit Committee also reviewed all non-audit services provided in 2018 and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Please see the Audit Committee Report included in this proxy statement for additional information about PwC.

20    Chubb Limited 2019 Proxy Statement

Agenda Item 4

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of
PricewaterhouseCoopers LLP (United States) as our independent registered public accounting firm for purposes of U.S. securities law reporting for the year ending December 31, 2019.

4.3 Election of BDO AG (Zurich) as special audit firm

Agenda Item

Our Board of Directors is asking shareholders to elect BDO AG, Schiffbaustrasse 2, CH-8005 Zurich, Switzerland as the Company’s special audit firm until our next annual general meeting.

Explanation

Under Swiss law, special reports by an audit firm supervised by the Swiss Federal Audit Oversight Authority are required in connection with certain corporate transactions, including certain types of increases in share capital. We have been informed that, because of the auditor independence requirements under U.S. federal securities laws, PwC AG cannot act as our special audit firm with respect to certain types of capital increases.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the election of BDO AG (Zurich) as the Company’s special audit firm until our next annual general meeting.

Chubb Limited 2019 Proxy Statement    21

Agenda Item 5

Election of the Board of Directors

Agenda Item

Our Board of Directors is asking shareholders to elect each of the director nominees listed below individually to the Board of Directors until our next annual general meeting.

Explanation

Under Swiss law and our Articles of Association, our shareholders elect all of our directors annually. Our Board may not appoint directors to fill vacancies.

Our Articles of Association state that the Board of Directors must consist of three to 20 members, the exact number to be determined by shareholders.

For more information about our Board of Directors, please see the “Corporate Governance” section of this proxy statement.

Our Director Nominating Process	Board Composition Criteria

The Nominating & Governance Committee regularly reviews the current composition of the Board, including diversity, tenure, skills and qualifications. Based on their assessment, the Committee recommends director nominees to the Board.

Our Nominating & Governance Committee considers a variety of skills, qualifications and experiences in evaluating collective Board composition and assessing individual directors and director nominees, some of which are noted below.

Consideration of specific skills, qualifications and experiences of our directors does not diminish the significance of more general important factors such as professional reputation, diversity and collegiality. Directors must demonstrate the highest personal and professional integrity and commitment to ethical and moral conduct, and must respect and reflect Chubb values and culture. Directors should also be able and prepared to provide wise and thoughtful counsel to top management on strategy and the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. They also must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long term, if called upon.

Skills, Qualifications and Experiences Criteria
	• Corporate Strategy • CEO Experience or Similar • Digital/Technology/IT • Financial Literacy/Accounting • Financial Services Industry • Governance/Compliance (including ESG matters)	• Government/Regulatory/Public Policy • Insurance and Reinsurance Industry • International Business • M&A/Business Development

The above is not an exhaustive list. Our Nominating & Governance Committee may consider these criteria and other additional criteria from time to time, and may adjust the importance of certain criteria based on factors including current Board composition and evolving business, governance, regulatory and other considerations.

                   22    Chubb Limited 2019 Proxy Statement

Agenda Item 5

Our Director Nominees

Our Board of Directors has nominated a slate of 14 director nominees, each of whom is a currently serving as a director, for election to the Board of Directors. All directors will serve a one-year term from the 2019 Annual General Meeting until our next annual general meeting. There will be a separate vote on each nominee.

The current directors who are standing for re-election are Evan G. Greenberg, Robert M. Hernandez, Michael G. Atieh, Sheila P. Burke, James I. Cash, Mary Cirillo, Michael P. Connors, John A. Edwardson, Kimberly A. Ross, Robert W. Scully, Eugene B. Shanks, Jr., Theodore E. Shasta, David H. Sidwell and Olivier Steimer. One of our current directors, James M. Zimmerman, is retiring from our Board of Directors at the expiration of his term as of the Annual General Meeting and is not standing for re-election. We thank Mr. Zimmerman for his exemplary service on our Board of Directors and, as one of the former Chubb Corp. directors who joined our Board at the closing of the Chubb Corp. acquisition, the pivotal role he played in overseeing the integration of the combined company and positioning Chubb for long-term growth and shareholder value creation.

Our Nominating & Governance Committee regularly considers Board size, tenure and refreshment, and whether the Board has the right mix of skills, qualifications and experiences. With Mr. Zimmerman’s retirement, our Board has proposed 14 nominees for election. This equals the number of directors prior to our acquisition of Chubb Corp. in January 2016. (At that time four Chubb Corp. directors joined our Board.) Our Nominating & Governance Committee will continue to assess Board composition and refreshment; however, we believe 14 directors is the appropriate size for the Board at this time.

Biographical information for each of the nominees is included below.

Evan G. Greenberg Chairman, President and Chief Executive Officer, Chubb Limited Age: 64 Years of Service: 17 Committee Memberships: Executive (Chairman)

Evan G. Greenberg was elected as our Chairman of the Board in May 2007. We appointed Mr. Greenberg as our President and Chief Executive Officer in May 2004 and as our President and Chief Operating Officer in June 2003. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General. Mr. Greenberg joined the Company as Vice Chairman, ACE Limited, and Chief Executive Officer of ACE Tempest Re in November 2001. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of American International Group, which we refer to as AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including President and Chief Executive Officer of AIU, AIG’s foreign general insurance organization. Mr. Greenberg was during the past five years a member of the Board of Directors of The Coca-Cola Company, where he was Chairman of the Audit Committee and a member of the Finance Committee.

Skills and Qualifications:

Mr. Greenberg has a long and distinguished record of leadership and achievement in the insurance industry. He has been our Chief Executive Officer since 2004 and has served in senior management positions in the industry for over 40 years. Mr. Greenberg’s record of managing large and complex insurance operations and the skills he developed in his various roles suit him for his role as a Director of the Company and Chairman of the Board, in addition to his President and Chief Executive Officer positions.

Robert M. Hernandez

Retired Vice Chairman and

Chief Financial Officer,

USX Corporation

Independent Lead Director

Age: 74

Years of Service: 34

Committee Memberships:

Compensation,

Nominating & Governance,

Executive

Robert M. Hernandez is currently our independent Lead Director. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 to November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is a trustee of certain BlackRock Open End Mutual Funds. He is the Lead Director of Eastman Chemical Company, a former director of TE Connectivity, Ltd. and the former Chairman of the Board of RTI International Metals, Inc.

Skills and Qualifications:

Mr. Hernandez brings a diverse financial and business management background to the Board and its committees. The range of his senior finance and executive positions with USX is valuable to the Board, given his deep and long-tenured involvement with all aspects of managing and leading a large-cap company. His extensive experience as a director provides additional perspective and qualifications for his Lead Director role with Chubb.

Chubb Limited 2019 Proxy Statement    23

Agenda Item 5

Michael G. Atieh Retired Chief Financial and Business Officer, Ophthotech Corporation Age: 65 Years of Service: 28 Committee Memberships: Risk & Finance

Michael G. Atieh served as Executive Vice President and Chief Financial and Business Officer of Ophthotech Corporation (a biopharmaceutical company) from September 2014 until March 2016. From February 2009 until its acquisition in February 2012, Mr. Atieh was Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. Mr. Atieh is currently a member of the Board of Directors and Chairman of the Audit Committee of electroCore, Inc. He served as a member of the Board of Directors of Theravance Biopharma, Inc. from June 2014 to April 2015, and as a member of the Board of Directors and Chairman of the Audit Committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served at Dendrite International, Inc. as Group President from January 2002 to February 2004 and as Senior Vice President and Chief Financial Officer from October 2000 to December 2001. He also served as Vice President of U.S. Human Health, a division of Merck & Co., Inc., from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C., an indirect wholly-owned subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

Skills and Qualifications:

Mr. Atieh brings a wealth of diverse business experience to the Board which he gained as a senior executive in a Fortune 50 company, large and small biotechnology companies and technology and pharmaceutical service companies. His experience in finance includes serving as a chief financial officer, developing and executing financing strategies for large acquisitions, and subsequently leading the integration efforts of newly acquired companies. He was an audit manager at Ernst & Young and has served as chair of the audit committee of Chubb and other public companies. Mr. Atieh also has deep knowledge of sales and operations gained from over a decade of experience in these disciplines, with extensive customer-facing responsibilities that also contribute to his value as a director.

Sheila P. Burke Faculty Research Fellow, John F. Kennedy School of Government, Harvard University Age: 68 Years of Service: 4 Committee Memberships: Risk & Finance

Sheila Burke is a Faculty Research Fellow at the Malcolm Wiener Center for Social Policy, and has been a Member of Faculty at the John F. Kennedy School of Government, Harvard University, since 2007. She has been a Senior Public Policy Advisor at Baker, Donelson, Bearman, Caldwell & Berkowitz since 2009. From 1997 to 2016, Ms. Burke was a member of the board of directors of Chubb Corp. and served as chair of its Corporate Governance & Nominating Committee and as a member of the Chubb Corp. board’s Executive Committee and Organization & Compensation Committee at the time of the merger with the Company. From 2004 to 2007, Ms. Burke served as Deputy Secretary and Chief Operating Officer of the Smithsonian Institution. Ms. Burke previously was Under Secretary for American Museums and National Programs, Smithsonian Institution, from June 2000 to December 2003. She was Executive Dean and Lecturer in Public Policy of the John F. Kennedy School of Government, Harvard University, from November 1996 until June 2000. Ms. Burke served as Chief of Staff to the Majority Leader of the U.S. Senate from 1985 to 1996. Ms. Burke was also previously a member of the board of directors of WellPoint, Inc. (now Anthem Inc.).

Skills and Qualifications:

Ms. Burke brings an extensive knowledge of public policy matters and governmental affairs, in both public service and private practice, as well as significant experience in outside board service to our Board of Directors. In addition, Ms. Burke’s familiarity with Chubb Corp. as a result of her years of service on the Chubb Corp. board is valuable to the oversight of the combined company.

24    Chubb Limited 2019 Proxy Statement

Agenda Item 5

James I. Cash Emeritus Professor of Business Administration, Harvard University Age: 71 Years of Service: 4 Committee Memberships: Audit

James I. Cash is the emeritus James E. Robison Professor of Business Administration, Harvard University, and was a member of the Harvard Business School faculty from July 1976 to October 2003. During the past five years he served as a director of Walmart and General Electric. Mr. Cash currently owns a private company, The Cash Catalyst, LLC, and serves as a special advisor or director of several private companies. From 1996 to 2016, Dr. Cash was a member of the board of directors of Chubb Corp. and served as a member of its Corporate Governance & Nominating Committee and Organization & Compensation Committee at the time of the merger with the Company.

Skills and Qualifications:

Dr. Cash brings an extensive knowledge of information technology, including cyber security, strategic planning and international business operations, and has significant outside board service and business experience. In addition, Dr. Cash’s familiarity with Chubb Corp. as a result of his years of service on the Chubb Corp. board is valuable to the oversight of the combined company.

Mary Cirillo Retired Executive Vice President and Managing Director, Deutsche Bank Age: 71 Years of Service: 13 Committee Memberships: Nominating & Governance (Chair), Compensation, Executive

Mary Cirillo is a retired banking executive and former advisor to Hudson Venture Partners L.P. (venture capital). She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000 to 2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Within the past five years Ms. Cirillo served as a director of Thomson Reuters Corporation and as a director of DealerTrack Technologies.

Skills and Qualifications:

Ms. Cirillo has spent a career in software product development, business management in transaction service businesses and in commercial banking. She has developed and led global businesses and served as chief executive officer for various subsidiaries at two major financial institutions. She has also led major turnaround efforts in global financial institutions. Ms. Cirillo also has experience in private equity. This business experience allows Ms. Cirillo to bring financial services and technology leadership skills to the Board.

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Agenda Item 5

Michael P. Connors Chairman and Chief Executive Officer, Information Services Group, Inc. Age: 63 Years of Service: 8 Committee Memberships: Compensation (Chair), Nominating & Governance, Executive

Michael P. Connors is Chairman of the Board and Chief Executive Officer of Information Services Group, Inc., a technology insights, market intelligence and advisory services company. He is also a founder of that company. Mr. Connors served as a member of the Executive Board of VNU N.V., a worldwide media and marketing information company, from the merger of ACNielsen into VNU in 2001 until 2005, and he served as Chairman and Chief Executive Officer of VNU Media Measurement & Information Group and Chairman of VNU World Directories until 2005. He previously was Vice Chairman of the Board of ACNielsen from its spin-off from the Dun & Bradstreet Corporation in 1996 until 2001, was Senior Vice President of American Express Travel Related Services from 1989 until 1995, and before that was a Corporate Vice President of Sprint Corporation. Mr. Connors is currently a director of Eastman Chemical Company.

Skills and Qualifications:

Mr. Connors is a successful chief executive officer, who brings to the Board substantial corporate management experience in a variety of industries as well as expertise in marketing, media and public relations through his high-level positions at marketing and information-based companies. Mr. Connors’ skills are enhanced through his current and past experience serving on several public company boards, which furthers his ability to provide valued oversight and guidance to the Company and strategies to inform the Board’s general decision-making, particularly with respect to management development, executive compensation and other human resources issues. He has served as the chair of two compensation committees.

Though Mr. Connors is the current chief executive officer of a public company, he has attended 100 percent of all Board and committee meetings for which he was a member since joining the Board in 2011. His duty as a chief executive officer has not prevented him from effectively focusing on Board and committee matters.

John A. Edwardson Retired Chairman and Chief Executive Officer, CDW Corporation Age: 69 Years of Service: 5 Committee Memberships: Risk & Finance

John A. Edwardson is the former Chairman and Chief Executive Officer of CDW Corporation (a technology products and services provider), serving as Chief Executive Officer from 2001 to September 2011 and as Chairman from 2001 to December 2012. Prior to joining CDW, he served as Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000. He was also President (1994-1998) and Chief Operating Officer (1995-1998) of UAL Corporation (the parent company of United Air Lines, Inc.). Mr. Edwardson is currently a director and Chairman of the Audit Committee of FedEx Corporation.

Skills and Qualifications:

Mr. Edwardson has extensive management, leadership and international experience. As the former Chairman and Chief Executive Officer of a technology company, he also has significant technological expertise. Mr. Edwardson has additional prior experience serving on a compensation committee, developing insight into executive compensation issues, and as a committee chair of other large public companies. All of these factors contribute to his value as a Board member.

26    Chubb Limited 2019 Proxy Statement

Agenda Item 5

Kimberly A. Ross Former Chief Financial Officer, Baker Hughes Incorporated Age: 53 Years of Service: 5 Committee Memberships: Audit

Kimberly A. Ross served as Senior Vice President and Chief Financial Officer of Baker Hughes (supplier to the oil and gas industry) from September 2014 until July 2017. Ms. Ross is currently a director of Nestlé S.A. and a director and Chair of the Audit Committee of PQ Corporation. She was Executive Vice President and Chief Financial Officer of Avon Products Incorporated (a global consumer products company) from November 2011 until September 2014. Prior to joining Avon, Ms. Ross served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. (a food retail company) from 2007 to 2011. Prior to that, Ms. Ross held a variety of senior management positions at Ahold.

Skills and Qualifications:

Having served as Chief Financial Officer at three companies and currently serving as the chair of the audit committee of a public company, Ms. Ross has extensive understanding of finance and financial reporting and internal auditing processes relevant to her service on the Audit Committee. Her work across a spectrum of industries has given Ms. Ross significant management and leadership skills and perspectives that in particular make her an asset to the Board. The Board also benefits from her international executive experience developed through executive positions with multiple companies and current service on the board of another Swiss company.

Robert W. Scully Retired Co-President, Morgan Stanley Age: 69 Years of Service: 5 Committee Memberships: Audit (Chair), Executive

Robert W. Scully was a member of the Office of the Chairman of Morgan Stanley from 2007 until his retirement in 2009, and he previously served at Morgan Stanley as Co-President, Chairman of global capital markets and Vice Chairman of investment banking.

Prior to joining Morgan Stanley in 1996, he served as a managing director at Lehman Brothers and at Salomon Brothers Inc. Mr. Scully is currently a director of KKR & Co. Inc., UBS Group AG and Zoetis Inc. and was a director of Bank of America Corporation and, during the last five years, a Public Governor of the Financial Industry Regulatory Authority (FINRA).

Skills and Qualifications:

Mr. Scully’s lengthy career in the global financial services industry brings expertise in capital markets activities and, of particular note, risk management to the Board. Mr. Scully has a broad range of experience with oversight stemming from his extensive service as a director; he has served or is serving on four other organizations’ audit committees (including FINRA), three companies’ compensation committees, a risk committee and a nominating and governance committee. Mr. Scully’s experience with and knowledge of talent development and strategic initiatives are also important to the Board.

Eugene B. Shanks, Jr. Retired President, Bankers Trust Company Age: 72 Years of Service: 8 Committee Memberships: Risk & Finance

Eugene B. Shanks, Jr. is a member of the Board of Directors of Federal Home Loan Mortgage Corporation (Freddie Mac), and serves as Chair of its Nominating and Governance Committee and is a member of its Audit Committee. From 1997 until its sale in 2002, Mr. Shanks was President and Chief Executive Officer of NetRisk, Inc., a risk management software and advisory services company he founded. From 1973 to 1978 and from 1980 to 1995, Mr. Shanks held a variety of positions with Bankers Trust New York Corporation and Bankers Trust Company, including head of Global Markets from 1986 to 1992 and President and Director from 1992 to 1995.

Skills and Qualifications:

With two decades of varied banking experience, Mr. Shanks brings extensive finance expertise to the Board. He earned a PhD in economics at Stanford University. In addition he has a strong background in both asset and risk management, which are two areas that are very important to Chubb’s business. Our Board also benefits from the leadership experience that Mr. Shanks gained from serving as a president of Bankers Trust. Mr. Shanks’s public company board experience also contributes to his value as a director.

Chubb Limited 2019 Proxy Statement    27

Agenda Item 5

Theodore E. Shasta Retired Partner, Wellington Management Company Age: 68 Years of Service: 9 Committee Memberships: Audit

Theodore E. Shasta is a Director of MBIA, Inc. and also serves as the Chair of its Audit Committee and a member of its Finance and Risk Committee and Compensation and Governance Committee. Mr. Shasta was formerly a Senior Vice President and Partner of Wellington Management Company, a global investment advisor. Mr. Shasta joined Wellington Management Company in 1996 and specialized in the financial analysis of publicly-traded insurance companies and retired in June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President of Loomis, Sayles & Company (investment management). Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. In total, Mr. Shasta spent 25 years covering the insurance industry as a financial analyst.

Skills and Qualifications:

Mr. Shasta’s history of working in the financial services industry, as well as in the property and casualty insurance arena, brings valuable insight and perspective to the Board. His years of analysis of companies like Chubb and its peer group provide him with deep knowledge of particular business and financial issues we face. His financial acumen and industry knowledge make him a valuable contributor to the Audit Committee. Mr. Shasta has been a Chartered Financial Analyst since 1986.

David H. Sidwell Retired Chief Financial Officer, Morgan Stanley Age: 66 Years of Service: 5 Committee Memberships: Audit

David H. Sidwell was Executive Vice President and Chief Financial Officer of Morgan Stanley from March 2004 to October 2007, when he retired. From 1984 to March 2004, Mr. Sidwell worked for JPMorgan Chase & Co. in a variety of financial and operating positions, most recently as Chief Financial Officer of JPMorgan Chase’s investment bank from January 2000 to March 2004. Prior to joining JP Morgan in 1984, Mr. Sidwell was with Price Waterhouse LLP, a major public accounting firm, from 1975 to 1984, where he was qualified as a chartered accountant with the Institute of Chartered Accountants in England and Wales.

Mr. Sidwell is currently Senior Independent Director of UBS Group AG and was a director of the Federal National Mortgage Association (Fannie Mae) until October 2016. Mr. Sidwell served as a Trustee of the International Accounting Standards Committee Foundation from January 2007 until his term ended in December 2012.

Skills and Qualifications:

Mr. Sidwell has a strong background in accounting, finance and capital markets, as well as the regulation of financial institutions, complementary to his role on the Audit Committee. He also has considerable expertise in risk management from chairing the risk committee of a public company and his executive positions. Mr. Sidwell further contributes experience in executive compensation and corporate governance from his service on the committees of other public company boards. This comprehensive range of experience contributes greatly to his value as a Board member.

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Agenda Item 5

Olivier Steimer Former Chairman, Banque Cantonale Vaudoise Age: 63 Years of Service: 11 Committee Memberships: Risk & Finance (Chair), Executive

Olivier Steimer was Chairman of the Board of Banque Cantonale Vaudoise from October 2002 until December 2017. Previously, he worked for the Credit Suisse Group from 1983 to 2002, with his most recent position at that organization being Chief Executive Officer, Private Banking International, and member of the Group Executive Board. Mr. Steimer has served since 2013 on the Board of Allreal Holding AG (Swiss real estate manager and developer) and since January 2018 on the Board of Bank Lombard Odier & Co. Ltd (a Swiss private bank). Also, since 2009, he has served as a member, and since 2012 as Vice Chairman, of the Bank Council of Swiss National Bank. He was Chairman of the foundation board of the Swiss Finance Institute until June 2017. From 2010 to 2014, he was Vice Chairman of the Board of Directors of SBB CFF FFS (the Swiss national railway company), and from 2009 until 2012, he was the Chairman of the Board of Piguet Galland & Cie SA. Mr. Steimer is a Swiss citizen.

Skills and Qualifications:

Mr. Steimer has a strong background of leadership in chairman and chief executive officer roles. He has deep knowledge of sophisticated banking and finance matters derived from his extensive experience in the financial services industry. As a Swiss company, Chubb benefits specifically from Mr. Steimer being a Swiss citizen and resident, and his insight into the Swiss commercial and insurance arenas provides valuable perspective to the Board.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to elect each of the above nominees in this agenda item.

Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above nominees.

Chubb Limited 2019 Proxy Statement    29

Agenda Item 6

Election of the Chairman of the Board of Directors

Agenda Item

Our Board of Directors is asking shareholders to elect Evan G. Greenberg as Chairman of the Board of Directors until our next annual general meeting.

Explanation

Under Swiss law and our Articles of Association, the authority to elect the Chair of our Board of Directors is vested with our shareholders, who elect a Chair from the directors elected under Agenda Item 5.

With the recommendation of our Nominating & Governance Committee, our Board of Directors has nominated our current Chairman, Mr. Evan G. Greenberg, for election by shareholders as the Chairman of the Board of Directors until our next annual general meeting. Biographical information regarding Mr. Evan G. Greenberg may be found under Agenda Item 5, the election of directors.

Mr. Greenberg has served as our Chairman since 2007, a period of sustained success for the Company. Under his leadership, the Company has created superior shareholder value. Between 2008, his first full year as Chairman, and 2018, our book value per share grew at a compound annual growth rate (CAGR) of 9.8 percent and our tangible book value per share CAGR was 7.6 percent.

For the year ended December 31, 2018, the Company delivered strong financial results on both an absolute basis and relative to our industry peers in a year when severe catastrophe losses heavily impacted the global P&C insurance industry. Chubb produced strong core operating income per share, world-class underwriting performance, a good core operating return on equity and tangible book value per share growth that exceeded each of our peers. Operationally, the Company remained focused on its core business of underwriting and servicing customers and distribution partners and retaining our commercial and personal lines customers at or above all-time highs. The Company advanced its strategic and operational goals, including expanding its global presence and growing new markets, enhancing its digital and data analytics capabilities, and further diversifying by geography, product, customer segment and distribution channel. The Company also continued to distinguish itself in its claims and loss prevention organization’s response to customers in their time of need and made further efforts to highlight its commitment to responsible citizenship.

Annual Board Review of Leadership Structure

Each year, the Board of Directors reviews its leadership structure. The Board of Directors (with Mr. Greenberg abstaining) has unanimously agreed that it is in the best interest of the Company and shareholders for Mr. Greenberg to continue in his role as Chairman of the Board for the upcoming year. The Board believes he has the skills and experience to best perform both roles at this time.

Board Leadership: Our Independent Lead Director

While Mr. Greenberg serves as Chairman, Board leadership comes also from our Lead Director, Robert Hernandez. Our Board structure provides for a strong Lead Director position to promote and foster strong director independence in deliberations and overall governance. The Lead Director provides a forum for independent director deliberation and feedback and helps assure that all Board members have the means to, and do, carry out their responsibilities in accordance with their fiduciary duties.

At every regular Board meeting, the Lead Director presides over an executive session with only the independent directors present. Our Nominating & Governance Committee, and the entire Board of Directors, regularly reviews our Board leadership structure, and in particular examines and reaffirms the significant authority and powers of our Lead Director. See “Corporate Governance—Board Leadership Structure” on page 51 of this proxy statement for more details.

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Agenda Item 6

What Happens If Shareholders Do Not Approve This Proposal?

If the shareholders do not approve this proposal, then the Board will consider the reasons the shareholders did not approve the proposal, if known, and will call an extraordinary general meeting of shareholders for reconsideration of the proposal or a revised proposal.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the election of Evan G. Greenberg as the Chairman of the Board of Directors.

Chubb Limited 2019 Proxy Statement    31

Agenda Item 7

Election of the Compensation Committee of the Board of Directors

Agenda Item

Our Board of Directors is asking shareholders to elect each of the director nominees Michael P. Connors, Mary Cirillo, John A. Edwardson and Robert M. Hernandez individually as members of the Compensation Committee until our next annual general meeting.

Explanation

Under Swiss law and our Articles of Association, authority to elect the members of the Compensation Committee of our Board of Directors is vested with our shareholders, who elect members of the Compensation Committee from the directors elected under Agenda Item 5.

Upon the recommendation of our Nominating & Governance Committee, our Board of Directors has nominated a slate of four nominees for election at the Annual General Meeting to the Compensation Committee of our Board of Directors until our next annual general meeting. Each of Michael P. Connors, Mary Cirillo and Robert M. Hernandez is currently serving on the Compensation Committee. John A. Edwardson is a new nominee to the Compensation Committee.

Biographical information regarding each of the nominees may be found under Agenda Item 5, the election of directors.

The Board of Directors has unanimously agreed that service by each nominee to the Compensation Committee is in the best interest of the Company and the shareholders. Each of the nominees has been determined by the Nominating & Governance Committee and the Board of Directors to satisfy the Company’s Categorical Standards for Director Independence and related rules of the NYSE.

James M. Zimmerman, currently a member of the Compensation Committee, is retiring from our Board at the expiration of his term as of the date of the Annual General Meeting and is not standing for re-election.

What Happens If Shareholders Do Not Approve This Proposal?

If the shareholders do not approve this proposal, then the Board will consider the reasons the shareholders did not approve the proposal, if known, and will call an extraordinary general meeting of shareholders for reconsideration of the proposal or a revised proposal.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to elect each of the above nominees in this agenda item.

Our Board of Directors recommends a vote “FOR” each of the above nominees to be elected to the Compensation Committee of the Board of Directors.

32    Chubb Limited 2019 Proxy Statement

Agenda Item 8

Election of Homburger AG as Independent Proxy

Agenda Item

Our Board of Directors is asking shareholders to elect Homburger AG as the Company’s independent proxy until the conclusion of our next annual general meeting.

Explanation

Under Swiss law and our Articles of Association, shareholders have the authority to elect an independent proxy. Swiss law does not permit other forms of institutional proxies such as corporate proxies (appointing an officer or another representative of the Company) or depositary bank representatives as defined under Swiss law.

The independent proxy’s main task is to exercise the voting rights granted to it by shareholders in accordance with shareholder instructions. The independent proxy will not make statements, submit proposals or ask questions of the Board of Directors on behalf of shareholders.

Our Board of Directors has recommended that Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland be elected as our independent proxy until the conclusion of our next annual general meeting. Homburger AG is a Swiss law firm.

What Happens If Shareholders Do Not Approve This Proposal?

If the shareholders do not approve this proposal, then the Board will consider the reasons the shareholders did not approve the proposal, if known, and will call an extraordinary general meeting of shareholders for reconsideration of the proposal or a revised proposal.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the election of Homburger AG as independent proxy.

Chubb Limited 2019 Proxy Statement    33

Agenda Item 9

Approval of the Maximum Compensation of the Board of

Directors and Executive Management

9.1 Compensation of the Board of Directors until the Next

Annual General Meeting

Agenda Item

Our Board of Directors is asking shareholders to approve a maximum total of $4.8 million in aggregate compensation for the members of the Board of Directors until the 2020 annual general meeting.

Explanation of Proposal

All compensation to directors (other than Mr. Greenberg, who does not receive compensation for his service as a director) from the date of the Annual General Meeting through the 2020 annual general meeting is subject to this maximum aggregate amount. This includes all annual retainer fees, committee chair fees and equity awards provided to the directors. It also includes the value of dividend equivalents paid with respect to (i) certain outstanding deferred restricted stock units (which we stopped granting in 2009) held by some of our longer-serving directors and (ii) market value units held by former Chubb Corp. directors that were assumed in connection with the Chubb Corp. acquisition, and certain other payments described in the 2018 Director Compensation table in this proxy statement.

The requested $4.8 million is 1 percent higher than the current maximum aggregate authorized Board of Directors compensation of $4.75 million, which was approved by shareholders at our 2018 annual general meeting. This reflects both the changes to our Outside Directors Compensation Parameters described below in “Process Used to Determine Maximum Aggregate Compensation for the Board of Directors, Outside Consultant Survey and Analysis of Director Compensation” and the retirement of one of our directors as of the Annual General Meeting. The requested amount also represents an estimate for the dividend equivalents and other payments described above similar to last year’s, and a small cushion to permit per-meeting fees in case of special Board meetings as described in our Outside Directors Compensation Parameters.

Explanation of Swiss Requirement

Swiss law and our Articles of Association require shareholders to ratify, on an annual basis and in a separate binding vote, the maximum aggregate amount of compensation that can be paid, granted or promised to the Board of Directors.

Q&A Relating to Shareholder Ratification of the Maximum Aggregate Compensation of the Board

For which period does the Board compensation approval apply?	The approval applies to compensation for the period from the Annual General Meeting until the end of the next annual general meeting.

What does the maximum aggregate compensation amount include?	The maximum includes a lump sum amount for all potential compensation elements for the period, including: • Annual retainers • Committee chair fees • Equity awards • Meeting fees

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Agenda Item 9

Where can I find more information about director compensation?

A description of director compensation and the amounts of compensation paid to directors in 2018 can be found in the “Director Compensation” section beginning on page 60 of this proxy statement. Under Swiss law, we also publish an audited annual compensation report, the Swiss Compensation Report, which is included within our Annual Report. These documents are available to shareholders in their proxy materials.

Who determines the actual compensation for each individual Board member?

The Board, upon recommendation of the Nominating & Governance Committee, determines the actual individual compensation of each member of the Board, subject to the maximum aggregate compensation amount ratified by the shareholders.

Process Used to Determine Maximum Aggregate Compensation for the Board of Directors, Outside Consultant Survey and Analysis of Director Compensation

In February 2019 the Nominating & Governance Committee retained Pay Governance to provide a survey and analysis of director compensation. The Committee considered the Pay Governance survey and analysis, and recommended to the Board, and the Board approved, changes to the Outside Directors Compensation Parameters effective as of the date of the Annual General Meeting. The changes were based on, among other things, a comparison of our compensation structure to that of our competitors and other insurance and similarly-sized companies, and that total director compensation was below the median of such companies. As a result the cash retainer was increased from $120,000 to $125,000 and the equity retainer was increased from $170,000 to $180,000. No other changes were made with respect to any other element of director compensation.

Upon recommendation of the Nominating & Governance Committee, the Board also approved the maximum aggregate amount of director compensation to recommend to shareholders. Considerations included the modifications to our Outside Directors Compensation Parameters noted above, the size of our Board, an estimation of an amount for dividend equivalents paid with respect to certain outstanding deferred restricted stock units (which we stopped granting in 2009) held by some of our longer-serving directors and market value units held by certain former Chubb Corp. directors, and the addition of a small cushion to permit per-meeting fees to be paid in accordance with our Outside Directors Compensation Parameters in case of additional meetings, should they be necessary.

The Board does not expect to consider changes to the Outside Directors Compensation Parameters until it considers the maximum aggregate compensation pool to be submitted for shareholder approval next year.

What Happens If Shareholders Do Not Ratify the Maximum Aggregate Compensation Amount Proposed by the Board?

If shareholders do not ratify the maximum aggregate compensation amount proposed by the Board, our Articles of Association require the Board to consider the results of the vote, other shareholder feedback and other matters in its discretion. Then the Board may submit a new proposal for approval of the maximum aggregate amount at next year’s annual general meeting or at an extraordinary general meeting of the shareholders. The Company may continue to pay compensation to the Board subject to the subsequent approval. The Board may also split proposals for approval by submitting proposals with respect to particular elements of compensation, shorter periods of time, or a more limited group of persons. However, rejection of this proposal could lead to material uncertainty with respect to the Company’s compensation arrangements and could detrimentally impact the Company’s ability to attract and retain directors.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board of Directors recommends a vote “FOR” the approval of the maximum aggregate compensation for the members of the Board of Directors until the 2020 annual general meeting.

Chubb Limited 2019 Proxy Statement    35

Agenda Item 9

9.2 Compensation of Executive Management for the Next Calendar Year

Agenda Item

Our Board of Directors is asking shareholders to approve a maximum total of $43 million in aggregate compensation for the members of Executive Management for the next calendar year (2020).

Explanation of Proposal

Chubb’s Executive Management is appointed by the Board, based on the applicable provisions of Swiss law and our Organizational Regulations. Chubb’s Executive Management consists of Evan G. Greenberg, Philip V. Bancroft, John W. Keogh and Joseph F. Wayland.

Swiss law and our Articles of Association require our shareholders to ratify, on an annual basis and in a separate binding vote, the maximum aggregate amount of compensation that can be paid, granted or promised to the members of Executive Management. The aggregate amount of the compensation for Executive Management relates to the subsequent calendar year.

No increase from last year is being requested. The requested $43 million is the same as the amount approved by shareholders at our 2018 annual general meeting.

The maximum aggregate amount includes base salary, annual cash bonus and long-term equity awards, as well as Company contributions to retirement plans, perquisites and the value of other special services provided to Executive Management. Compensation payable for 2020 will be determined in accordance with our compensation principles as applied by our Compensation Committee.

The compensation principles of our Board and Compensation Committee are described in our Articles of Association and the Compensation Discussion & Analysis section of this proxy statement. The elements of compensation covered by this approval are described in Articles 23 and 24 of our Articles of Association. A significant portion of compensation of Executive Management will remain “at-risk” or “variable” and dependent on Company and individual performance. At Chubb, base salary generally becomes a lesser percentage of overall compensation the more senior the position.

We expect to continue this emphasis on at-risk compensation to align management and shareholder interests. In 2018, 93 percent of CEO compensation and 85 percent of our other Executive Management compensation was at-risk, in the form of a variable bonus, stock options, restricted share grants and performance share awards. The annual cash bonus and long-term equity awards for 2020 are based on and subject to the Compensation Committee’s consideration of year-end financial results, and will be awarded in 2021 with respect to performance during calendar year 2020.

Our approach to the Swiss-required Executive Management say-on-pay vote in this Agenda Item permits shareholders to vote on executive compensation relating to the next year, while the U.S. SEC say-on-pay advisory vote in Agenda Item 10 provides shareholders an opportunity to vote looking back at actual compensation paid out to NEOs in the calendar year before the date of the proxy statement. In that sense, the U.S. SEC say-on-pay vote will provide additional accountability for the way we use the maximum amounts approved in advance via this Swiss Executive Management say-on-pay vote.

Maximum Aggregate Compensation Dependent Upon Company and Individual Performance

It is important to note that the maximum aggregate amount of compensation is a maximum cap and the Company will not necessarily award the maximum aggregate amount of compensation. Maximum potential awards and payments at the top of applicable ranges will only be made if individual and Company performance meet performance thresholds set by the Board or Compensation Committee in accordance with the Articles of Association and the Company’s bonus and equity incentive plans. Equity awards will be valued at the fair value at the time of grant in accordance with Article 23(e) of our Articles of Association. Actual amounts realized by Executive Management will depend on various factors including our future stock price.

As noted in the following table, the amount actually paid to Executive Management has historically been considerably lower than the maximum amounts pre-approved by shareholders. Nevertheless, we request that our shareholders approve the maximum aggregate amount of $43 million in order to assure that the Company has the flexibility to reward superior performance and to respond to unforeseen circumstances that may arise in calendar year 2020.

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Agenda Item 9

Prior Approved Executive Management Compensation and Total Compensation Paid

Compensation For Calendar Year	Amount Approved	Total Compensation Paid	% of Approved Amount

2016	$49 million	$43 million*	88%

2017	$44 million	$35.5 million	81%

2018	$41 million	$35.9 million	88%

2019	Shareholders approved $43 million in aggregate compensation

*	Executive Management consisted of five persons.

Below are summary answers to certain questions that shareholders may have in connection with this proposal.

Q&A Relating to Shareholder Ratification of the Maximum Aggregate Compensation of Executive Management

For which period does Executive Management compensation approval apply?

The approval applies to compensation for the next calendar year (2020), including variable compensation that may be paid or granted in the year following the next calendar year based upon satisfaction of performance targets.

What does the maximum aggregate compensation amount include?	It includes a lump sum amount for all potential compensation elements for the period, including:
• Fixed Compensation – Base salary

•  Variable Compensation including:

– Cash bonus

– Long-term equity incentive awards

– Retirement contributions

– Additional personal benefits including limited perquisites and provisions for post-employment compensation

How is future compensation for 2020 valued for purposes of this requested approval?

The proposed maximum aggregate compensation amount for Executive Management will establish a cap on Executive Management compensation for 2020. To calculate depletion of amounts remaining within the shareholder approved amount, cash payments will be valued at the amount actually paid for the various portions of compensation paid in cash; that is, the proposed amount does not factor in a discount to present value. In accordance with Article 24(e) of our Articles of Association, equity awards will be valued at the fair value on the date of grant, which may be less than the full market value of the shares subject to particular awards. Equity awards may also be either less than or greater than the amount Executive Management ultimately realizes with respect to the awards upon their vesting, exercise or termination. Fair value for awards will be assessed as follows:

•  stock options: the applicable Black-Scholes value at the date of grant

•  time-based restricted share grants: 100% of the market value of the subject shares as of the date of grant

•  performance share awards: 100% of the market value of the target share component of the award.

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Agenda Item 9

How is future compensation for 2020 valued for purposes of this requested approval? (continued)

In all cases, amounts actually realized by Executive Management for their equity awards could be less or more than the fair value at time of grant because the stock price for Chubb shares may increase or decrease between the date of grant and the date the shares actually vest, if they vest.

In addition to this potential for share price fluctuation, the fair value of stock options is less than 100% of the value of the shares subject to the options because the options have an exercise price equal to the market value on the date of grant. The fair value of performance shares is less than 100% of the value of the shares subject to the awards on the date of grant because the relevant performance hurdles, for both target awards and premium awards, may not be met. This means that members of Executive Management may realize less than the value of the target awards or no value at all should awards fail to meet performance hurdles. Amounts realized will only exceed the fair value on the date of grant if premium award shares subject to the awards actually vest (in the case of performance share awards) or if the share price on the date of exercise (net of exercise price, in the case of stock options) exceeds the share price at the time of grant.

In the Summary Compensation Table of this proxy statement and in our Swiss Compensation Report contained in the Annual Report, stock options are similarly valued at a Black-Scholes value, and performance shares are reflected at 100% of the value of the target award. The Summary Compensation Table also includes in a footnote information about the grant date full (potential) value of 2018 performance share awards for NEOs.

Who determines the actual compensation for each individual member of Executive Management?

The Board or the Compensation Committee determines the actual individual compensation of each member of Executive Management, subject to the maximum aggregate compensation amounts ratified by the shareholders and other limitations contained in the Articles of Association and the Company’s bonus and equity incentive plans. The actual aggregate amount of compensation paid to the individual members of Executive Management may be lower than the maximum aggregate compensation amount for which the Board is seeking ratification. This is because the maximum aggregate compensation amount is calculated based on the assumption that all performance and other measures of applicable bonus and equity-based compensation plans are met or substantially exceeded.

Where Can I Find More Information about Executive Management Compensation?

For reference, the “Compensation Discussion & Analysis” section of this proxy statement contains detailed information about executive compensation for our NEOs. Under Swiss law, we also publish our annual audited Swiss Compensation Report, which contains compensation information for our Executive Management, and it is included within our Annual Report. These documents are available to shareholders in their proxy materials.

Chubb Executive Management, Role and Compensation

Executive Management has accountability for corporate strategy, providing constant leadership to the organization on the execution of that strategy, and ensuring that the financial performance of the Company creates shareholder value both in the short and long term.

Chubb’s Executive Management receives both fixed and variable compensation for their work. The majority of their compensation is variable, in the form of annual cash bonus and long-term equity awards—both of which are directly linked to the financial performance of the Company.

The determination of annual variable compensation follows from a thoughtful and disciplined assessment of Company performance in both absolute and relative terms, fostering clear alignment between annual compensation and Company financial performance.

Process Used to Determine Maximum Aggregate Compensation for Executive Management

The Board of Directors calculates the maximum aggregate compensation amount based on the assumption that compensation for Executive Management will be at the maximum of all applicable ranges, meaning that all individual and Company performance criteria are met or substantially exceeded. Actual compensation determinations and awards are subject to Board or Compensation Committee determination after the Annual General Meeting. If the Board of Directors were to decide that Executive Management deserves compensation and awards in excess of the maximum amount approved by shareholders, we would pay such amounts only with subsequent shareholder approval for that additional amount.

If performance criteria are not met, then the actual aggregate amount of compensation paid to the individual members of

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Agenda Item 9

Executive Management will be significantly lower than the maximum aggregate compensation amount for which the Board is seeking approval.

What Happens If Shareholders Do Not Ratify the Maximum Aggregate Compensation Amount Proposed by the Board?

If shareholders do not ratify the maximum aggregate compensation amount, our Articles of Association requires the Board to consider the results of the vote, other shareholder feedback and other matters in its discretion. Then the Board may submit a new proposal for approval of the maximum aggregate amount at next year’s annual general meeting or at an extraordinary general meeting of the shareholders, and the Company may pay compensation to Executive Management subject to the subsequent approval. The Board may also split proposals for approval by submitting proposals with respect to particular elements of compensation, shorter periods of time, or a more limited group of persons.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Our Board recommends a vote “FOR” the approval of the maximum aggregate compensation of the members of Executive Management for the next calendar year.

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Agenda Item 10

Advisory Vote to Approve Executive Compensation under

U.S. Securities Law Requirements

Agenda Item

Our Board of Directors is asking shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC for the year ended December 31, 2018, including the Compensation Discussion & Analysis, compensation tables and related material disclosed in this proxy statement. We refer to our named executive officers, who are determined based on relevant compensation and applicable SEC rules, as NEOs.

Explanation

This proposal, commonly known as the SEC’s “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation for the fiscal year ended December 31, 2018. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

This Agenda Item, required by the SEC under Section 14A of the Exchange Act, and the immediately preceding Agenda Item 9.2, required by Swiss law, provide our shareholders with a prospective and retrospective voice on executive compensation. The Swiss executive say-on-pay vote is designed as a pre-approval so that we can clarify shareholder intent and direction before the year actually begins, which we think makes sense and provides helpful certainty for our Company, our Executive Management and our shareholders.

The SEC say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. As a result, our approach to Swiss executive say-on-pay will allow shareholders to vote on executive compensation relating to the next year, while the SEC say-on-pay advisory vote provides for a look-back to the calendar year before the date of the applicable proxy statement. The SEC say-on-pay vote keeps us accountable for the way we actually use the maximum amounts approved in advance via the Swiss executive say-on-pay vote. Our Board and Compensation Committee value and will use this feedback to continually evolve our compensation programs.

Under SEC rules, this U.S. say-on-pay vote is advisory, and not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will continue to consider the outcome of this vote each year when making compensation decisions for our CEO and other NEOs. To the extent there is any significant vote against NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate the voting results and any actions necessary to address those concerns.

Shareholders should review the “Compensation Discussion & Analysis” beginning on page 66 and the executive compensation tables and related narrative disclosure in this proxy statement for information about the compensation of our NEOs. Our NEOs for 2018 are Evan G. Greenberg, Chairman, President and Chief Executive Officer; Philip V. Bancroft, Chief Financial Officer; John W. Keogh, Executive Vice Chairman and Chief Operating Officer; Paul J. Krump, President, North America Commercial and Personal Insurance; and John J. Lupica, Vice Chairman and President, North America Major Accounts and Specialty Insurance.

Our Compensation Program

The goal of our compensation program is to fairly compensate our employees and to enhance shareholder value by closely aligning our executive compensation philosophy and practices with the interests of our shareholders. Over the past several years, we have increased the percentage of long-term equity awards delivered to our NEOs in the form of performance shares. These performance shares vest only if the relative performance criteria that are linked to increased shareholder value are met or exceeded.

We compete for executive talent with property and casualty insurers, specialty insurers, and financial services companies worldwide. We believe our compensation programs are effective in attracting and retaining the highest caliber senior executives with the skills necessary to achieve our strong financial and operating performance objectives.

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Agenda Item 10

Our compensation practices are structured to:

•	pay for performance,

•	encourage business decision-making aligned with the long-term interests of the Company, and

•	support the human resource requirements of our business in all the markets, globally, in which we operate.

We continually evolve our executive compensation practices to reflect the highest global standards. Our performance-based compensation criteria include key financial performance metrics, relevant business unit performance objectives and non-quantitative objectives that support our long-term strategic plan.

We are asking our shareholders to indicate their support for our NEO compensation as described on pages 66-109 of this proxy statement, which include the “Compensation Discussion & Analysis” section and the compensation tables and related narrative disclosure.

Accordingly, we ask our shareholders to vote “FOR” the proposal at the Annual General Meeting to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion & Analysis”, compensation tables and any related material disclosed in this proxy statement.

Key features of our executive compensation practices and policies include:

•	Detailed individual and Company performance criteria;

•	Significant percentage of restricted stock grants in the form of performance-based equity awards (75% for CEO, 66% for Executive Vice Chairman and COO and 60% for other senior officers)

•	Performance-based equity awards linked to key operating metrics (tangible book value per share growth and P&C combined ratio), with TSR used only as a modifier for premium awards;

•	Three-year cliff vesting and no second-chance “look-back” vesting opportunities for performance-based equity awards (since January 2017);

•	Carefully constructed peer groups, reevaluated annually;

•	No tax reimbursements and gross-ups for U.S.-based senior management;

•	Clawback of incentive cash and equity (vested and unvested) compensation;

•	No new pledging of Chubb shares by executive officers;

•	Mandatory executive share ownership guidelines; and

•	No hedging of Chubb securities.

Voting Requirement to Approve Agenda Item

This agenda item is an advisory vote. As such, it is not binding in nature. Therefore, there is no specific approval requirement. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots.

Our Board of Directors recommends a vote “FOR” the approval of our named executive officer compensation.

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Corporate Governance

Overview

We are committed to the highest levels of ethical conduct and corporate governance standards, through our corporate values and culture. As an insurance company, we are in the business of managing risk. Our corporate governance helps us mitigate and manage risks we face as an organization by providing a framework that guides how management runs the business and how our Board provides oversight. We review and evolve corporate governance at our company regularly.

Our Board of Directors’ corporate governance policies comply with the rules of the SEC, the listing standards of the NYSE and Swiss law. Our compliance with U.S. laws includes compliance with the Sarbanes Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other statutes applicable to corporations doing business in the U.S. To balance our NYSE listing and Swiss incorporation requirements, we:

•	adhere to SEC and NYSE governance and compensation regulations and best practices, and

•	also comply with Swiss corporate laws that necessarily impose various restrictions and requirements resulting from our place of incorporation, including our implementation, through revisions to our Articles of Association and presentation of annual ballot items for our shareholders, of Swiss corporate governance and compensation requirements.

We have adopted Organizational Regulations, Corporate Governance Guidelines and Categorical Standards for Director Independence covering issues such as executive sessions of the Board of Directors, director qualification and independence standards, Board leadership, director responsibilities and procedures, director equity ownership guidelines, management evaluation and succession and

Board self- evaluations. Our Board has established committees that help with oversight of the Company and its operations, and these committees govern themselves pursuant to the Organizational Regulations and charters that are reviewed at least annually and amended as necessary.

Corporate Governance Documents

The following governance documents are available on our website in the Investor Information section at investors.chubb.com/investor-relations/corporate- governance/highlights-and-governance-documents:

• Articles of Association

• Organizational Regulations

• Corporate Governance Guidelines

• Committee Charters

• Categorical Standards for Director Independence

• Code of Conduct

• Policy on Fair Disclosure

You may also request copies of any of these documents by contacting our Investor Relations department:

Telephone — +1 (212) 827-4400; or

E-mail — investorrelations@chubb.com

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Corporate Governance — Our Corporate Governance Framework

Our Corporate Governance Framework

Board Independence

•  The Board has determined that 14 out of 15 of our current directors (and 13 out of 14 of our director nominees) are independent under NYSE regulations and our Categorical Standards for Director Independence.

•  Our CEO is the only management director.

Board Composition

•  Under Swiss law, our shareholders elect directors and determine the number of directors on the Board. Currently, our Articles of Association state there can be between 3 and 20 directors, but these boundaries may be changed by the shareholders.

•  Our Categorical Standards for Director Independence include director qualification standards, and our Nominating & Governance Committee regularly reviews Board composition and the skills, qualifications, experience and other attributes of Board members, both individually and collectively, including consideration of tenure and diversity factors.

•  Individuals may not be nominated or re-nominated to the Board after they reach 75 years of age; this prohibition may be waived from time to time as deemed advisable by the Board.

Board Committees

•  We have five Board committees—Audit, Compensation, Nominating & Governance, Risk & Finance and Executive.

•  All committees are composed entirely of independent directors, with the exception of the Executive Committee (our Chairman and CEO serves on the Executive Committee).

Leadership Structure

•  Our Chairman is CEO of our company. He interacts closely with our independent Lead Director.

•  Our Lead Director is appointed by the other independent directors. Among other duties, our Lead Director ensures an appropriate level of Board independence in deliberations and overall governance and chairs executive sessions of the independent directors to discuss certain matters without management present. These executive sessions take place at least every regular Board meeting.

•  The Lead Director has the ability to call special meetings or schedule executive sessions with the other independent Board members.

Risk Oversight

•  Our full Board and the Risk & Finance Committee are responsible for risk management oversight, with individual Board Committees responsible for overseeing certain specified risks (e.g., Audit Committee—cyber-security risk, Compensation Committee—compensation risk).

•  Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication

•  We encourage open communication and strong working relationships among the Lead Director, Chairman and other directors.

•  Our directors have access to members of management and employees, and our Lead Director and members of our Committees regularly communicate with members of management other than the CEO on a variety of topics.

•  Shareholders and other interested parties can contact our Board, Audit Committee or Lead Director by email or regular mail.

Shareholder Input

•  We conduct a robust annual shareholder outreach program to discuss trends, topics and issues of interest with shareholders and to solicit feedback. We strongly encourage shareholders to set the agenda for engagement discussions.

•  Chubb participants in meetings include relevant members of management and at times members of our Board, including our Lead Director and Compensation Committee Chair.

Accountability to Shareowners

•  Our Chairman, members of the Board of Directors and members of the Compensation Committee are each elected annually.

•  We elect our directors by majority shareholder voting. There is no plurality concept built into our shareholder voting, unless the number of nominees exceeds the maximum number of director positions as set by shareholders in our Articles of Association. This is because shareholders can determine the number of Board positions and all nominees who receive a majority of votes cast are, by law, elected to the Board.

•  The Board may not appoint directors to fill vacancies.

Succession Planning

•  The Board actively monitors our succession planning and management development; they receive regular updates on employee engagement, diversity and retention matters.

•  Chairman and CEO succession plans under various scenarios are discussed and reviewed annually.

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Corporate Governance — Governance Practices and Policies that Guide Our Actions

Governance Practices and Policies that Guide Our Actions

Our Code of Conduct

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees, which sets forth the basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with laws and regulations (including insider trading laws) and reporting illegal or unethical behavior.

Director Stock Ownership Requirements

Our Corporate Governance Guidelines specify director equity ownership requirements. Chubb compensates independent directors with restricted stock awards to help meet these requirements. Chubb requires minimum equity ownership of $600,000 for outside directors (based on stock price on date of award). Each director has until the fifth anniversary of his or her initial election to the Board of Directors to achieve this minimum. All of our outside directors who have served for at least five years satisfy Chubb’s director equity ownership requirements. Our outside directors are also subject to prohibitions on pledging and hedging Common Shares.

Executive Sessions of Directors

Our non-management directors meet for an executive session of the Board at each quarterly Board meeting. Our CEO is our only non-independent director and does not attend these sessions. Our Lead Director, Robert M. Hernandez, is the presiding director for Board executive sessions of non-management and independent directors. Executive sessions are also common for special meetings of the Board and ad hoc committees that are created from time to time to provide oversight over specific matters. Similarly, our Committees (other than the Executive Committee) generally conduct an executive session at their meetings, with only Committee members and no members of management present.

Continuing Education for Directors

We provide ongoing programs for existing directors, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts, and corporate governance and risk management. Directors are encouraged to attend these and other appropriate continuing education programs. In 2018, we sponsored sessions for our Risk &

Finance Committee members and our Audit Committee members. In addition, many of our directors attended outside director education programs.

Related Party Transactions Guidelines

We have adopted Related Party Transactions Guidelines that require our Nominating & Governance Committee or Board to review and approve or ratify certain transactions between Chubb and any related parties. For additional information, see “What is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?”.

Shareholder Outreach Program

We recognize the value in maintaining open lines of communication with our shareholders and consequently we consider our robust shareholder outreach program to be a vital governance tool.

We engage with our shareholders on a regular basis throughout the year. These engagement discussions take place both during and away from the annual meeting cycle, providing us with ample opportunity to better understand and thoughtfully consider our shareholders’ key issues and concerns. Chubb participants include relevant members of management and at times members of our Board, including our Lead Director and Compensation Committee Chair.

The primary purpose of our shareholder outreach program is to discuss and solicit feedback about corporate governance, executive compensation and other matters, including ESG topics. We also strongly encourage our participating shareholders to set the agenda for these meetings and address any trends, topics or issues that they wish to discuss with us.

Management and the Board recognize the value of taking our shareholders views into account. Feedback from our shareholders helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations.

In 2018, we requested outreach meetings with our 50 largest shareholders, representing approximately 62 percent of our outstanding Common Shares, as well as major proxy advisory firms, to discuss a variety of corporate governance topics, including executive compensation. Shareholders representing approximately 51 percent of our outstanding Common Shares responded, and those representing approximately 41 percent of our outstanding Common Shares accepted our request for engagement.

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Corporate Governance — Governance Practices and Policies that Guide Our Actions

Open Lines of Communication

The Chubb Ethics Help Line is a free, confidential service available 24 hours a day for questions or concerns about ethics or integrity at Chubb. Please visit our website for specific contact information at: investors.chubb.com/investor-relations/corporate-governance/chubb-ethics-help-line.

We have a process for shareholders, employees and other interested parties to send communications to the Board:

To contact the Board about accounting or auditing matters, you may send an e-mail to the Chair of the Audit Committee at: chmnaudit@chubb.com. The Corporate Secretary has access to this e-mail address. For other matters you may send an e-mail to: corpsecy@chubb.com. You may also contact the Lead Director, any independent director, the Chairman of the Board, or the Chair of any Board Committee by sending an e-mail to our Lead Director, Robert Hernandez, at: LeadDirector@chubb.com. The Corporate Secretary has access to this e-mail address.

If you wish to send written communications, please mail to the Board of Directors, c/o Corporate Secretary, Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. The Corporate Secretary will forward all communications to the Board to the Lead Director.

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Corporate Governance — Citizenship at Chubb

Citizenship at Chubb

Our Mission

Protecting the Present and Building
a Better Future

Good corporate citizenship lies at our core—how we practice our craft of insurance, how we work together to serve our customers, how we treat each other, and how we work to help make a better world for our communities and our planet. Citizenship is about responsibility—and we express that responsibility in a way that reflects our core values and our mission to protect the present and build a better future.

We accomplish our mission by providing the security from risk that allows people and businesses to grow and prosper. Our mission is realized by sustaining a culture that values and rewards excellence, integrity, inclusion and opportunity; by working to protect our planet and assisting less fortunate individuals and communities in achieving and sustaining productive and healthy lives; and by promoting the rule of law.

From our roots in 18th century Philadelphia, we have built Chubb to be a dynamic, forward-looking global enterprise with a commitment to responsible citizenship. We act on this promise of responsibility through a wide range of activities that include our contributions of time and money.

Underlying our mission and commitment is a strong leadership and governance structure, and in 2018 our Board’s Nominating & Governance Committee formally assumed responsibility for overseeing Chubb’s environmental, social and governance (ESG) activities and related policies. We are also active in engaging with key stakeholders (including our shareholders, employees, rating agencies, interest groups and others) on our citizenship initiatives and consider their feedback.

Set out below are just a few of the many initiatives that we are proud of and hope you find of interest. For more information, visit our website at: chubb.com/us-en/about-chubb.

Philanthropy

Chubb recognizes its responsibility to assist less fortunate individuals and communities in achieving and sustaining productive and healthy lives in geographic areas where the Company operates. The Company’s philanthropy is funded principally through the Chubb Charitable Foundation and the Chubb Rule of Law Fund.

The Chubb Charitable Foundation addresses actionable problems and contributes to helping alleviate poverty, improve the health of at-risk populations, provide access to quality education and protect the environment. In the last 10 years, the Company has contributed more than $100 million to the Foundation.

For many years, for example, the Foundation has supported the International Rescue Committee, including its efforts to help refugees get settled and establish productive lives. The Foundation has helped build schools in China and Vietnam, fund micro-finance projects in Mexico and Colombia, and serve as a major partner for Teach for America and Teach for All programs in the United States and around the globe.

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Corporate Governance — Citizenship at Chubb

Environment

Chubb recognizes the reality of climate change and the substantial impact of human activity on our planet. Our environmental activities reflect our desire to do our part as a steward of the Earth. Through our Foundation, we support important environmental projects, including the protection of biodiversity and saving land.

Since 2005, for example, the Chubb Land Legacy Fund has supported The Conservation Fund, one of America’s top environmental preservation organizations, which has protected 8 million acres of vital land and water habitats across the nation. The Chubb Charitable Foundation has supported the work of The Nature Conservancy (TNC) in the repair and protection of the unique and critically important Mesoamerican Reef along Mexico’s Yucatan Peninsula, which helps protect the local coastal infrastructure and economy against storm surge. In 2018 the Foundation made a major grant to TNC for a wetlands restoration and resilience project in Miami–Dade County designed to serve as a model to be replicated in other urban coastal areas.

Chubb has had a formal program to measure, record and reduce greenhouse gas (GHG) emissions in its own operations since 2006. From 2015 to 2018, Chubb has reduced its absolute global GHG emissions by 21%. In 2018, the Company earned a score of B on the CDP’s climate change program ranking.

Diversity and Inclusion

At Chubb, we recognize our responsibility to ensure opportunity within our own organization, where we foster a diverse and inclusive meritocracy. We can’t succeed unless we give everyone the opportunity to thrive and advance in our Company, and we hold our leaders accountable for improving the advancement of women and people of all races, nationalities and religions around the globe.

The Company’s extensive efforts in this area include mentorships, affinity groups, diversity awareness training, management development programs, and mandating diverse slates in recruiting and promotion. Examples of initiatives include the Company’s Business Roundtables and Regional Inclusion Councils, which promote dynamic networking across the business and engage hundreds of employees in constructive dialogue. Other initiatives include Chubb Start, a program that supports the continuous professional development of early career women, and Chubb Signatures, a global and regional lecture series for successful senior women, diverse men and inclusion champions to share their unique backgrounds, experiences and hard-earned lessons in business.

Chubb Rule of Law Fund

As a corporate citizen, Chubb recognizes the rule of law as the foundation of a liberal world order that the Company embraces as essential to the proper functioning of markets and the protection of personal freedoms. Through the Chubb Rule of Law Fund, a unique corporate initiative, we support projects around the world that promote the preservation and advancement of the rule of law.

Since it was founded in 2008, the Fund has supported 45 projects in 50 countries focused on improving access to justice, strengthening courts, fighting corruption and creating the conditions of security and freedom in which our customers, employees and fellow citizens can thrive.

The Chubb Rule of Law Fund is funded by the Chubb Charitable Foundation and contributions from 15 of Chubb’s partner law firms. In 2018, 10 new projects were funded. Among them were an initiative in Sri Lanka to support the legal community in its effort to encourage post-civil war reconciliation and the restoration of the rule of law; a program in Brazil to support the provision of defense counsel for indigent criminal defendants; and a project to support a pan-African network of judges and lawyers committed to the development of commercial law competence.

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Corporate Governance — The Board of Directors

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, and other consultants. They also receive and review reports and updates from management and third parties, participate in Board and committee meetings and attend relevant conferences and other educational sessions.

Board Meetings

The Board usually meets a minimum of four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2018, including two telephonic meetings. All directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member that were held during 2018.

Director Independence

The Board has determined that the following directors and nominees are independent under the listing standards of the NYSE: Michael G. Atieh, Sheila P. Burke, James I. Cash, Mary Cirillo, Michael P. Connors, John A. Edwardson, Robert M. Hernandez, Kimberly A. Ross, Theodore E. Shasta, Robert W. Scully, Eugene B. Shanks, Jr., David H. Sidwell, Olivier Steimer and James M. Zimmerman. Our independent directors constitute a substantial majority (14 out of 15) of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors.

Director Nomination Process

The Board’s Nominating & Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating & Governance Committee considers each person’s judgment, experience, independence and understanding of our business or other related industries, as well as other factors it determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

In accordance with its charter, the Nominating & Governance Committee may identify and consider director nominees from various sources. The Nominating & Governance Committee will consider shareholder recommendations for director candidates, but the Nominating & Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating & Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

Board Composition and Skills Review

Our Corporate Governance Guidelines require the Nominating & Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that serve our governance and strategic needs well.

As part of its review the Nominating & Governance Committee considers a variety of skills, qualifications and experiences criteria in evaluating collective Board composition and assessing individual directors and director candidates, some of which are noted in the table on this page.

Consideration of specific skills, qualifications and experiences of our directors does not diminish the significance of more general important factors such as professional reputation, diversity and collegiality. Directors must demonstrate the highest personal and professional integrity and commitment to ethical and moral conduct, and must respect and reflect Chubb values and culture. Directors should also be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. They also must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long term, if called upon.

Skills, Qualifications and Experiences Criteria
• Corporate Strategy • CEO Experience or Similar • Digital/Technology/IT • Financial Literacy/Accounting • Financial Services Industry • Governance/Compliance (including ESG matters)	• Government/Regulatory/ Public Policy • Insurance and Reinsurance Industry • International Business • M&A/Business Development

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Corporate Governance — The Board of Directors

The above list is not exhaustive. Our Nominating & Governance Committee may consider these criteria and other additional criteria from time to time, and may adjust the importance of certain criteria based on factors including current Board composition and evolving business, governance, regulatory and other considerations.

Our Nominating & Governance Committee regularly considers Board size, tenure and refreshment, and whether the Board has the right mix of skills, qualifications, experiences and other attributes. With Mr. Zimmerman’s retirement, our Board has proposed 14 nominees for election at the Annual General Meeting. This equals the number of directors prior to our acquisition of Chubb Corp. in January 2016. (At that time four Chubb Corp. directors joined our Board.) Our Nominating & Governance Committee will continue to assess Board composition and refreshment; however, we believe 14 directors is the appropriate size for the Board at this time.

Board Diversity

We believe that a variety of perspectives, opinions and backgrounds among the members of the Board is critical to the Board’s ability to perform its duties and various roles. We strive to maintain, and we encourage, diversity of thought among Board members, which makes the body as a whole more effective. Our Board includes ethnic, racial and religious minorities, members from multiple countries, men and women, and people from many walks of life and disciplines. The make-up and diversity of the Board has evolved, and broadened, as Chubb has grown and evolved as a company, and continued diversity is expected.

The Board of Directors is elected by our shareholders and they have the legal and structural power to determine the Board’s composition. Under our Articles of Association and Swiss law, the Board is entrusted with the ultimate direction of the Company, and is responsible for ensuring appropriate policies, procedures and leadership (including at Board level) are in place. The Nominating & Governance Committee was established in large part to focus on Board composition matters.

Our Corporate Governance Guidelines and consideration of relevant criteria help ensure that the Board, as it evolves, will have the collective skills, experience, independence and diversity to enable it to function as well as possible for the short-term and long-term. Those guidelines instill in the Nominating & Governance Committee responsibility for oversight of this objective.

Board Tenure Diversity

Independent Board leadership is important to Chubb and currently 14 of our 15 directors (and 13 of our 14 director nominees) are independent. Our Board considers director tenure in connection with its independence determination. Board tenure diversity is equally important as we seek to achieve the appropriate balance of tenure years of service.

Our more senior directors have a deep knowledge of our Company, while new directors provide fresh perspectives. Our current Board of Directors has an average tenure of 10.67 years, and seven of our current directors have joined the Board since 2014.

Board Tenure in Years

Independence

Our Corporate Governance Guidelines set a retirement age of 75 years old, after which directors may no longer be nominated or re-nominated to the Board. This guideline may be waived from time to time as deemed advisable by the Board.

Each of our directors represents shareholders as a whole rather than any particular shareholder or group of shareholders. Individual directors are required to notify the Nominating & Governance Committee’s Chair, and the Chairman of the Board, of any change in business or professional affiliations or responsibilities, including retirement, so that diversity, conflicts and other Board composition issues can be considered. The Lead Director is also involved in this evaluation process. A director is required to offer his or her resignation from the Board in the event a director leaves a full-time job or otherwise materially changes his or her full-time employed position or status for any reason (for example, by resignation, termination, reassignment, or retirement). The resignation may be accepted or not accepted, on behalf of the Board, by the Chair of the Nominating & Governance Committee after consulting with other Committee or Board members in the reasonable discretion of the Chair.

In addition, under our Corporate Governance Guidelines, a director should offer to resign if the Nominating & Governance Committee concludes that he or she no longer

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Corporate Governance — The Board of Directors

meets the Company’s requirements for service on the Board, which includes the obligation to devote the time and effort necessary to fully meet their duty of care to shareholders. We believe all our directors have demonstrated a strong commitment to service on our Board in terms of meeting attendance, substantive discussion and effective leadership.

Moreover, our Code of Conduct applies to the Board and its decisions, not just Company employees. The Code of Conduct prohibits discrimination on the basis of any characteristic protected by law, and we make all director nomination decisions and set all terms and conditions of the appointment of directors without regard to these characteristics. Chubb is committed to providing an environment in which diversity is valued, and this is particularly true with respect to the Board of Directors.

Annual Board and Committee Evaluations

Led by our Nominating & Governance Committee, our Board and its committees annually perform self-evaluations that allow for open and candid feedback on Board effectiveness, performance and process. Our evaluation process also includes biennial reviews of each of our directors by each of their peers.

Our Lead Director and each of our Committee Chairs incorporate feedback received from these evaluations to enhance Board process, collaboration and productivity, including by identifying possible topics for future meetings. In 2018, results of the Board and Committee evaluations were overwhelmingly positive.

In the self-evaluation context our Nominating & Governance Committee further considers the composition of the Board and its committees, including diversity considerations and whether the Board and each of its committees have the right mix of skill sets, experience, talent and other considerations in order to function effectively.

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Corporate Governance — Board Leadership Structure

Board Leadership Structure

Our Board’s mandate under Swiss law includes overall supervision and control of management of the Company. Though our management and employees direct and are responsible for the business operations of the Company and its divisions, and implementation of policies and strategies approved by the Board, the power of management is fundamentally delegated from the Board. Our Organizational Regulations and Corporate Governance Guidelines provide the Board with the right and flexibility to vest the responsibilities of Chairman of the Board and Chief Executive Officer in the same individual or in more than one individual, as the Board determines to be in the best interest of the Company. Our Board has determined it to be in the best interests of the Company, at this time, to vest the responsibilities of Chairman and CEO in Evan G. Greenberg because the Board believes he has the skills and experience to best perform both roles.

While Mr. Greenberg serves as Chairman, Board leadership comes also from our Lead Director, Robert M. Hernandez. Our Lead Director’s powers are significant.

Independent Lead Director—Role and Responsibilities

Our Lead Director provides independent Board leadership. Specific responsibilities include:

• Establishing the agenda (with the Chairman) for Board meetings.

• Presiding at executive sessions of the independent members of the Board, which the Lead Director may call.

• Providing a forum for independent director feedback at those executive sessions and communicating that feedback to the Chairman.

• Ensuring an appropriate level of Board independence in deliberations and overall governance.

• Working with the Nominating & Governance Committee in the Board’s performance evaluation process and the Compensation Committee in the CEO evaluation process and compensation determination, and facilitating communication between Board members and the Chairman of the Board.

• Empowerment to respond to non-audit related shareholder inquiries, monitor the Company’s mechanism for receiving and responding to shareholder communications to the Board, and oversee the timely delivery of background materials to Board members.

• Helping to assure that all Board members have the means to, and do, carry out their responsibilities in accordance with their fiduciary duties.

• Communicating regularly with our CEO on matters of significance, and with the other independent directors to help foster independent thinking.

The Board regularly reviews and discusses its composition and structure. It has specifically delegated to the Nominating & Governance Committee the duty of evaluation in this regard, and to advise the Board as it sees fit. Chubb’s Board leadership structure has evolved over time. For example, the Chairman and Chief Executive Officer roles were separate immediately before May 2007. Mr. Greenberg was promoted to President and Chief Executive Officer in 2004 and was not appointed Chairman of the Board until three years later. As Chubb and its circumstances develop in the future, the Board will continue to examine its leadership structure and will at all times conduct itself in the manner it determines to be in the best interests of the Company and its shareholders. We expect that the Company will always have either an independent lead director or a non-executive chairman.

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Corporate Governance — The Committees of the Board

The Committees of the Board

The Board of Directors has five committees: Audit, Compensation, Nominating & Governance, Risk & Finance and Executive. The principal role, independence standards and meetings held during 2018 are outlined below. For more information on committee members, see our Board of Director profiles beginning on page 23.

Committee	Role & Responsibilities	Independence	Meetings Held 2018

Audit Committee Chair: Robert W. Scully Members: James I. Cash Kimberly A. Ross Theodore E. Shasta David H. Sidwell

The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, our system of internal controls, cyber-security matters, and our audit process.

The Committee’s oversight includes the performance of our internal auditors and the performance, qualification and independence of our independent registered public accounting firm.

If a member of our Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board is required to determine and disclose whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee.

All members are independent directors as defined by the independence standards of the NYSE and as applied by the Board; each member meets the financial literacy requirements, per NYSE listing standards

All members are audit committee financial experts as defined under Item 407(d) of Regulation S-K

Thirteen meetings (nine of which were telephonic) and one in-depth session covering various matters further described in the Audit Committee Report beginning on page 110

Compensation Committee Chair: Michael P. Connors Members: Mary Cirillo Robert M. Hernandez James M. Zimmerman

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of employees. It evaluates the performance of the CEO and other NEOs based on corporate and personal goals and objectives. Based on this evaluation, it sets the CEO’s compensation level, both as a committee and together with the other independent directors, and approves NEO compensation.

The Compensation Committee also works with the Nominating & Governance Committee and the CEO on succession planning and periodically consults with the Risk & Finance Committee on matters related to executive compensation and risk.

For more information about how the Compensation Committee determines executive compensation, see the “Compensation Discussion & Analysis” section of this proxy statement.

		All members are independent directors as defined by the independence standards of the NYSE and as applied by the Board	Four meetings and several in-depth sessions covering various matters

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Corporate Governance — The Committees of the Board

Committee	Role & Responsibilities	Independence	Meetings Held 2018

Nominating & Governance Committee Chair: Mary Cirillo Members: Michael P. Connors Robert M. Hernandez James M. Zimmerman

The responsibilities of the Nominating & Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines.

The Committee also has the responsibility to review and make recommendations to the full Board regarding director compensation, examine and approve the Board’s committee structure and committee assignments, and advise the Board on matters of organizational and corporate governance, including ESG.

In addition to general corporate governance matters, the Nominating & Governance Committee approves the Board calendar and assists the Board and the Board committees in their self-evaluations.

		All members are independent directors as defined by the independence standards of the NYSE and as applied by the Board	Four meetings

Risk & Finance Committee Chair: Olivier Steimer Members: Michael G. Atieh Sheila P. Burke John A. Edwardson Eugene B. Shanks, Jr.

The Risk & Finance Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management, capital structure, financing arrangements and investments.

For more information on the Risk & Finance Committee’s role, see “Board Oversight of Risk and Risk Management” below.

		All members are independent directors as defined by the independence standards of the NYSE and as applied by the Board	Four meetings and one in-depth session covering various matters

Our Board also has an Executive Committee, comprised of the Chairman of the Board (as Chair) and each of our other committee chairs (as members). The Executive Committee did not meet in 2018 and has not met since 2011. Its primary focus is to act for the full Board when it is not practical to convene a meeting of the full Board. The Executive Committee is authorized to exercise all the powers and authorities of the Board, except as expressly limited by applicable law or regulation, stock exchange rule, our Articles of Association or our Organizational Regulations, and except for matters expressly reserved for another committee.

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Corporate Governance — Board Oversight of Our Independent Advisors

Board Oversight of Our Independent Advisors

Independent Auditors

Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors.

Our Audit Committee evaluates the qualification, performance and independence of our independent auditors. As part of this evaluation, rotation of our independent auditors is periodically considered. If required by applicable law or regulation relating to auditor rotation or otherwise, or if the Audit Committee otherwise determines it is necessary, it will initiate and stay actively involved in the process to select and replace the independent auditors. In addition, in connection with regular mandated rotation of audit partners, the Audit Committee is directly involved in the selection of the lead audit partner.

In determining whether to re-appoint the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with the firm, the firm’s global capabilities and depth of understanding of our businesses, an assessment of the professional qualifications and past performance of the lead audit partner and their global audit team, and the appropriateness of fees for audit and non-audit services.

Compensation Consultants

Our Compensation Committee has the authority to retain advisors and must assess the independence of any advisor so retained. Our Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such compensation advisor. During 2018, our Compensation Committee retained Pay Governance as its independent compensation consultant. Pay Governance did not perform any other work for the Company in 2018 other than advising our Compensation Committee and, with respect to director compensation, our Nominating & Governance Committee.

Search Firm Consultants

Our Nominating & Governance Committee from time to time retains a search firm to identify and evaluate potential director candidates, and has the authority to approve the firm’s fees and other retention terms. Our Nominating & Governance Committee may also retain other advisors.

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Corporate Governance — Board Oversight of Risk and Risk Management

Board Oversight of Risk and Risk Management

As part of its oversight of the Company and its business activities, the Board takes very seriously its role in risk management. The Risk & Finance Committee is composed entirely of directors who are independent of the Company and its management according to our Categorical Standards for Director Independence.

Under Swiss law, the Board of Directors has ultimate responsibility for management and direction of the Company. The Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight whenever it determines it needs to do so and will involve itself in particular risk areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

Risk & Finance Committee Role

The goal of the Risk & Finance Committee is to assure that the Company’s risk management process identifies and assesses relevant risks, has a reasonable and sound set of policies for setting parameters on risk, and, for specific material risks, has prepared itself to avoid or to mitigate outcomes that threaten the viability of the Company.

The Risk & Finance Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management, capital structure, financing arrangements and investments. This includes:

•	evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information,

•	oversight of policy decisions about risk aggregation and minimization, including credit risk,

•	assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks,

•	oversight of the capital structure and financing arrangements in support of the Company’s plans and consistent with its risk tolerances, and

•	oversight of management’s investment of the Company’s investible assets, including to give input on strategies and monitor overall conditions and developments with respect to these assets and, again, make certain they are consistent with the Company’s risk tolerances.

The Risk & Finance Committee meets regularly with Company management, including the Chief Risk Officer and Chief Digital Officer, Chief Investment Officer, Treasurer and others, in fulfillment of its responsibilities. The Chief Risk Officer and Chief Digital Officer reports to both the Risk & Finance Committee and the Chief Executive Officer of the Company. The Risk & Finance Committee also conducts joint meetings, such as with the Audit Committee.

Cyber-Security Risk Oversight. Notwithstanding the foregoing, the Audit Committee is tasked with oversight of cyber-security matters, about which the Audit Committee periodically reports to the Board and consults with the Risk & Finance Committee. For more information, see “Audit Committee Report” in this proxy statement.

Compensation Risk. For information about compensation risks, see “The Relationship of Compensation to Risk” in the Compensation Discussion & Analysis section.

What Is Our Related Party Transactions Approval Policy And What Procedures Do We Use To Implement It?

The Board of Directors has adopted Related Party Transactions Guidelines. For the purposes of our Related Party Transactions Guidelines, a related party is any person who is:

•	a director, nominee for director or executive officer of the Company,

•	a beneficial owner of more than five percent of the Company’s outstanding Common Shares at the time the transaction occurred or existed, and

•	any immediate family member of any of the foregoing.

Related Party Transactions

The Board of Directors has adopted Related Party Transactions Guidelines requiring approval or ratification of transactions in which (a) the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year, (b) the Company was, is or will be a participant and (c) any related party had, has or will have a direct or indirect material interest. Subject to certain exceptions, all related party transactions subject to the guidelines must be approved or ratified by the Nominating & Governance

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Corporate Governance — What Is Our Related Party Transactions Approval Policy And What Procedures Do We Use To Implement It?

Committee. The Board or the Nominating & Governance Committee may determine from time to time that the authority to review and approve or ratify certain related party transactions should instead reside with the full Board.

The Company recognizes that there are types of transactions involving a related party that are appropriate and may be in, or may not be inconsistent with, the best interests of the Company, and that do not create or involve a direct or indirect material interest for the related party. Accordingly, our Related Party Transactions Guidelines deem as pre-approved:

•	Transactions involving our sale of insurance or reinsurance in the ordinary course of business on terms that are generally available to similarly situated parties that are not related to us, and payments or settlements of claims on such policies in the ordinary course of business on commercially reasonable terms,

•	Compensation of executive officers or directors that is reported in the compensation tables or other disclosures in our proxy statement,

•	Compensation of a type that would be reported if the related party were named in the proxy statement, provided the Compensation Committee has approved such compensation,

•	Payment or reimbursement of a director’s or employee’s expenses incurred in performing such person’s Company-related responsibilities,

•	Any transaction in which the related party’s interest arises solely from ownership of securities issued by the Company and all holders of such securities receive the same benefits pro rata as the related party,

•	Contributions to the Company’s political action committee by a related party,

•	Payments passed through a related party or affiliate of a related party but not from or for such related party or affiliate’s account, and

•	Transactions in which the related party’s interest arises only from (i) (1) such person’s position as a director of an entity, (2) the direct or indirect ownership by such person and all immediate family members of such person, in the aggregate, of less than a 10 percent equity interest in an entity (other than a partnership) or (3) both such position and ownership; or (ii) such person’s position as a limited partner in a partnership in which the person and all immediate family members of such person have an equity interest of less than 10 percent.

There is a financial limit condition to the Nominating & Governance Committee determination of pre-approval status for the transactions or payments listed in the first bullet above. If transactions involve payments to an entity for which a director is an employee or general partner or a director’s immediate family member is an executive officer or general partner totaling the greater of $1 million or 2 percent of that entity’s annual consolidated gross revenue, then they will not be considered pre-approved and will subject to the review procedures of the guidelines.

Not-for-Profit Organizations

Our Related Party Transactions Guidelines require the Nominating & Governance Committee to review, approve or ratify, and determine that no conflict of interest exists regarding, financial contributions greater than $50,000 in the aggregate per fiscal year by the Company (or its charitable foundations) to not-for-profit organizations for which a director, nominee or an executive officer or an immediate family member of any of the foregoing serves as a director, trustee or senior officer.

How Do We Monitor Related Party Transactions?

We have established procedures to monitor related party transactions so that we can submit them to the Nominating & Governance Committee or the Board of Directors under our Related Party Transactions Guidelines. For example, we have compiled a list of relevant persons and entities, which we update on a regular basis, and search various databases to identify payments to or from these persons or entities. Our directors, nominees for director and executive officers are also periodically required to report related party transactions of which they are aware to the Chief Compliance Officer, including transactions in which an immediate family member or entity associated with such family member has an interest. We also circulate directors’ and officers’ questionnaires that inquire about, among other things, related parties and related party transactions.

Our Code of Conduct addresses procedures to follow with respect to matters that raise potential conflicts, including a requirement that our employees, officers and directors report potential conflicts as part of their annual Code of Conduct affirmation statement. In addition, we poll key officers to determine whether they are aware of any transactions that may be subject to our Related Party Transactions Guidelines.

What Related Party Transactions Do We Have?

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, with whom we conduct business in the ordinary course on an arms-length basis, become beneficial owners (through aggregation of holdings of their affiliates and/or on behalf of other beneficial owners for whom they act as investment advisor or investment manager) of five percent or more of a class of voting securities of the Company and, as a result, are considered a related party under our Related Party Transactions Guidelines.

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Corporate Governance — What Related Party Transactions Do We Have?

We engaged in the transactions described below with shareholders who owned more than five percent of our Common Shares at the time of the transaction and with other related parties, and we may transact such business during 2019.

Some of our related party transactions include related parties or entities that have purchased from us, or sold to us, insurance or reinsurance. We believe the terms of these transactions were no more favorable to either them or us than the terms made available to unrelated counterparties. As such, they may receive or make claim payments on such policies in the ordinary course of business.

Wellington Management Company LLP provided investment management services to some of our subsidiaries, as well as the Chubb Charitable Foundation, in 2018, for which we paid Wellington approximately $10 million. Wellington managed approximately 17 percent of our investment assets during 2018.

BlackRock Inc. entities provided investment management services to some of our subsidiaries in 2018, managing approximately 22 percent of our investment assets and, additionally, approximately $921 million of investment assets for our legacy United Kingdom defined benefit and defined contribution programs. We paid BlackRock approximately $17 million for these services in 2018.

BlackRock affiliates also provide investment management services for certain assets within one of our United Kingdom pension plans, and receive fees to the extent participants in the plan choose to invest in BlackRock funds (which are offered among other investment options through the plan). During 2018, participants in the plan paid approximately $644,000 in management fees to BlackRock. In addition, we include BlackRock funds as among the investment options that may be selected by our clients with respect to their separate accounts with us. We understand that BlackRock funds may pay investment management fees to BlackRock, Inc. and/or its affiliates for their services to the funds.

In 2015, our subsidiary Chubb Tempest Reinsurance Ltd. and an affiliate of BlackRock partially funded ABR Reinsurance Capital Holdings, Inc. (or ABR), a Bermuda reinsurance holding company. Both Chubb Tempest Reinsurance Ltd. and the BlackRock affiliate invested in common shares of ABR in a private placement. ABR reimbursed Chubb and BlackRock for certain expenses incurred by each of them for the formation of ABR and its reinsurance subsidiary. In addition, Chubb and BlackRock established contractual relationships with ABR (Chubb in connection with reinsurance and reinsurance operations, and BlackRock in connection with asset management), and entered into a fee-sharing arrangement with each other to equally share certain fees payable by ABR pursuant to these contracts. We paid BlackRock $1.16 million pursuant to the fee-sharing arrangement in 2018.

Mr. Hernandez, our Lead Director, is a trustee of certain BlackRock Open End Mutual Funds advised by BlackRock Advisors, LLC. He is not an executive officer of BlackRock

Advisors, LLC or its ultimate parent, BlackRock, Inc., a publicly held company.

Fidelity Management & Research Company (FMR) funds are included among the investment options that may be selected by our clients with respect to their separate accounts with us. We understand that FMR funds may pay investment management fees to FMR and its affiliates for their services to the funds. Our outside investment managers also include FMR funds in some of our subsidiaries’ investment portfolios (with fees to FMR deducted from returns). In addition, we may invest from time to time in money market and other mutual funds managed by FMR or its affiliates.

FMR and its affiliates provide investment management services to Chubb Corp. benefit plans, including managing certain mutual funds offered to participants in Chubb Corp.’s legacy non-qualified deferred compensation plans and managing certain investment vehicles in which the Chubb Corp. pension plan has invested. Some of the associated fees are borne by the participants in these plans. We paid an affiliate of FMR approximately $982,000 for these services in 2018.

An affiliate of FMR also provides administrative and recordkeeping services for our equity compensation plans and employee stock purchase plan. We paid approximately $475,000 for these services in 2018.

According to a Schedule 13G/A filed on February 13, 2019, FMR LLC reported that it beneficially owned less than five percent of our Common Shares as of December 31, 2018.

The Vanguard Group (Vanguard) manages a mutual fund offered to participants in a Chubb Corp. legacy non-qualified deferred compensation plan. The associated fees are borne by the participants in the plan.

Aquiline Capital Partners LLC manages three private investment funds in which Company affiliates invest, and its Chief Executive is Jeffrey Greenberg, the brother of our Chairman and CEO, Evan Greenberg. In 2018, we invested approximately $1.5 million and received approximately $7.2 million in distributions from Aquiline Financial Services Fund II L.P., a private investment fund managed by Aquiline Capital Partners LLC. Our total commitment to this fund is $50 million. In 2018, we invested approximately $8.3 million and received approximately $17.4 million in distributions from a successor fund, named Aquiline Financial Services Fund III L.P., with the same management. Our total commitment to this fund is $50 million. We also received approximately $36,000 in distributions in 2018 relating to a co-investment transaction involving this fund. Also in 2018 we invested approximately $5.2 million in Aquiline Technology Growth Fund L.P., a fund with the same management, and our total commitment to this fund is $25 million.

The Chubb Charitable Foundation—Bermuda, which we refer to as the Chubb Foundation, is an unconsolidated not-for-profit organization established to strengthen the

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Corporate Governance — What Related Party Transactions Do We Have?

community by using its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organizations that are specifically focused on clearly defined needs and problems. The four trustees of the Chubb Foundation are current employees of the Company. We annually make contributions to the Chubb Foundation for them to fund charitable causes in Bermuda. At December 31, 2018, the Company maintained a non-interest bearing demand note receivable of $20.2 million from the Chubb Foundation. The Chubb Foundation has used the related proceeds to finance investments in Bermuda real estate, some of which have been rented to Company employees at rates established by independent professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the Chubb Foundation, which is to become a self-funding institution. The real estate assets assist the Chubb Foundation in its endeavors to meet this goal by producing annual cash income that supports the Chubb Foundation’s charitable objectives.

Starr Indemnity & Liability Company and its affiliates (collectively, Starr) have entered into agency, claims services, underwriting services and reinsurance agreements with some of our subsidiaries. Chubb’s insurance companies around the world sell insurance through a variety of distribution channels, the most significant of which are relationships with brokers and agents. The Chairman of Starr is Maurice Greenberg, the father of our Chairman and CEO, Evan Greenberg. A number of our agreements with Starr pre-dated our acquisition of Chubb Corp. in January 2016. As a result of the acquisition, we obtained Chubb Corp.’s pre-existing business, which included agency agreements and agreements in which Chubb Corp. was both a cedant to Starr and a reinsurer of Starr.

Under our agency agreements with Starr, we secure the ability to sell our insurance policies through Starr, and it provides us business (in exchange for a commission) as one of our non-exclusive agents for writing policies, contracts, binders or agreements of insurance or reinsurance classified as property, workers’ compensation, boiler and machinery, inland property and/or inland marine risks. C.V. Starr & Co., of which Maurice Greenberg is the Chairman and CEO, is the ultimate parent company of Starr and has guaranteed some of Starr’s obligations under the agency agreements. Under an agency agreement in which we secure the ability to sell our workers’ compensation policies to the aviation industry through Starr as one of our agents, Starr adjusts the claims under these policies and we cede 100 percent of the risks written by Starr to one of Starr’s insurance companies. Under another agency agreement we secure the ability to sell our property, boiler and machinery, and inland property insurance policies for specified industries through Starr as one of our agents, and these risks are then pooled with other companies for whom Starr underwrites such risks under one or more reinsurance arrangements. Under another agency agreement in which we secure the ability to sell our property and inland marine risks, including construction, to the energy industry through Starr as one of our agents, Starr adjusts the claims under these policies as well and works with us to arrange for third party reinsurance covering such program.

The business through Starr applies to risks attaching in the United States of America or Canada and worldwide risks for entities domiciled, having their principal places of business in or conducting a substantial portion of their business in the United States or Canada. It includes both direct Starr business and Starr business we assume from third party reinsurers. In 2018, we generated approximately $411 million in gross written premiums through the agency, claims services and underwriting services agreements with Starr and third party assumptions. We paid Starr a total of approximately $84 million in commissions for direct Starr business.

We cede a portion of the premiums generated through the Starr agency relationship to Starr as part of our reinsurance program. In 2018, we ceded approximately $188 million in premiums written to Starr, and collected ceding commissions of approximately $42 million.

For certain of our agency agreements with Starr we have also entered into a profit-sharing arrangement based on loss ratios in connection with the program if Starr writes a minimum of $20 million of net written premiums of program business per annum. Profit share amounts are payable on June 30 of each year. The profit share amount we will pay in any year will depend on how much program business Starr underwrites on our behalf and the calculation of the profit share amount. No profit share has been payable yet under this arrangement. Another agency agreement contains a profit-sharing arrangement based on the earned premiums for the business underwritten by Starr (excluding workers’ compensation) and the reinsurance recoveries associated with excess of loss reinsurance agreements placed by Starr for the business underwritten. No profit share commission under this arrangement has been payable yet.

In addition, pursuant to a mutual service agreement, Chubb retained one of Starr’s subsidiaries as a consultant and subcontractor to provide technical services in connection with certain insurance products marketed by Chubb. We paid approximately $71,200 to Starr in 2018 for such services in the United States and Canada. Starr affiliates also provide Chubb with corporate insurance coverage for which we paid Starr approximately $230,000 in premiums in 2018.

We have entered into these contracts because we judge them to be good for our business, and our Board has determined the relationship to be beneficial to Chubb. Our Nominating & Governance Committee and Board of Directors reviewed and approved our arrangements with Starr, and receive regular updates on this relationship. Our CEO is not involved in negotiating the terms of these agreements.

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Corporate Governance — What Related Party Transactions Do We Have?

Other related party transactions

A Company subsidiary employs a brother of John Lupica (a named executive officer of the Company) as a divisional president. Mr. Lupica’s brother was hired in 2000 and was not hired by, and does not report directly to, Mr. Lupica. His compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. He received salary and incentive compensation valued in the aggregate at approximately $1,470,000 for 2018. In addition, a Company subsidiary employs a sister of Mr. Lupica at its conference facility; for 2018, she received compensation of approximately $144,400.

Did Our Officers And Directors Comply With Section 16(a) Beneficial Ownership Reporting In 2018?

Certain officers, including our executive officers, and the directors of the Company are subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 (the Exchange Act). We believe that all our directors and Section 16 reporting officers complied on a timely basis with filing requirements arising during 2018 under Section 16(a) of the Exchange Act, except that as a result of inadvertent administrative error, (i) Paul J. Krump filed two late reports on Form 4, one reporting the vesting of restricted stock units and related acquisition of Common Shares that should have been included in a prior Form 4 that had been timely filed, and the other reporting five indirect purchases of Common Shares and two indirect sales of Common Shares through managed accounts in family trusts that had not been previously reported; (ii) Joseph F. Wayland filed one late report on Form 4 reporting a grant of restricted stock awards; and (iii) John W. Keogh filed one late report on Form 4 reporting an indirect purchase of Common Shares through a managed account in a family trust that had not been previously reported.

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Director Compensation

Board of Directors’ Role and Compensation

Chubb’s Board of Directors represents shareholder interests through overall management of the Company and its operations. The Board reviews and approves the Company’s strategy and supports disciplined execution of these goals, contributing significantly to Chubb’s continued growth and outstanding short-term and long-term financial performance.

Board members, with the exception of the Chairman and CEO, are not employees of the Company and receive fixed compensation for their role as directors, committee members and committee chairs. Board member compensation is not tied to the achievement of specific corporate results or performance targets. Instead, the amounts paid are based on the market for board membership of our competitors and other insurance and similarly-sized companies. The Board does not have absolute discretion with respect to its own compensation. Each year shareholders are asked to approve maximum aggregate Board compensation and our Board explains its intended use. See Agenda Item 9.1 for more information.

Elements of Director Compensation

Pay Component	2018 Compensation

Standard Compensation Per year of service from May annual general meeting to the next May annual general meeting	$290,000 — $170,000 in restricted stock awards based on the fair market value of the Company’s Common Shares at the date of award — $120,000 in cash, paid quarterly

Committee Chair Retainers	Audit Committee $35,000 Compensation Committee $25,000 Nominating & Governance Committee $20,000 Risk & Finance Committee $20,000 Paid in quarterly installments

Lead Director Annual Retainer	$50,000 Paid in quarterly installments

Additional Board Meeting Fees	No fees were paid in 2018 for attendance at regular or special Board or Committee meetings.

Directors may elect to receive all of their compensation, other than compensation for special meetings, in the form of restricted stock awards issued on an annual basis.

Restricted stock will be awarded at beginning of the plan year (i.e., the date of the Annual General Meeting) and become non-forfeitable at end of the plan year, provided that the grantee has remained a Chubb director continuously during that plan year.

We discontinued the practice of granting deferred restricted stock units to directors in 2009. We continue to credit dividend equivalents to outstanding deferred restricted stock units (including deferred market value units held by certain former Chubb Corp. directors), which were awarded to directors in prior years, as additional stock units at such time as cash dividends are paid to holders of our Common Shares, based on the closing price of our Common Shares on the date dividends are paid. These amounts are reflected for certain of our directors in the “All Other Compensation” column and footnote 2 of the Director Compensation Table. These amounts are included in total director compensation as calculated for SEC purposes, but relate to awards that were granted many years ago.

In addition to the compensation described above, we have a matching contribution program for directors pursuant to which we will match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $20,000 per year.

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Director Compensation — Board of Directors’ Role and Compensation

In February 2019 the Nominating & Governance Committee retained Pay Governance to provide a survey and analysis of director compensation. The Committee considered the Pay Governance survey and analysis, and recommended to the Board, and the Board approved, changes to the Outside Directors Compensation Parameters effective as of the date of the Annual General Meeting. The changes were based on, among other things, a comparison of our compensation structure to that of our competitors and other insurance and similarly-sized companies, and that total director compensation was below the median of such companies. As a result the cash retainer was increased from $120,000 to $125,000 and the equity retainer was increased from $170,000 to $180,000. No other changes were made with respect to any other element of director compensation.

Director Stock Ownership Requirements

Our Corporate Governance Guidelines specify director equity ownership requirements to further align their interests with our shareholders. Chubb awards independent directors restricted stock awards as part of their standard compensation. The Company requires minimum equity ownership of $600,000 for outside directors (based on stock price on date of award). Each Director has until the fifth anniversary of his or her initial election to the Board of Directors to achieve this minimum. Deferred restricted stock units (which we no longer grant) and restricted stock, whether or not vested, are counted toward achieving this minimum. Stock options are not counted towards achieving this minimum. All of our independent directors who have served for at least five years satisfy Chubb’s director equity ownership requirements.

Once a Director has achieved the $600,000 minimum equity ownership, this requirement remains satisfied going forward as long as he or she retains the number of shares valued at $600,000 based on the NYSE closing price for the Company’s Common Shares as of the date such minimum threshold is initially met. Any vested shares held by a Director in excess of the minimum share equivalent may be sold at the Director’s discretion after consultation with our General Counsel. Directors are not permitted to pledge or hedge Common Shares.

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Director Compensation — 2018 Director Compensation

2018 Director Compensation

The following table sets forth information concerning director compensation paid or, in the case of restricted stock awards, earned during 2018.

Name	Fees Earned or Paid in Cash	Stock Awards[1]	All Other Compensation[2]	Total

Michael G. Atieh	$128,750	$170,000	$118,153	$416,903

Sheila P. Burke	$120,000	$170,000	$34,246	$324,246

James I. Cash	$120,000	$170,000	$29,280	$319,280

Mary Cirillo[3]	—	$310,000	$60,870	$370,870

Michael P. Connors	$145,000	$170,000	$1,000	$316,000

John A. Edwardson[4]	—	$290,000	$20,000	$310,000

Robert M. Hernandez	$170,000	$170,000	$91,872	$431,872

Leo F. Mullin[5]	$30,000	$63,750	$36,019	$129,769

Kimberly A. Ross	$90,000	$215,000	$1,000	$306,000

Robert W. Scully[6]	—	$311,875	$20,000	$331,875

Eugene B. Shanks, Jr.	$120,000	$170,000	$20,000	$310,000

Theodore E. Shasta	$120,000	$170,000	$20,000	$310,000

David H. Sidwell	$120,000	$170,000	$20,000	$310,000

Olivier Steimer	$140,000	$170,000	$29,901	$339,901

James M. Zimmerman	$120,000	$170,000	$20,000	$310,000

1

This column reflects restricted stock awards earned during 2018. Restricted stock awards were granted on the date of the 2018 and 2017 annual general meetings, respectively, and vest on the date of the subsequent year annual general meeting. The grant date fair value of the restricted stock awards for 2018 are based on the Common Share value of $134.45 and amount to $169,945 for each director. This amount does not include Common Shares received in lieu of cash for annual retainer or committee retainer fees earned, which are described in footnotes three, four and six to this table.

2

Beginning in 2009, we stopped using deferred restricted stock units to compensate our directors. However, certain of our longer-serving directors continue to receive dividends from deferred restricted stock units issued before 2009. When we pay dividends on our deferred restricted stock units, we issue stock units equivalent in value to the dividend payments that they would have received if they held stock. The fair value of the dividend payment on deferred restricted stock units for each director is as follows: Mr. Atieh ($98,153), Ms. Cirillo ($40,870), Mr. Hernandez ($71,720), Mr. Mullin ($16,019), and Mr. Steimer ($9,901). The number of vested stock units and associated dividend payment accruals that each director held at December 31, 2018 was: Mr. Atieh (34,547), Ms. Cirillo (14,385), Mr. Hernandez (25,244), and Mr. Steimer (3,485). Prior to the Chubb Corp. acquisition, Ms. Burke and Dr. Cash received deferred market value units from Chubb Corp. Each unit has the equivalent value of one share of our common stock. These units are credited with market value units equivalent in value to the dividend payments they would have received if they held stock. The fair value of the dividend payment on deferred market value units is as follows: Ms. Burke ($29,246) and Dr. Cash ($9,280). The number of vested market value units at December 31, 2018 was: Ms. Burke (10,293) and Dr. Cash (3,266).

Other annual compensation also includes matching contributions made under our matching contribution program for directors (pursuant to which we match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum amount, which was $20,000 per year in 2018), personal use of Company aircraft and travel permitted under our spousal travel policy.

3

Included in Ms. Cirillo’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $120,000 for which she received 893 restricted stock awards and a committee chair retainer of $20,000 for which she received 149 restricted stock awards.

4	Included in Mr. Edwardson’s stock awards is an annual retainer fee of $120,000 for which the director received 893 restricted stock awards, rather than cash, at the election of the director.
5	Mr. Mullin retired from our Board upon the expiration of his term at the May 2018 annual general meeting.
6

Included in Mr. Scully’s stock awards are the following amounts which were paid in stock, rather than cash, at the election of the director: an annual retainer fee of $120,000 for which he received 893 restricted stock awards and a committee chair retainer of $35,000 for which he received 260 restricted stock awards.

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Information About Our

Share Ownership

How Many Shares Do Our Directors, Nominees and

SEC Executive Officers Own?

The following table sets forth information, as of March 25, 2019, with respect to the beneficial ownership of Common Shares by our NEOs, by each of our directors and by all our directors and SEC executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares listed in the Common Shares Beneficially Owned column. The Common Shares listed for each director and each NEO, and for all directors and SEC executive officers as a group, constitute less than one percent of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Shares Subject to Options[1]	Restricted Common Shares[2]

Evan G. Greenberg3 4 8 9	1,062,105	938,998	222,090

Philip V. Bancroft[4] 8 9	214,947	79,781	39,581

John W. Keogh3 8	131,712	183,149	95,371

Paul J. Krump8 9 10	74,224	17,001	33,636

John J. Lupica[3] [8]	107,394	141,065	65,611

Michael G. Atieh3 5 6	19,067	—	1,264

Sheila P. Burke11 12	2,079	—	1,264

James I. Cash11 12	1,881	—	1,264

Mary Cirillo[6]	20,338	—	2,306

Michael P. Connors	11,114	—	1,264

John A. Edwardson	6,827	—	2,157

Robert M. Hernandez5 6	73,373	—	1,264

Kimberly A. Ross	6,859	—	1,264

Robert W. Scully[7]	27,052	—	2,417

Eugene B. Shanks, Jr.	8,204	—	1,264

Theodore E. Shasta	10,191	—	1,264

David H. Sidwell	7,985	—	1,264

Olivier Steimer[6]	15,320	—	1,264

James M. Zimmerman[12]	5,152	—	1,264

All directors and SEC executive officers as a group (23 individuals)	2,144,688	1,669,749	608,722

1	Represents Common Shares that the individual has the right to acquire within 60 days of March 25, 2019 through option exercises.
2	Represents Common Shares with respect to which the individual has the power to vote (but not to dispose of).
3

Messrs. Atieh, Greenberg, Keogh and Lupica share with other persons the power to vote and/or dispose of 341 shares, 97,528 shares, 2,702 shares and 35,700 shares, respectively, of the Common Shares listed. Of the Common Shares listed as held by all directors and executive officers as a group (including those in the immediately preceding sentence), the power to vote and/or dispose of 139,606 Common Shares is shared with other persons.

4

Mr. Greenberg has pledged 240,000 of the Common Shares beneficially owned by him and Mr. Bancroft has pledged 41,000 of the Common Shares beneficially owned by him. In each case, such pledging is consistent with the share pledging policy adopted by the Company under which, effective January 2017, new pledging of any Chubb shares by executive officers and directors is prohibited.

5

Included in these amounts are Common Shares that will be issued to the director immediately upon his or her termination from the Board. These Common Shares relate to vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of such Common Shares at March 25, 2019 included in the above table for each director is as follows: Mr. Atieh (14,788) and Mr. Hernandez (10,967).

6

Not included in these amounts are Common Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Common Shares relate to deferred restricted stock units granted as directors compensation and associated dividend reinvestment accruals. The number of such Common Shares at March 25, 2019 not included in the above table for each director is as follows: Mr. Atieh (19,953), Ms. Cirillo (14,466), Mr. Hernandez (14,358), and Mr. Steimer (3,504).

7	Includes 2,775 shares held by Mr. Scully’s daughter, of which Mr. Scully disclaims beneficial ownership.
8

Not included in these amounts are Restricted Common Shares representing a premium performance award with respect to the performance restricted stock awards granted in 2015, 2016, 2017, 2018 and 2019. Such Restricted Common Shares will vest on the fourth anniversary for the 2015 to 2016 awards and on the third anniversary for the 2017, 2018 and 2019 awards, subject to the satisfaction of certain service and performance based criteria. Shares will not be entitled to vote until vested. Dividends will be accumulated and distributed only when, and to the extent, that the shares have vested. The number of such Restricted Common Shares at March 25, 2019 not included in the above table for each NEO is as follows: Mr. Greenberg (242,458), Mr. Bancroft (38,113), Mr. Keogh (81,111), Mr. Krump (25,880) and Mr. Lupica (54,960).

9

Not included in these amounts are Restricted Stock Unit (RSU) awards granted in 2016, 2017, 2018 and 2019 for Mr. Greenberg and in 2018 and 2019 for Messrs. Bancroft and Krump. Such RSUs will vest evenly over four years. RSUs will not be entitled to vote until vested. Upon vesting, one Common Share will be delivered for each vested RSU. The number of such RSUs at March 25, 2019 not included in the above table for each NEO is as follows: Mr. Greenberg (41,452), Mr. Bancroft (6,647) and Mr. Krump (8,870).

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Information About Our Share Ownership — How Many Shares Do Our Directors, Nominees And SEC Executive Officers Own?

10	Not included are 9,685 fully vested Deferred Stock Units, but will not be payable, unless further deferred, until 6 months after separation from service.
11

Not included in these amounts are fully vested Market Value Units payable in Common Shares that will be paid out 3 months after separation from service, unless further deferred by the director. The number of such Common Shares at March 25, 2019 for each director is as follows: Ms. Burke (10,351) and Dr. Cash (3,284).

12

Not included in these amounts are fully vested Deferred Stock Units, but will not be payable, unless further deferred by the participant, until the 90th day after the earliest to occur of the directors (i) death, (ii) disability, or (iii) separation from service. The number of such Common Shares at March 25, 2019 for each director is as follows: Ms. Burke (28,837), Dr. Cash (16,051) and Mr. Zimmerman (17,078).

Which Shareholders Own More Than Five Percent Of Our Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Common Shares as of December 31, 2018.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group[1]	38,234,960	8.29%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

Wellington Management Group LLP[2]	31,405,197	6.82%
280 Congress Street Boston, Massachusetts 02210

BlackRock Inc.[3]	31,252,910	6.80%
55 East 52nd Street New York, New York 10055

1

Based on a Schedule 13G/A filed by The Vanguard Group on February 11, 2019. The Vanguard Group, together with certain of its wholly-owned subsidiaries acting as investment managers, may be deemed to have had beneficial ownership of 38,234,960 shares of common stock. The Vanguard Group had shared voting power over 122,221 shares, sole voting power over 534,030 shares, sole dispositive power over 37,586,500 shares, and shared dispositive power over 648,460 shares.

2

Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 12, 2019. Wellington Management may be deemed to have had beneficial ownership of 31,405,197 shares of common stock that are owned by investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management had shared voting authority over 8,938,401 shares and shared dispositive power over 31,405,197 shares.

3

Based on a Schedule 13G/A filed by BlackRock Inc. on February 4, 2019. BlackRock, together with certain of its affiliates, may be deemed to have had beneficial ownership of 31,252,910 shares of common stock. No one person was known to have an interest with respect to more than five percent of the class of shares. BlackRock had sole voting power over 26,639,247 shares.

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Compensation Committee

Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this proxy statement with management. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement for the 2019 Annual General Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

This report has been approved by all members of the Committee.

Michael P. Connors, Chair

Mary Cirillo

Robert M. Hernandez

James M. Zimmerman

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Executive Compensation

Compensation Discussion & Analysis

The following Compensation Discussion & Analysis describes the 2018 compensation program for our named executive officers (NEOs). For 2018, our named executive officers were:

Evan G. Greenberg
Chairman, President and
Chief Executive Officer
Philip V. Bancroft
Chief Financial Officer
John W. Keogh Executive Vice Chairman and Chief Operating Officer
Paul J. Krump
President, North America Commercial and Personal Insurance
John J. Lupica
Vice Chairman;
President, North America Major Accounts and Specialty Insurance

Our NEOs are determined based on applicable SEC rules. Our Executive Management as determined under Swiss law consists of the first three officers above, but not Messrs. Krump or Lupica. Joseph F. Wayland, our General Counsel, is part of Executive Management under Swiss law but is not an NEO this year.

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Executive Compensation — Executive Summary

Executive Summary

The Compensation Discussion & Analysis section of this proxy statement includes certain financial measures, including those considered in connection with compensation decisions, that are not presented in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP), known as non-GAAP financial measures. These non-GAAP financial measures include core operating income, core operating return on equity, P&C combined ratio, tangible book value per share and book value and tangible book value per share excluding mark-to-market. More information on the rationale for the use of these measures and reconciliations to U.S. GAAP can be found in “Non-GAAP Financial Measures” on page 120 of this proxy statement.

Executive Summary

In 2018 our management team delivered strong financial performance on both an absolute basis and relative to our peers. Our financial results were influenced, although to a lesser extent than in 2017, by severe natural catastrophes that affected the global P&C insurance industry, including multiple large wildfires in California, hurricanes in the U.S. and Caribbean, typhoons in Asia, windstorms in Australia and other severe weather events around the world. Nevertheless, through disciplined underwriting, risk selection and enterprise-wide risk management, the Company generated strong financial results while providing industry-leading claims service to our policyholders and supporting them in their time of need. Management also remained focused on the future and continued to position Chubb for long-term growth and shareholder value creation through its execution of established and opportunistic strategic objectives.

In consideration of these accomplishments, the Board approved an increase to variable compensation (and thus total compensation) for our named executive officers (NEOs) compared to prior year. The Board increased our CEO’s annual cash bonus by 11 percent, but the amount remained 8 percent less than 2016 due to the impact of natural catastrophes on our 2018 financial results. Additionally, our CEO’s long-term incentive equity awards, which had been flat since 2014, increased modestly compared to prior year.

The Board’s compensation decisions and recommendations for 2018 reflect the Company’s philosophy to closely link compensation to performance, ensuring that our leadership team remains highly motivated, and strongly aligning remuneration outcomes with the creation of shareholder value. The success of this philosophy is demonstrated not only in this year’s solid results that as a whole improved upon 2017, but in consistent year-over-year strong financial results and operational excellence, as well as long-term stock price performance. Over the past 15 years, under Evan Greenberg’s leadership, the Company has had outstanding growth in tangible book value per share, an industry-leading combined ratio and strong Total Shareholder Return (TSR) as measured against our peers.

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Executive Compensation — Executive Summary

Our CEO Compensation Process

Our CEO, Evan Greenberg, has led the Company to extraordinary success over his tenure. That success continued in 2018 with outstanding financial and strategic results. His compensation reflects that success but takes into consideration the significant natural catastrophes that marked 2018 and their impact on financial performance.

Each year, the Compensation Committee sets a scorecard for the potential range of CEO compensation, with top-, middle- and low-end bands tied to achievement of specific financial, operational and strategic goals, considered together with TSR, as reflected in the following summary for 2018:

1. Set CEO Compensation Range Determine total compensation parameters under various performance scenarios: Scorecard results exceed expectations Scorecard results meet expectations Scorecard results below expectations Strategic assessment of short-term and long-term TSR performance 2. Set CEO Goals In the first quarter of 2018, the Corr imittee approved goals related to financial, operational and strategic goals. Financial, Operational & Strategic Scorecard Financial Results (75%) " Tangible Book Value Per Share Growth " Core Operating Return on Equity " Core Operating Income " P&C Combined Ratio Operational & Strategic Goals (25%) " Establish new distribution partnerships " Execution of growth initiatives " Underwriting portfolio management actions " Digital technology and data analytics capability " Development of ESG profile " Talent retention, development and diversity Shareholder Value Total Shareholder Return Modifier " 1-year TSR performance " 3-year TSR performance 3. Evaluate Performance vs. Goals In the first quarter of 2019 the Committee reviewed actual results on an absolute basis and relative to our Financial Performance Peer Group, as well as underlying core performance including and excluding catastrophe losses and our performance against non-financiat operating and strategic goals. On average across our key financial metrics, our performance versus peers was at the 66th percentile. Despite the natural catastrophes in 2018, our results included an industry-leading P&C combined ratio and tangible book value per share growth that were each at the 100th percentile, exceeding each member of our peer group. We also had strong core operating income growth and a solid core operating ROE, which were at the 30th and 35th percentiles, respectively. Our key metrics, except for tangible book value per share growth, improved significantly from prior year but each of our metrics did not exceed plan due to 2018 natural catastrophes. One-year TSR was at the 75th percentile and three-year annualized TSR exceeded the peer group median, but both were below prior year. We also met or exceeded our non-financial operating and strategic goals to further position us as an industry leader and for long-term growth and shareholder value creation. 4. Set Final CEO Compensation Based on our absolute and relative performance, strategic accomplishments, and long-term strategy execution, 1 the Committee set a final CEO compensation value including base* salary, annual cash incentive and long-term equity incentive awards.

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Executive Compensation — Executive Summary

Pay-for-Performance Framework

Each NEO has an annual cash incentive and long-term incentive opportunity.

	Annual Cash Incentive	Long-Term/Equity Incentive

CEO	0–5X base salary	0–9X base salary

Other NEOs	0–3X base salary	0–5X base salary

To achieve the top of the ranges described above, relative Company performance should fall in the upper quartile of the Financial Performance Peer Group and absolute performance should exceed plan and prior year. The above ranges may be exceeded in the judgment of the Compensation Committee if relative Company performance substantially exceeds the Financial Performance Peer Group and absolute performance substantially exceeds plan and prior year.

Why Vote “For” Say-on-Pay?

In support of our Board’s recommendations that you vote “For” our Swiss and SEC say-on-pay proposals, we highlight the following key factors:

Strong financial performance both in absolute terms and relative to our peers in the second consecutive year of severe catastrophe losses affecting the global P&C insurance industry, including:

•	Net income of $4.0 billion ($8.49 per share), up from $3.9 billion ($8.19 per share) in 2017, or 2.6%. Core operating income was $4.4 billion ($9.44 per share), up from $3.8 billion ($8.03 per share) in 2017, or 16.5%. 2018 after-tax catastrophe losses were $1.35 billion ($2.90 per share impact)

•	Industry-leading P&C combined ratio of 90.6% in 2018 compared to 94.7% in 2017, a 4.1 point improvement
•	Book value per share decreased 0.7% and tangible book value per share increased 0.03%, each impacted unfavorably by the mark-to-market effect of rising interest rates on our investment portfolio and foreign exchange. Excluding the mark-to-market impact, book value and tangible book value per share increased 2.7% and 5.8%, respectively
•	Return on equity (ROE) was 7.8% in each of 2018 and 2017; core operating ROE was 8.7% in 2018 and 7.8% in 2017, an increase of 11.5%

•	One-year and three-year annualized TSR, which include stock price appreciation plus reinvested dividends, were down 9.6% and up 5.6%, respectively, and were each affected by periods in 2018 of stock market volatility; cumulative three-year TSR was 17.8%

Successfully executed on significant strategic and operational goals and initiatives, including:

•	Established new distribution partnerships to expand global presence and growth potential, including a long-term bancassurance arrangement with Citibanamex in Mexico and a strategic distribution partnership with Grab, a leading on-demand transportation and fintech platform in Southeast Asia

•	Executed on our global middle market and small commercial strategy to reach new customers and grow our business and geographic footprint
•	Completed Chubb Corp. merger-related underwriting actions to shed business not meeting our risk appetite or standards

•	Continued to drive for rate and profitability in our portfolio by product and customer segment while maintaining excellence in underwriting and servicing customers and distribution partners (with commercial and personal lines customer retention rates at or above all-time highs)
•	Developed digital distribution, data analytics and technological capabilities in line with our multi-year strategy to position Chubb as an enterprise built for the digital age

•	Improved our gender balance and multi-cultural representation in key leadership roles and continued to enhance our culture of diversity and inclusion

•	Developed our ESG profile and increased disclosure of our responsible citizenship initiatives (see “Citizenship at Chubb” on page 46 for details)

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Executive Compensation — Executive Summary

How Our Compensation Program Works

What We Reward

•  Superior operating and financial performance, as measured against our peers, prior year performance and Board-approved plan

•  Achievement of strategic goals

•  Superior underwriting and risk management in all our business activities

How We Link Pay to Performance

•  Core link: Performance measured across 4 key metrics, against peers, prior year performance and Board-approved plan

—Tangible book value per share growth

—Core operating return on equity

—Core operating income

—P&C combined ratio

•  TSR modifier

•  Consideration of strategic achievements, including execution of key non-financial objectives

How We Paid

CEO total pay

•  $19.8 million, up 6% vs. 2017

•  Flat vs. 2016

Other NEO total pay

•  Up 9% on average vs. 2017

•  Up 1% on average vs. 2016

•  Includes two special recognition performance share award grants ($750,000 in the aggregate) that will not be taken into account in future compensation decisions

Compensation Profile

Approximately 93 percent of our CEO’s and 85 percent of our other NEOs’ total direct compensation is variable or “at-risk.”

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Executive Compensation — Executive Summary

How We Use Peer Groups

We utilize two peer groups in order to (1) assess our financial performance against key metrics relative to our P&C insurance industry peers with whom we compete for business (Financial Performance Peer Group) and (2) align our compensation with companies of comparable size and complexity that we seek to be competitive with for talent and compensation purposes (Compensation Benchmarking Peer Group).

Financial Performance Peer Group*	Compensation Benchmarking Peer Group
• American International Group, Inc. • CNA Financial Corporation • The Hartford Financial Services Group, Inc. • The Travelers Companies, Inc. • Zurich Financial Services Group	• The Allstate Corporation • American Express Company • American International Group, Inc. • Aon plc • Bank of America Corporation • The Bank of New York Mellon • BlackRock, Inc. • Cigna Corp.	• Citigroup Inc. • The Goldman Sachs Group, Inc. • Marsh & McLennan Companies, Inc. • MetLife, Inc. • Morgan Stanley • Prudential Financial, Inc. • The Travelers Companies, Inc.

*

XL Group plc was removed from the peer group due to its 2018 acquisition by AXA S.A. The Allstate Corporation has been added to this peer group for 2019. Allstate was not included in this peer group for 2018 and was not taken into account for purposes of evaluating Chubb’s 2018 relative performance against the Financial Performance Peer Group. For further information, see “How We Use Peer Group Data in Determining Compensation” in this Compensation Discussion & Analysis.

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Executive Compensation — Executive Summary

Long-Term Performance Highlights

Chubb has a distinguished and consistent track record of performance and outperformance relative to its insurance industry peers. The following charts reflect our performance across key financial and operating measures starting in 2004 when Evan Greenberg became CEO of the Company.

Core Operating Income	Core Operating ROE
2004-2018 Core Operating Income against Financial Performance Peer Group average (indexed to Chubb 2004 core operating income)*	2004-2018 Core Operating ROE against Financial Performance Peer Group average

* Chubb core operating income grew from $1 billion in 2004 to $4.4 billion in 2018 (341%). Average peer generated only $609 million of core operating income in 2018 for every $1 billion of core operating income in 2004 (-39%). Zurich Financial Services Group is presented with net income because it does not use core operating income as a financial measure.

Total Shareholder Return	P&C Combined Ratio
2004-2018 TSR against Financial Performance Peer Group average*	2004-2018 P&C Combined Ratio against Financial Performance Peer Group average

* An investment in one Chubb share on January 1, 2004 ($41.15) was worth $178.35 at December 31, 2018 (including dividend reinvestment), versus $88.47 for the same amount invested in the average share of our peers.

Source: SNL and company disclosures

Book Value per Share & Tangible Book Value per Share

2004-2018 BVPS and TBVPS

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Executive Compensation — Executive Summary

2018 Performance: Key Metrics and Strategic Achievements

The Compensation Committee evaluates our performance across the following key metrics relative to our Financial Performance Peer Group, Board-approved plan and prior year performance.

Our relative performance averaged across the key metrics described below was at the 66th percentile of our Financial Performance Peer Group. Our results were impacted, although to a lesser extent than in 2017, by after-tax catastrophe losses of $1.35 billion ($2.90 per share). The Company continued to produce strong financial results in 2018, but as a result of the catastrophes and other relevant factors described below, 2018 results did not exceed plan on our key metrics and did not exceed prior year on tangible book value per share growth and TSR.

Tangible book value per share growth	0.03%

Relative performance was at the 100th percentile, exceeding each member of our Financial Performance Peer Group. Absolute performance was below plan and prior year primarily due to catastrophe losses and the mark-to-market impact of rising interest rates on our investment portfolio and foreign exchange. Excluding the mark-to-market impact, book value and tangible book value per share increased 2.7% and 5.8%, respectively, for the year.

Core operating return on equity	8.7%

Relative performance was at the 35th percentile of our Financial Performance Peer Group. Absolute performance was below plan due to the impact of catastrophe losses but increased from prior year by 11.5%.

Core operating income	$4.4B

Relative performance was at the 30th percentile of our Financial Performance Peer Group in large part due to the year-over-year volatility of core operating income growth of several of our peers. Absolute performance was below plan due to the impact of catastrophe losses but exceeded prior year by 16.5%.

P&C combined ratio	90.6%

Relative performance was at the 100th percentile, exceeding each member of our Financial Performance Peer Group. Absolute performance was below plan due to the impact of catastrophe losses but was better than prior year by 4.1 points.

Total Shareholder Return	-9.6% 1-year 5.6% 3-year

Relative to our Financial Performance Peer Group, 1-year TSR was at the 75th percentile and 3-year annualized TSR was at the 54th percentile. While absolute performance for each of 1-year and 3-year annualized TSR was below prior year, the cumulative 3-year TSR was 17.8% compared to a peer group average of 15.4%.

Moreover, Chubb continued to invest in its future through the successful execution of established and opportunistic strategic objectives, including those related to pursuing new channels of distribution, executing on growth initiatives, furthering our digital and technological capability, and fulfilling our commitment to responsible citizenship. See “Why Vote ‘For’ Say-on-Pay?” on page 69 for additional information on these achievements.

2018 Compensation Decisions

Using our pay-for-performance framework and recognizing both 2018 results as measured by the key metrics, as well as the Company’s strategic achievements, the Compensation Committee awarded to our CEO an annual cash bonus at 4.4X base salary and granted long-term incentive equity awards at 8.8X base salary. Our other NEOs were awarded annual cash bonuses at 1.7X to 2.6X base salary and granted long-term incentive equity awards at 2.9X to 4.4X base salary.

The increase in the CEO’s annual cash bonus by 11% reflected the Company’s improved financial performance compared to prior year. The cash bonus remained 8% less than 2016 due to the impact that natural catastrophes had on our 2018 financial results. The Board further determined to increase the CEO’s long-term incentive equity awards by 4%. In part, the Board considered that these awards had been flat for the prior four years. The Board also considered the forward-looking nature of such awards, consistent with the Company’s compensation practices of linking pay with the long-term performance of the Company and aligning a significant portion of compensation with the creation of shareholder value. The Board also determined to grant special recognition performance share awards to two of our NEOs, as described on page 84. These awards will not be considered part of the NEOs’ annual run rate compensation in determining future compensation.

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Executive Compensation — Compensation Program Overview

Compensation Program Overview

Our Compensation Philosophy

We structure our compensation program to fairly compensate our management and to enhance shareholder value by continuing to closely align our executive compensation program and practices with the interests of our shareholders.

Our compensation practices balance long-term and short-term awards. We seek to closely link pay to Company performance. We believe this encourages business decision-making aligned with the long-term interests of the Company and our shareholders, without encouraging or rewarding excessive risk. We also vary and adjust our compensation structure and components to support the human resource requirements of our business in all the markets, globally, in which we operate.

Our goal is to attract and retain highly qualified executives who are talented, experienced, disciplined, motivated and of the highest integrity. We compete for talent with property and casualty insurers, specialty insurers, and financial services companies worldwide. Given the complexity and global nature of our business, as well as the enhanced responsibilities for our executives resulting from the size and scale of our business, our compensation practices must enable us to attract the highest caliber executives with specific capabilities such as knowledge of international insurance markets and the ability to effectively manage teams and organizations in multiple geographies around the world. We strive to develop and administer compensation practices that enable us to retain and motivate top talent in the markets in which we operate while, at the same time, administering integrated compensation practices for our employees globally.

As our business performance and industry reputation continue to grow in comparison with our peer companies, we have become a potential source of talent for peer companies. This has made retention of our executives and other employees even more challenging and continues to be a critical priority.

Say-on-Pay Voting

In accordance with U.S. law and Swiss law, shareholders at the Annual General Meeting will have two votes on executive compensation and one vote for our Board of Directors’ compensation. One executive compensation vote is the say-on-pay vote under U.S. SEC rules in Agenda Item 10. The other executive compensation vote (Agenda Item 9.2) and the director compensation vote (Agenda Item 9.1) are say-on-pay votes under Swiss law and are described in the respective agenda items.

What is the difference between the two say-on-pay votes for executives (U.S. and Swiss)?

Generally speaking, the Swiss vote is forward-looking—meaning that shareholders will pre-approve the maximum amount payable (including base, bonus and equity, and all other compensation, including contributions to retirement plans and any perquisites) to Executive Management for the next calendar year (2020). The calendar year maximum amount includes the base salary that is earned during the year, plus the related bonus award and equity grant, the values of which are determined by the Compensation Committee based on its assessment of the prior-year performance. It is also important to note that the Swiss vote is binding on the Company. If this vote were to not pass, we would hold another shareholder meeting in order to secure binding approval for the following year’s compensation.

The U.S. SEC vote gives shareholders a voice through an advisory vote on our executive compensation. It is generally retrospective, meaning that shareholders are asked to review the Compensation Discussion & Analysis, the Summary Compensation Table and other compensation tables and narrative disclosures, and vote to approve executive compensation for the prior calendar year (2018).

We believe our shareholders will benefit from these multiple say-on-pay votes. Our Board and Compensation Committee value and will use this feedback to continually evolve our compensation programs.

2018 U.S. SEC Say-on-Pay Advisory Vote and Shareholder Outreach

Although the U.S. SEC say-on-pay advisory vote is non-binding, the Compensation Committee will continue to consider the outcome of this vote each year when making compensation decisions for our CEO and other NEOs. At our annual general meeting of shareholders held on May 17, 2018, approximately 97 percent of the shareholders who voted on the U.S. SEC say-on-pay proposal approved the compensation of our NEOs.

Similar to past years as part of our regular shareholder outreach process, we actively engaged with our shareholders after the 2018 annual general meeting to assist our shareholders in understanding Chubb and to discuss and solicit feedback about corporate governance and executive compensation matters. We requested outreach meetings with our 50 largest shareholders, representing approximately 62 percent of our outstanding Common Shares, as well as major proxy advisory firms. Shareholders representing approximately 51 percent of our outstanding Common Shares responded, and those representing

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Executive Compensation — Compensation Program Overview

approximately 41 percent of our outstanding Common Shares accepted our request for engagement. The Compensation Committee takes into account our shareholders’ input in its consideration of compensation and disclosure matters. In our engagement sessions, shareholders have responded positively to the significant revisions made in 2017 to the vesting criteria and other parameters of our performance share plan that were based in part upon consideration of best practices and shareholder feedback. For additional information on our shareholder outreach program, see “Corporate Governance—Governance Practices and Policies that Guide Our Actions—Shareholder Outreach Program”.

What We Reward: Individual and Company Performance Criteria

Our compensation practices are designed to reward both individual and Company performance, based on the following:

Individual Performance Criteria:

•	Personal contribution to both short-term and long-term business results

•	Successful execution of key strategic objectives

•	Demonstrated leadership capability

•	Demonstrated application of relevant technical expertise

•	Ethical conduct, regulatory compliance and mitigation of unnecessary risk

Company Performance Criteria:

Company performance is measured in absolute terms versus the financial plan as approved by the Board, as well as versus prior year results, and in relative terms in comparison with the performance of peer companies in our Financial Performance Peer Group, across the following key metrics:

•	Tangible book value per share growth

•	Core operating return on equity

•	Core operating income

•	P&C combined ratio

Consideration is also given to 1-year and 3-year TSR performance.

Additional information on how the Compensation Committee evaluates absolute and relative performance across these metrics can be found in “2018 Performance: Key Metrics and Strategic Achievements” and “2018 Compensation Decisions” in the Executive Summary of this Compensation Discussion & Analysis.

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Executive Compensation — Compensation Program Overview

Components of Total Direct Compensation

Each NEO has a total direct compensation opportunity, which we deliver through three components that constitute what we refer to as total direct compensation:

Total Direct Compensation

Component	What We Reward	Target Opportunity Range	What It Achieves
Base salary	Annual base salary, which is closely tied to role and market.	Base salary is targeted at the median of our compensation peer group and industry peers.	Provides a competitive market-based level of fixed compensation.
Cash bonus

Each NEO’s annual cash bonus is based on the prior year’s performance, as measured against:

•   Individual Performance Criteria;

•   Company Performance Criteria; and

•   for some NEOs, the performance of the operating unit(s) directly managed by the NEO.

The specific annual cash bonus opportunity for each NEO ranges from zero to 300 percent of annual base salary based on performance.

The specific annual cash bonus opportunity for the CEO ranges from zero to 500 percent of annual base salary based on performance.

Ties officer pay to annual corporate and individual performance.
Long-term incentive equity awards Stock options (time-based) Restricted stock (time-based) Performance-based restricted stock • Target Awards • Premium Awards

The value of each NEO’s long-term incentive compensation award is based on the prior year’s performance, as measured against:

•   Individual Performance Criteria;

•   Company Performance Criteria; and

•   for some NEOs, the performance of the operating unit(s) directly managed by the NEO.

The ultimate value realized from these awards is based on the Company’s stock price performance as well as, with respect to performance-based restricted stock, relative per share tangible book value growth and relative P&C combined ratio performance over time. Premium Awards are also subject to a TSR modifier.

The value of the award is determined as a percentage of annual base salary. This varies greatly among NEOs depending on position and performance but has been targeted to be between 200 percent and 500 percent of annual base salary.

The value of the award for the CEO may go up to 900 percent of annual base salary.

Ties the current year’s awards to future performance.

The Committee determines a specific long-term incentive equity award for each NEO that is linked both to current year performance and multi-year future performance.

Stock options reward stock price appreciation.

Restricted stock (time-based) aligns executive interests with those of shareholders, provides ownership and supports executive retention.

Performance-based restricted stock encourages superior growth in tangible book value per share and a strong P&C combined ratio.

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Executive Compensation — Compensation Program Overview

Other Compensation

NEOs automatically participate in Company-sponsored qualified retirement plans. They are also eligible to participate in Company-sponsored non-qualified deferred compensation plans. Under the non-qualified deferred compensation plans, the NEOs may elect to defer annual base salary and annual cash bonus and direct those deferrals to investment options that mirror those offered in our qualified defined contribution plans, to the extent permissible under applicable tax laws.

Our NEOs do not participate in any Company-sponsored defined benefit plans, which are often referred to as pension plans, other than Mr. Krump, who participates in the Chubb Corp. pension plans assumed by the Company in connection with the Chubb Corp. acquisition. For more information, see “Pension Benefits” on page 102.

Perquisites are not considered part of total direct compensation. They are discussed in footnote 4 of the Summary Compensation Table beginning on page 95.

Compensation Practices and Policies

Stock Ownership Guidelines for Our NEOs

We established and annually review and communicate our stock ownership guidelines for officers. The guidelines set stock ownership goals as a multiple of annual base salary as follows:

•	CEO: seven times annual base salary

•	Direct reports to the CEO, including all NEOs (other than the CEO) and other operating unit presidents: four times annual base salary

•	Executive Vice Presidents: three times annual base salary

•	Senior Vice Presidents earning base salaries of $250,000 or more: two times annual base salary

Shares of vested and unvested stock, excluding performance shares and options, count toward the ownership requirement. Shares of restricted stock are valued at the current market price. Also, an officer must retain at least 50 percent of all shares acquired on the vesting of equity awards or the exercise of stock options until reaching his or her required guideline.

Ownership guidelines for NEOs are mandatory. All of our NEOs are in compliance with our stock ownership guidelines, and all of them own an amount of Common Shares considerably in excess of the required amount.

Hedging Prohibitions

The Company prohibits NEOs (as well as directors and employees) from engaging in the following potential hedging strategies with respect to Chubb securities: short selling, short-term speculation, such as day trading, purchases and sales of options involving Chubb securities and trading in hybrid or derivative securities based on Chubb securities, such as straddles, equity swaps or exchange funds, other than securities issued by Chubb.

Share Pledging

Effective January 2017, new pledging of any Chubb shares by executive officers (including NEOs) and directors is prohibited. This pledging policy is more restrictive than our prior policy, which prohibited executive officers (including NEOs) and directors from pledging shares in excess of their minimum shareholding requirement.

Clawback Policy

The Company has enacted a revised clawback policy covering our executive officers. This policy provides for the forfeiture, or clawback, of all incentive compensation awards (cash bonus and equity, vested and unvested) reaching back to the year misconduct occurs for any covered officer who deliberately commits fraud or other intentional misconduct (i) materially related to a financial restatement or (ii) in connection with the officer’s scope of employment that results in material financial or reputational harm to Chubb. The policy also covers misconduct and compensation for such executive officers before they became covered officers under the policy. This revised clawback policy was adopted in February 2018 but applies to awards granted prior to its adoption and as revised is more robust than our former clawback policy adopted in 2009.

Impact of Tax Treatments on Compensation

Prior to 2018, Internal Revenue Code (the Code) Section 162(m) limited the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the Code) of the Company unless the compensation satisfied an exception, such as the exception for performance-based compensation. Performance-based compensation generally included only payments that are contingent on achievement of performance objectives and excluded fixed or guaranteed payments.

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Executive Compensation — Compensation Practices and Policies

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the Tax Reform Act) was enacted, which, among other things, repealed the performance-based compensation exception and expanded the definition of covered employees. The changes to Section 162(m) are effective for taxable years beginning after December 31, 2017. As a result, all compensation in excess of $1 million paid to covered employees (as defined in the Tax Reform Act) during the 2018 tax year and each year thereafter will no longer be deductible by the Company even if such compensation is performance-based compensation (except as provided pursuant to the transition rule described on this page). For 2017 and prior, our covered employees included the CEO and other NEOs (but not the CFO) who were executive officers as of the last day of our fiscal year. For 2018 and thereafter, our covered employees will generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who were executive officers as of the last day of the fiscal year and (iii) was a covered employee for any previous year after 2016.

Regardless of the elimination of the Section 162(m) exception for performance-based compensation, the Compensation Committee will continue to consider and closely link executive compensation to Company performance in the design of our executive compensation program, as deductibility was not the sole factor used in determining appropriate levels or methods of compensation.

The Tax Reform Act does include a transition rule so that these changes do not apply to compensation paid pursuant to a “binding written contract” that was in effect on November 2, 2017 and that was not materially modified on or after such date. For amounts paid under contracts in effect on November 2, 2017 that were intended to constitute performance-based compensation, the Compensation Committee will continue to consider the performance-based compensation exception when making determinations of performance under those contracts.

Impact of Accounting Treatment

The Company accounts for employee stock options and its employee stock purchase plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation — The Relationship of Compensation to Risk

The Relationship of Compensation to Risk

Chubb’s compensation practices take into account risk management and broadly align total compensation with the medium-term and long-term financial results of the Company. The key objectives of our compensation program for executives are:

(1) to emphasize long-term performance and value creation that, while not immune to short-term financial results, encourages sensible risk-taking in pursuit of superior long-term operating performance;

(2) to assure that executives do not take imprudent risks to achieve compensation goals; and

(3) to provide, to the extent practicable, that executives are not rewarded with short-term compensation for risk-taking actions that may not manifest in outcomes until after the compensation is paid.

Sound corporate governance through the institution or prohibition of certain policies and practices, as well as our Compensation Committee’s continuous oversight of our compensation program’s design and effectiveness, ensure that these key objectives are fulfilled.

For bonus-eligible officers and employees below the executive level, the cash incentive pool and equity pool available for distribution within each operating unit during the annual compensation cycle are based on a blend of overall Company performance and operating unit performance, as defined by a range of metrics taking into account short-term, medium-term and long-term results on both a relative and absolute basis.

Annual Board Committee Review of Executive Compensation Practices

The Chair of the Compensation Committee meets annually with the Risk & Finance Committee of the Board of Directors to conduct a risk assessment of our executive compensation practices and discuss how specific business risks of concern to the Risk & Finance Committee are taken into account and mitigated as part of the compensation risk analysis and our compensation structure. Chubb’s management, including leaders in legal and human resources, provide a risk assessment of our compensation program to the Compensation Committee for its review. Additionally, the Compensation Committee considers the following factors to be important in discouraging excessive risk:

The Chubb Code of Conduct

The Chubb Code of Conduct is at the heart of our corporate culture and drives every business decision our executives and employees make. The Board considers Chubb’s values-oriented culture to be a key factor in mitigating risky behavior.

Executive Stock Ownership Requirements

Chubb’s stock ownership guidelines require our NEOs to hold substantial amounts of equity. For our CEO, the guideline amount is seven times annual base salary, while for the other NEOs, the guideline amount is four times annual base salary. We believe that stock ownership encourages appropriate decision-making that aligns with the long-term interests of our shareholders.

Compensation Alignment with our Peer Group

Our compensation program target levels are benchmarked annually to ensure consistency with our Compensation Benchmarking Peer Group.

Our Clawback Policy

Our clawback policy provides for the forfeiture, or clawback, of all incentive compensation awards (cash bonus and equity, vested and unvested) reaching back to the year misconduct occurs for any covered officer who deliberately commits fraud or other intentional misconduct (i) materially related to a financial restatement or (ii) in connection with the officer’s scope of employment that results in material financial or reputational harm to Chubb.

Performance Goals

Performance goals are set at levels that are high enough to encourage strong performance, but within reasonably attainable levels to discourage risky business strategies or actions.

Periodic Assessment of Program Design

Our Compensation Committee regularly reviews our compensation structure, awards programs and best practices to ensure our compensation programs do not encourage excessive risk-taking and that the Company awards strong short-, medium- and long-term performance.

Our NEO Compensation Components and Their Relationship to Risk

Variable pay for our NEOs in the form of annual cash bonuses and equity grants comprises the majority of each NEO’s annual total compensation.

Base salary provides a fixed level of compensation for our NEOs and represents a relatively small portion of their overall compensation. Adjustments to base salary are driven more by competitive market data for similar positions as opposed to being tied to performance or short-term financial results and are targeted to market median.

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Executive Compensation — The Relationship of Compensation to Risk

Cash bonuses are determined primarily by the prior calendar year’s results on key financial performance metrics as measured against a defined group of industry peers, prior year performance and Board-approved plan. These metrics are tangible book value per share growth, core operating return on equity, core operating income and P&C combined ratio.

These specific financial performance metrics, taken together, have been selected in part because they encourage sound business decision-making and measure the creation of both short- and long-term enterprise value.

Equity awards deliver the remainder—and typically the majority—of each NEO’s total compensation. Performance-based restricted stock awards cliff-vest at the end of a three-year period (for awards granted beginning in January 2017) or vest evenly over a four-year period (for awards granted prior to January 2017) from the time of grant. Time-based restricted stock awards vest evenly over a four-year period from the time of grant and stock options vest evenly over a three-year period from the time of grant. Consequently, the majority of each NEO’s total annual compensation is directly tied to the medium-term and long-term performance of the Company.

We believe that executive performance is reasonably reflected in stock price over time, or ought to be, and we do not manage the Company (nor manage our executive compensation practices) to achieve or reward short-term fluctuations or anomalies in market conditions. While stock price may be an imperfect short-term marker for executive compensation, we believe it is a reasonable long-term tool for aligning executive compensation with shareholder results.

Twenty-five percent of the value of each NEO’s annual equity award consists of 10-year options with strike prices set as of the award date. Because options often have more value when held longer, they are particularly suitable for encouraging long-term performance.

The remaining 75 percent of each NEO’s long-term incentive equity awards consists of time-based and performance-based restricted shares, of which performance shares comprise a significant portion (75 percent for the CEO, 66 percent for the Executive Vice Chairman and COO, and 60 percent for the other NEOs (50 percent for grants prior to January 2017)). This means that awards in a given year are significantly dependent on objectively measured operating performance relative to industry competitors over a multiple year period, making a substantial percentage of overall compensation dependent on long-term outcomes relative to the competition.

Our Assessment of Compensation Risk

As part of Board governance, the Compensation Committee reviews the Company’s compensation structure, policies and practices to determine whether incentives arising from compensation policies or practices relating to any of our NEOs and other employees would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and timeframes tended to align risk-taking with appropriate medium- and long-term performance for the Company.

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Executive Compensation — How We Use Peer Group Data in Determining Compensation

How We Use Peer Group Data in Determining Compensation

The Compensation Committee recommends to the full Board and the Board approves the total direct compensation for the CEO. The Compensation Committee also reviews and approves or modifies the CEO’s recommendations for the total direct compensation for the other NEOs and direct reports to the CEO. As part of the annual compensation review process, the Compensation Committee evaluates:

•	each NEO’s individual compensation against compensation levels for comparable positions in our Compensation Benchmarking Peer Group, a group of companies with characteristics similar to us that best defines the market in which we compete for executive talent, and

•	Company performance against the financial performance of companies in a second peer group that best defines the market in which we compete for business, which we refer to as our Financial Performance Peer Group.

How We Select, and Who is Currently in, Our Compensation Benchmarking Peer Group

The Compensation Committee reviews the composition of our Compensation Benchmarking Peer Group on an annual basis. Our Compensation Benchmarking Peer Group is intended to be a group of companies that are similar to us in various ways that best define the market in which we compete for executive talent. The Compensation Committee’s independent executive compensation consultants assist in the annual evaluation of this group.

Our Compensation Committee determined to make no changes to the composition of this peer group from last year, which had previously been revised to reflect the meaningfully larger size and scope of our Company following the Chubb Corp. acquisition. Our prior compensation peer group had been stable for a decade before these changes. However, it had become smaller as peers merged or were acquired, and our Company had become increasingly dissimilar to the remaining companies as we evolved and grew.

Based on our size post-acquisition (making us the largest publicly traded P&C insurance company), our operational complexity (in terms of diversity of distribution channels, product and geography) and our risk profile, we undertook a disciplined and thorough study to develop a peer group that better aligned with our Company’s size and scope of operations.

In partnership with our independent compensation consultants, a thorough analysis was conducted, considering multiple characteristics such as industry relevance, market capitalization, revenues and number of business lines, to identify companies within and outside our industry to constitute a robust group of 15 peer companies.

The Compensation Committee believes that the current composition of this group supports more valid executive compensation decision-making than simply using our much smaller Financial Performance Peer Group. Our compensation peer group includes insurance companies with different primary businesses than ours and other financial services companies, which together complemented the remaining property and casualty companies on the list. Specifically, we include eight global insurance companies (three of which are global life/health companies and two of which are brokers) and seven global financial services companies. In developing our Compensation Benchmarking Peer Group, we note that there are not a sufficient number of comparable property and casualty insurers because, with few exceptions, they are considerably smaller than we are.

Compared to peers outside the property and casualty insurer group we may experience more volatility (particularly with regard to the impact of catastrophe losses) and there are different factors impacting our financial statements, and therefore these peers may have markedly different results in a given year than the Company for external reasons. However, these companies’ size and complexity better match the Company’s characteristics and therefore make them viable compensation peers.

For our CEO, we rely exclusively on the Compensation Benchmarking Peer Group. For the other NEOs, we rely on a broader set of industry-specific market survey data.

Our 2018 Compensation Benchmarking Peer Group is:

• The Allstate Corporation • American Express Company • American International Group, Inc. • Aon plc • Bank of America Corporation • The Bank of New York Mellon • BlackRock, Inc. • Cigna Corp.	• Citigroup Inc. • The Goldman Sachs Group, Inc. • Marsh & McLennan Companies, Inc. • MetLife, Inc. • Morgan Stanley • Prudential Financial, Inc. • The Travelers Companies, Inc.

How We Select, and Who is Currently in, Our Financial Performance Peer Group

The Financial Performance Peer Group includes companies that we view as comparable to us from a business perspective and our closest direct business competitors. The composition of the Financial Performance Peer Group is reviewed annually by the Compensation Committee. Following its review, the Compensation Committee, in consultation with its independent compensation consultants, determined to make two changes to this peer group. The first

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Executive Compensation — How We Use Peer Group Data in Determining Compensation

is the removal of XL Group plc as a result of its acquisition by AXA S.A. in September 2018. The second change is the addition of The Allstate Corporation to replace XL so that this peer group continues to have a sufficient number of companies. Beginning in 2019, Allstate will be taken into account for evaluating relative performance and included in the vesting criteria for performance-based equity awards.

Other than the changes above, this peer group has remained stable for over a decade with the exceptions of American International Group, Inc., which was omitted from the group during the financial crisis when it ceased to disclose financial results in a format that enabled performance comparisons, and the removal of Chubb Corp., since it was acquired by us in January 2016. It includes two companies (three beginning in 2019) in the Compensation Benchmarking Peer Group that are considered commercial property and casualty insurance companies. It also has three additional commercial property and casualty insurance companies that are not in the

Compensation Benchmarking Peer Group because of their size and ownership structure. We think the Financial Performance Peer Group is the most relevant peer group to compare to the financial performance of the Company on growth in tangible book value per common share, core operating return on equity, core operating income and P&C combined ratio.

Our 2018 Financial Performance Peer Group is*:

• American International Group, Inc. • CNA Financial Corporation • The Hartford Financial Services Group, Inc.	• The Travelers Companies, Inc. • Zurich Financial Services Group

*	XL Group plc was removed from the peer group due to its 2018 acquisition by AXA S.A. Allstate has been added beginning in 2019.

How We Determine Total Direct Compensation Pay Mix

Introduction—Determining the Mix of Total Direct Compensation

The components of our NEO’s total direct compensation vary depending on level. Our more senior officers receive a greater percentage of their total direct compensation as variable or at-risk compensation. This consists of an annual cash bonus and a long-term incentive equity award composed of stock options and restricted stock. For restricted stock, at least 60 percent is in the form of performance shares, as described below.

Total cash compensation, which consists of annual base salary and annual cash bonus, is typically less than half of total direct compensation.

The Compensation Committee reviews the percentage of total direct compensation delivered in annual base salary, annual cash bonus, and long-term incentive equity awards for similar positions in our Compensation Benchmarking Peer Group. For all NEOs other than the CEO the Compensation Committee also considers the broader insurance market.

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Executive Compensation — How We Determine Total Direct Compensation Pay Mix

Elements of Total Direct Compensation

Annual Base Salary

The Compensation Committee reviews and approves or modifies the CEO’s recommendations for the annual base salary of each NEO. The Compensation Committee recommends, and the full Board of Directors determines, the annual base salary for the CEO. On an annual basis, the Committee reviews each NEO’s actual annual base salary in reference to the median compensation levels for comparable positions at companies in our Compensation Benchmarking Peer Group and broader insurance industry peers. The Committee also considers industry-specific market survey data for NEOs other than the CEO. While we typically target annual base salary to be at the median of the market, each NEO’s actual annual base salary may fall above or below the market median.

Variable Compensation—Bonus and Equity Compensation Awards

We use variable performance-based compensation in the form of the annual cash bonus and the long-term incentive equity awards in combination with annual base salary to provide an overall compensation opportunity that is closely tied to performance. When both Company performance and individual performance are considered outstanding, NEOs have the opportunity to achieve total direct compensation that approximates the 75th percentile of compensation for comparable positions at companies in our Compensation Benchmarking Peer Group. The Compensation Committee’s independent compensation consultants, Pay Governance, assess the competitive percentile for a given position based on an analysis of compensation disclosures in the most recent publicly available Compensation Benchmarking Peer Group proxy statements in combination with industry-specific market survey data. The Compensation Committee considers the opportunity to achieve or exceed the 75th percentile for outstanding performance appropriate because of the high performance expectations to which our Company executives are held, the prevailing competition for talent within our Compensation Benchmarking Peer Group, and the ambitious financial goals of the Company, which the Board reviews and approves each year.

Annual Cash Bonus

The annual cash bonus component of total direct compensation provides a timely link between recent performance and compensation. This allows the Compensation Committee to adjust annual compensation to reflect overall Company financial performance during the prior fiscal year as well as the individual performance of each NEO.

Each NEO’s 2018 annual cash bonus was determined in early 2019 and was based on:

•	the prior year’s performance, as measured against the Individual Performance Criteria, described above;

•	the Company Performance Criteria, described above; and,

•	for some NEOs, as further specified elsewhere in this Compensation Discussion & Analysis, the performance of the operating unit(s) directly managed by the NEO.

This process culminates in a specific annual cash bonus opportunity for each NEO that ranges between zero and 300 percent of annual base salary based on performance, with the exception of the CEO, for whom the range is up to 500 percent of annual base salary (see 2018 Total Direct Compensation – Supplemental Table on page 93).

Long-Term Incentive Equity Awards

The Compensation Committee bases the value of each NEO’s long-term incentive compensation award on the past year’s performance as measured against the Individual and Company Performance Criteria, described above, as well as, for some NEOs as further specified below, the performance of the operating unit(s) directly managed by the NEO.

The Compensation Committee uses long-term incentive equity awards, principally in the form of stock options, restricted stock (time-based) and performance-based restricted stock, as:

•	a timely link between recent performance and compensation;

•	a forward-looking vehicle for retention of executive talent due to the multi-year vesting schedule for equity awards;

•	an important driver of long-term performance and risk management; and

•	a key link for aligning shareholder and executive interests.

This process culminates in a specific long-term incentive equity award for each NEO that is linked both to prior year performance and multi-year future performance. The range of the value of the award as a percentage of annual base salary varies greatly among NEOs depending on position and performance but has been targeted to be between 200 percent and 500 percent of annual base salary, with the exception of the CEO, for whom the range is up to 900 percent of annual base salary.

Variable Compensation

Criteria and Vesting Schedules

Each year the Compensation Committee reviews the vesting criteria for Executive Management and NEOs. Since August 2014, all grants to members of Executive Management and our NEOs have been subject to double-trigger vesting upon a change in control.

Options and restricted stock also vest if a recipient’s termination of employment occurs by reason of death or

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disability. Continued vesting requires uninterrupted employment with the Company unless the Compensation Committee (by recommendation from the CEO) exercises its discretion and grants continued vesting in unvested equity in connection with an employee’s separation from the Company. Also, upon reaching age 62 and having 10 years of service, employees who retire from the Company in good standing will be granted continued vesting without requiring Compensation Committee approval.

Performance-Based Restricted Stock Criteria and Vesting

The Compensation Committee established performance criteria for at least 60 percent of the restricted stock awards to NEOs and several other senior officers.

The performance criteria is applied to 75 percent of the restricted stock awards granted to the CEO; 66 percent of the restricted stock awards granted to the Executive Vice Chairman and COO; and 60 percent of the stock awards granted to the other participating executives.

For awards granted prior to January 2017, our performance criteria tie the annual vesting of these awards to specified performance targets, namely growth in our tangible book value per common share. We selected this financial measure because it is a strong indicator of growth in shareholder value for a commercial property and casualty insurer and a common financial performance measure for companies in our industry.

For awards granted beginning in January 2017, our Compensation Committee has added P&C combined ratio to the vesting criteria in addition to growth in our tangible book value per common share, with a TSR modifier for Premium Awards. The vesting period for awards beginning in January 2017 is also now a three-year cliff vest rather than the previous four-year annual vesting period.

To determine whether awards vest, we compare our performance to the Company’s Financial Performance Peer Group (see “How We Select, and Who is Currently in, Our Financial Performance Peer Group”).

Special Recognition Long-Term Incentive Equity Awards Granted in 2019

In February 2019, the Board of Directors authorized and awarded supplemental equity awards to Messrs. Krump and Lupica in addition to the compensation awarded to them on the basis of the Company’s 2018 financial performance. For these NEOs, this award was in the form of an additional grant of performance-based restricted stock with the same vesting criteria as the performance-based restricted stock awarded as part of annual compensation for 2018.

The awards ($500,000 for Mr. Krump, $250,000 for Mr. Lupica) were granted in recognition of their substantial contributions to the Company in 2018. Mr. Krump’s award also reflects consideration of benefit structure changes following the acquisition of Chubb Corp.

These special recognition awards are not considered as part of the NEO’s annual run rate compensation and will not be considered for the purpose of determining future compensation.

Special Recognition Long-Term Incentive Equity Awards Granted in 2016

In recognition of the extraordinary efforts of certain Company employees, including the NEOs, who undertook substantial additional work associated with the pre-closing phase of our acquisition of Chubb Corp., the Board of Directors authorized and awarded supplemental equity awards to these employees in February 2016. These awards were in addition to the compensation otherwise awarded on the basis of the Company’s 2015 financial performance. For the NEOs, this award was in the form of an additional grant of performance-based restricted stock with the same vesting criteria as the performance-based restricted stock awarded as part of annual compensation for 2015. The awards were granted as follows: $4 million for Mr. Greenberg, $1 million for Mr. Bancroft, $2.1 million for Mr. Keogh, $1 million for Mr. Krump and $1.6 million for Mr. Lupica.

For Messrs. Greenberg and Keogh, however, any shares earned will cliff-vest at the end of the four-year period to support the retention of these key officers through the completion of the integration plan. Furthermore, to link compensation with the creation of shareholder value, for Messrs. Greenberg and Keogh, any shares above target (premium shares) earned based on growth in tangible book value per share will be delivered in full only if the stock price exceeds $130 per share as measured by the average price of the last 30 trading days prior to the four-year anniversary of the grant date. If the stock price does not exceed $130 per share, then only 50 percent of any earned premium shares will be delivered.

Since these awards were granted for extraordinary efforts, they have not been and will not be considered for the purpose of determining future compensation.

Independent Verification of Performance Criteria

We have retained Ernst & Young LLP, an independent public accounting firm, to verify the calculations of our performance criteria for the vesting of performance-based restricted stock and to prepare a report on its findings. Our Compensation Committee reviews the report prepared by Ernst & Young and, based on that report, formally confirms whether, and to what extent, the performance criteria were met for the particular vesting period and how much, if any, performance-based restricted stock has vested as a result.

Performance-Based Restricted Stock Awards

We have two types of performance-based restricted stock awards: Target Awards and Premium Awards.

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Target Awards

For awards granted beginning in January 2017, each Target Award is subject to a three-year performance period with a cliff vesting at the end of the period, subject to the following criteria:

•	If the weighted average of growth in tangible book value per common share and P&C combined ratio (weighted at 70 percent and 30 percent, respectively) meets or exceeds the peer median at the end of the three-year performance period, 100 percent of the Target Award shares will vest.

•	If the weighted average of growth in tangible book value per common share and P&C combined ratio (weighted at 70 percent and 30 percent, respectively) exceeds the 25th percentile but does not meet or exceed the 50th percentile at the end of the three-year performance period, the number of Target Shares which shall vest shall be equal to the number of shares multiplied by a percentage determined by straight line interpolation between 50 and 100 percent based on the percentile achieved between the 25th and 50th percentiles; if at or below the 25th percentile, then no such stock will vest.

For awards granted prior to January 2017, each Target Award of performance-based restricted stock consists of four annual installments. The vesting of each annual installment is subject to the following criteria:

•	If growth in tangible book value per common share exceeds the peer median, 100 percent of the Target Award shares will vest.

•	For grants in 2016, if the growth in tangible book value per common share exceeds the 25th percentile but does not exceed the 50th percentile, the number of Target Award shares which vest shall be equal to the number of shares multiplied by a percentage determined by straight line interpolation between 50 and 100 percent based on the percentile achieved between the 25th and 50th percentiles; if the growth is at or below the 25th percentile, then no such stock will vest.

•	For grants in 2015, if the growth in tangible book value per common share is above the 25th percentile but at or below the median, then 50 percent of the Target Award shares scheduled to vest that year will vest; if the growth is at or below the 25th percentile, then no such stock will vest.

Issuance Criteria

For awards granted beginning January 2017, shares will cliff-vest at the end of a three-year period, and if the performance goal is not achieved at the end of this period, the shares will be forfeited.

For awards granted prior to January 2017, if the performance-based restricted stock does not vest in a particular one-year period applicable to that installment, it may later vest in a subsequent year if the aggregate to-date performance exceeds the minimum applicable vesting performance percentage or the cumulative four-year performance exceeds the median performance for growth in tangible book value per common share. If the performance goal is not achieved within four years, the shares will be forfeited.

Premium Awards

For awards granted beginning in January 2017, if the weighted average of growth in tangible book value per common share and P&C combined ratio (weighted at 70 percent and 30 percent, respectively) compared with other companies included in our Financial Performance Peer Group over the three-year performance period, which we refer to as three-year cumulative performance, exceeds a certain percentile, a Premium Award of additional shares, over and above the yearly Target Award (up to a maximum of 65 percent of the Target Award), will be earned as follows:

•	If three-year cumulative performance exceeds the median but does not exceed the 75th percentile, the number of Premium Shares which shall vest shall be equal to the number of shares multiplied by a percentage determined by straight line interpolation between 0 and 77 percent based on the percentile achieved between the 50th and 75th percentile.

•	If three-year cumulative performance exceeds the 75th percentile and our TSR for the period meets or exceeds the 55th percentile of TSR for our Financial Performance Peer Group during the period, then 100 percent of the Premium Award shares (i.e., 65 percent of the Target Award) will vest.

•	If three-year cumulative performance exceeds the 75th percentile and our TSR for the period does not meet or exceed the 55th percentile of TSR for our Financial Performance Peer Group during the period, then 77 percent of the Premium Award shares will vest.

•	If three-year cumulative performance does not exceed the 50th percentile, no Premium Award will vest.

For awards granted prior to January 2017, if our growth in tangible book value per common share compared with the growth of other companies included in our Financial Performance Peer Group over the four-year cumulative performance period, which we refer to as four-year cumulative performance, exceeds a certain percentile depending on the year of grant as described below, a Premium Award of additional shares, over and above the yearly Target Award, will be earned as follows:

For awards granted in 2016:

•	If four-year cumulative performance does not exceed the 50th percentile, no Premium Award will vest.

•	If four-year cumulative performance is above the 50th but does not exceed the 65th percentile, then we will interpolate the Premium Award between 0 percent and 50 percent of the number of Target Award shares earned.

•	If four-year cumulative performance is above the 65th but does not exceed the 75th percentile, then we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

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•	If four-year cumulative performance exceeds the 75th percentile, then the Premium Award will equal 100 percent of the number of Target Award shares earned.

For awards granted before January 2016:

•	If four-year cumulative performance does not exceed the 65th percentile, no Premium Award will vest.

•	If four-year cumulative performance is above the 65th and below the 75th percentile, then we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

•	If four-year cumulative performance exceeds the 75th percentile, then the Premium Award will equal 100 percent of the number of Target Award shares earned.

Key Features of Performance-Based Restricted Stock Awards (for awards granted after January 2017)

•	3-year cliff-vesting

•	No “second chance” look-back vesting

•	Two performance metrics: tangible book value per share growth and P&C combined ratio

•	TSR modifier for Premium Awards

•	Maximum payout opportunity of 165% of target (previously 200%)

Issuance Criteria

Shares representing Target Awards are issued when the performance award is approved. They are subject to forfeiture if applicable performance criteria are not met.

For awards granted beginning in January 2017, Premium Awards have been issued subject to vesting if actually earned or forfeited if not earned at the end of the three-year performance period. For awards granted in February 2015 and prior to January 2017, Premium Awards have been issued subject to vesting if actually earned or forfeited if not earned at the end of the four-year performance period.

The Compensation Committee lacks discretion to increase the vesting of any performance-based award other than what was achieved based on the actual performance. Beginning in 2017, the Compensation Committee has agreed at the start of all performance periods to adjust the performance goals for Chubb and peer companies to exclude changes based on:

•	any accretion or dilution to tangible book value resulting from any acquisition or disposition involving such entity during the applicable performance measurement period;
•	the net effect of transaction and integration costs associated with any acquisition or disposition involving such entity; and

•	any disposition involving such entity or its assets which results in a gain or loss to such entity.

Prior to 2017, the Compensation Committee had agreed at the start of all performance periods to adjust the growth in tangible book value per share for Chubb and peer companies to exclude changes based on:

•	corporate acquisitions or dispositions affecting goodwill; or

•	corporate dispositions resulting in gains or losses.

These circumstances could materially impact growth in tangible book value per common share. Without this adjustment, executives could be unduly penalized or enriched for taking actions that are in the best interests of Chubb but reduce growth in tangible book value per common share.

In May 2018, Target Awards granted to NEOs in February 2014 earned a Premium Award of 100 percent.

Stock Option and Restricted Stock Grants: Timing and Pricing

The Compensation Committee typically grants stock options and restricted stock to NEOs annually, effective the day of the February Board of Directors meeting. From time to time the Compensation Committee may make off-cycle grants to NEOs to recognize mid-year promotions or other circumstances.

•	The option exercise price is the closing price of our Common Shares as traded on the NYSE on the grant date. Officers who join the Company after February in a given year may be granted stock options and restricted stock following their start date.

•	To determine the number of shares for an option award, we use a notional Black-Scholes option value. In 2018 and 2019 that notional value was 25 percent of the stock price, calculated in each case at the time that we make the decision to grant the option. We typically base the number of shares to be covered by a restricted stock grant on the closing stock price on the date that we make the decision to grant the restricted stock.

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How We Determine and Approve NEO Compensation

Role of the Compensation Committee

The Compensation Committee recommends to the full Board and the Board approves the CEO’s total direct compensation. The Compensation Committee meets in executive sessions, with no management present, to evaluate the performance and determine the total direct compensation of the CEO. In addition to considering overall Company financial performance in absolute terms compared to plan and prior-year performance, and in relative terms compared to the financial performance of our Financial Performance Peer Group, the Compensation Committee seeks external guidance from Pay Governance, its independent compensation consultants.

The CEO makes recommendations for the total direct compensation of each of the other NEOs. The Committee discusses these recommendations with the CEO along with a review of the performance of each NEO as assessed by the CEO. The Committee then approves or disapproves, or recommends modifications to, the total direct compensation for each NEO, as appropriate.

Role of Independent Consultants in Advising the CEO and Compensation Committee on NEO Compensation Determinations

The Compensation Committee directly retains Pay Governance to assist management in the collection and analysis of relevant market data including compensation and financial performance data for our Compensation

Benchmarking and Financial Performance Peer Groups. Pay Governance also provides compensation benchmarking for the positions held by our NEOs for consideration by the CEO and the Compensation Committee. In addition, the Compensation Committee currently retains Pay Governance to assist it with respect to the compensation of the CEO. For this assignment, Pay Governance meets directly with the Compensation Committee to review Company performance, the performance of the CEO and provides guidance on CEO compensation in the form of proposed compensation ranges for the annual cash bonus and long-term incentive equity award. In addition, Pay Governance facilitates discussion, reviews peer groups and provides guidance on current trends in executive compensation practices, in general, and CEO compensation practices, specifically. The Compensation Committee has the authority to retain and terminate Pay Governance and to approve their fees and other retention terms.

Role of the Global Human Resources Officer in Advising the CEO and Compensation Committee on NEO Compensation Determinations

Our Global Human Resources Officer further supports the CEO and the Compensation Committee in assembling external market data as prepared by Pay Governance, gathering and assembling internal compensation information, acting as liaison with Pay Governance, and assisting the CEO and the Compensation Committee in further compensation analysis.

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How We Determine Compensation For Our CEO

Each year, the Compensation Committee sets a scorecard for the potential range of CEO compensation, with top-, middle- and low-end bands tied to achievement of specific financial, operational and strategic goals, considered together with TSR, as reflected in the following summary for 2018:

1.Set CEO Compensation Range Determine total com sensation parameters under various perfonnance scenarios: Strategic assessment of short-term and long-term TSR performance Scorecard results exceed expectations Scorecard results meet expectations 1 Scorecard results meet expectations 1 Scorecard results below expectations 2.Set CeO Goals In the first quarter of 201H, the Commit tee approved goals related to financial, operational and strategic goals. 3.Evaluate Performance vs. Goals In the first quarter of 2019 the Committee reviewed actual results on an absolute basis and relative to our Financial Performance Peer Group, as well as underlying core performance including and excluding catastrophe losses and our performance against non-financiat operating and strategic goals. On average across our key financial metrics, our performance versus peers was at the 66th percentile. Despite the natural catastrophes in 2018, our results included an industry-leading P&C combined ratio and tangible book value per share growth that were each at the 100th percentile, exceeding each member of our peer group. We also had strong core operating income growth and a solid core operating ROE, which were at the 30th and 35th percentiles, respectively. Our key metrics, except for tangible book value per share growth, improved significantly from prior year but each of our metrics did not exceed plan due to 2018 natural catastrophes. One-year TSR was at the 75th percentile and three-year annualized TSR exceeded the peer group median, but both were below prior year. We also met or exceeded our non-financial operating and strategic goals to further position us as an industry leader and for long-term growth and shareholder value creation. A Set Final CEO Compensation Based on our absolute and relative performance, strategic accomplishments, and long-term strategy execution, the Committee set a final CEO compensation value including base salary, annual cash incentive and long-term equity incentive awards.

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How We Determine Other NEO Compensation

For other NEOs, total direct compensation is determined by the CEO and approved or modified by the Compensation Committee. The compensation framework is similar to that for the CEO as described in “How We Determine Compensation For Our CEO” above as compensation decisions are based in part on overall Company performance, although compensation decisions also include consideration of the performance of the operating units or support functions under each NEO’s management. Decisions are also influenced by each NEO’s individual performance, within the context of compensation market data for each position provided by Pay Governance.

As part of the annual compensation cycle, the CEO, with assistance from the Global Human Resources Officer, reviews appropriate compensation market data for each NEO. For those NEOs directly managing an operating unit, the review includes market data for other business segment leaders of comparatively sized business units within our Compensation Benchmarking Peer Group as well as for business segment leaders from other insurance industry peers.

For those NEOs managing a support function, the review includes market data for other support function leaders within our Compensation Benchmarking Peer Group as well as for support function leaders from other insurance industry peers. This review and market analysis informs decision-making about annual compensation for our NEOs.

2018 NEO Total Direct Compensation and Performance Summary

Below we provide a summary of each of our named executive officers’ total direct compensation and an overview of their 2018 performance relative to achieving our annual and long-term performance goals. The process the Compensation Committee uses to determine each officer’s 2018 compensation is described more fully in “How We Determine and Approve NEO Compensation” beginning on page 87.

CEO 2018 Total Direct Compensation

Evan G. Greenberg

Chairman, President and CEO

2018 Performance Summary

2018 Company performance was strong on both an absolute basis and relative to peers. Under Mr. Greenberg’s leadership, the Company produced strong core operating income per share, world-class underwriting performance, a good core operating return on equity and tangible book value per share growth that exceeded all of our peers, all despite a year when severe catastrophe losses once again heavily impacted the global P&C insurance industry. Nevertheless, the Company produced strong financial results and advanced its strategic and operational goals. These included expanding its presence and growing new markets (including through new distribution partnerships), enhancing its digital and technological capabilities, and further diversifying by geography, product, customer segment and distribution channel. The Company also continued to distinguish itself in its claims and loss prevention organization’s response to customers in their time of need and made further efforts to highlight its commitment to responsible citizenship.

The following accomplishments were relevant to the Compensation Committee’s considerations in developing its CEO compensation recommendations for 2018:

Financial Performance

•	Core operating income of $4.4 billion compared to $3.8 billion in 2017, up 16.5%; core operating income per share of $9.44, up from $8.03 in 2017, or 17.6%

•	Industry-leading P&C combined ratio of 90.6%, a 4.1 point improvement from 2017 and exceeding the performance of each member of our Financial Performance Peer Group

Shareholder Value

•	Tangible book value per share growth of 0.03% exceeded each member of our Financial Performance Peer Group

•	Core operating return on equity of 8.7%, an 11.5% increase from 2017

•	In a year of significant stock market volatility, total return to shareholders was down 9.6%, with a three-year annualized total shareholder return of 5.6%; cumulative three-year total shareholder return of 17.8%

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Executive Compensation — 2018 NEO Total Direct Compensation and Performance Summary

Strategic and Operational Accomplishments

Under the leadership of Mr. Greenberg, Chubb continued to invest in the future of the Company and achieved key strategic and operational objectives in 2018, including:

•	Established new distribution partnerships to expand global presence and growth potential, including a long-term bancassurance arrangement with Citibanamex in Mexico and a strategic distribution partnership with Grab, a leading on-demand transportation and fintech platform in Southeast Asia

•	Executed on our global middle market and small commercial strategy to reach new customers and grow our business and geographic footprint

•	Completed Chubb Corp. merger-related underwriting actions to shed business not meeting our risk appetite or standards

•	Continued to drive for rate and profitability in our portfolio by product and customer segment while maintaining excellence in underwriting and servicing customers and distribution partners (with commercial and personal lines customer retention rates at or above all-time highs)

•	Developed digital distribution, data analytics and technological capabilities in line with our multi-year strategy to position Chubb as an enterprise built for the digital age

•	Improved our gender balance and multi-cultural representation in key leadership roles and continued to enhance our culture of diversity and inclusion

•	Developed our ESG profile and enhanced disclosure of our responsible citizenship initiatives (see “Citizenship at Chubb” on page 46 for details)

Compensation Committee Decisions

The extensive Company Performance Criteria and Individual Performance Criteria used to evaluate Mr. Greenberg’s compensation are detailed in the section “How We Determine Compensation For Our CEO” on page 88.

For the reasons previously discussed, the Compensation Committee concluded that it was fair and appropriate to provide compensation in the third quartile of the Compensation Benchmarking Peer Group. The Committee considered the financial performance of the Company on an absolute basis and relative to our peers, as well as underlying core performance. For context, the Committee considered results including and excluding catastrophe losses. The Committee also considered our performance against our non-financial strategic goals to set CEO compensation. Following its analysis and discussion, the Committee determined to leave base salary unchanged and increase the annual cash bonus by $600,000 (11 percent) over prior year. The increase reflected improved financial results relative to prior year but remained $500,000 (8 percent) less than 2016 due to the impact that natural catastrophes had on our 2018 financial results. The Committee also determined to increase long-term incentive equity awards by $500,000 (4 percent). In part, the Committee considered that these awards had been flat since 2014. The Committee also considered the forward-looking nature of such awards, consistent with the Company’s compensation practices to link pay with the long-term performance of the Company and aligning a significant portion of compensation with the creation of shareholder value. Overall, 2018 total direct compensation increased 6 percent.

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Other NEO 2018 Total Direct Compensation

Philip V. Bancroft

Chief Financial Officer

Corporate Units under his management:

• Accounting & Financial Reporting	• Actuarial
• Investment Management	• Tax and Treasury

2018 Performance Criteria

Mr. Bancroft’s compensation was based on overall Company performance, against both financial and strategic objectives, and his individual performance as the Company’s CFO, which was evaluated in terms of his execution of a wide and complex set of financially-oriented objectives related to the balance sheet and income statement.

Compensation Committee Decisions

• Base salary was increased 3 percent

• Annual cash bonus was increased 8 percent

• Long-term incentive equity award was increased 4 percent

• 2018 total direct compensation was increased 5 percent

John W. Keogh

Executive Vice Chairman and Chief Operating Officer

Corporate Units under his management:

• Overseas General P&C businesses	• Chubb Global Markets
• North American P&C businesses

2018 Performance Criteria

Mr. Keogh’s compensation was based on overall Company performance, against both financial and strategic objectives, the performance of the property and casualty operating units under Mr. Keogh’s management as Chief Operating Officer, and the performance of Chubb Global Markets and Overseas General. Consideration was also given to his scope of responsibility for the Company’s North American and Overseas General P&C operations.

Compensation Committee Decisions

• Base salary was unchanged

• Annual cash bonus was increased 4 percent

• Long-term incentive equity award was increased 7 percent

• 2018 total direct compensation was increased 6 percent

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Executive Compensation — 2018 NEO Total Direct Compensation and Performance Summary

Paul J. Krump

President, North America Commercial and Personal Insurance

Corporate Units under his management:

• Personal Risk Services • Claims	• Commercial Insurance • Risk Engineering Services

2018 Performance Criteria

Mr. Krump’s compensation was based on overall Company performance, against both financial and strategic objectives, the performance of the operating units under Mr. Krump’s direct management, which for 2018 included Personal Risk Services, Commercial Insurance, Claims and Risk Engineering Services, as well as his individual performance. Consideration was also given to the scope of his responsibility for Chubb’s North America operations.

Compensation Committee Decisions

•	Base salary was increased 2 percent

•	Annual cash bonus was increased 8 percent

•	Long-term incentive equity award increased 5 percent

•	Additional special recognition long-term incentive equity award of $500,000

•	2018 total direct compensation was increased 6 percent (excluding special recognition award)

John J. Lupica

Vice Chairman; President, North America Major Accounts and Specialty Insurance

Corporate Units under his management:

• North America Major Accounts	• Agribusiness
• Westchester	• Chubb Bermuda
• Rain & Hail

2018 Performance Criteria

Mr. Lupica’s compensation was based on overall Company performance, against both financial and strategic objectives, the performance of the operating units under Mr. Lupica’s direct management, which for 2018 included North America Major Accounts, Westchester, Agribusiness, Chubb Bermuda and Rain & Hail, as well as his individual performance. Consideration was also given to the scope of his responsibility for Chubb’s North America operations.

Compensation Committee Decisions

• Base salary was increased 2 percent

• Annual cash bonus was increased 6 percent

• Long-term incentive equity award was increased 6 percent

• Additional special recognition long-term incentive equity award of $250,000

• 2018 total direct compensation was increased 6 percent (excluding special recognition award)

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2018 Total Direct Compensation – Supplemental Table

Each February, the Compensation Committee and the Board of Directors approve compensation for each NEO including any adjustments to base salary, cash bonus in recognition of prior calendar year’s performance and long-term incentive equity awards. The long-term incentive equity awards consist of stock options, valued using a notional Black Scholes option valuation methodology representing roughly 25 percent of the closing market price at the date of grant; time-based restricted stock awards; and performance shares, which are subject to performance-based vesting criteria, valued at the closing market price at the date of grant.

The key compensation components for each of our NEOs as considered by the Compensation Committee are summarized in the table below. The totals and the equity award values do not directly correlate to what is ultimately reported in the Summary Compensation Table in accordance with SEC rules (for example, the equity award column below reflects February 2019 grants, while the Summary Compensation Table reflects February 2018 grants).

2018 Named Executive Officers Compensation – Supplemental Table

Name and Title/Business Unit	Salary[1]	Cash Bonus	Long-Term Incentive Equity Award	Total Direct Compensation
Evan G. Greenberg[2]	$1,400,000	$6,100,000	$12,300,000	$19,800,000
Chairman, President and CEO
Philip V. Bancroft[3]	$818,000	$1,363,300	$2,335,000	$4,516,300
Chief Financial Officer
John W. Keogh[4]	$963,462	$2,505,000	$4,277,000	$7,745,462
Executive Vice Chairman and Chief Operating Officer
Paul J. Krump[5]	$859,231	$1,743,000	$2,877,000	$5,479,231
President, North America Commercial and Personal Insurance
John J. Lupica[5]	$854,615	$1,913,400	$3,500,000	$6,268,015
Vice Chairman; President, North America Major Accounts and Specialty Insurance

1

Reflects total base salary paid in 2018. Other than for Mr. Greenberg, whose base salary was unchanged in 2018, amounts are less than year-end base rate because base rate changes for the year typically take effect in late March.

2	Mr. Greenberg’s base salary of $1,400,000 was unchanged for 2019.
3	Mr. Bancroft’s base salary was increased for 2019 from $824,000 to $850,000.
4	Mr. Keogh’s base salary of $975,000 was unchanged for 2019.
5

Base salary for both Messrs. Krump and Lupica was increased for 2019 from $865,000 to $880,000. Long-Term Incentive Equity Award includes grant ($500,000 for Mr. Krump, $250,000 for Mr. Lupica) of special recognition performance-based restricted stock with the same vesting criteria as the performance-based restricted stock awarded as part of annual compensation for 2018.

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Executive Compensation — Defined Terms and Calculations

Defined Terms and Calculations

The non-GAAP financial measures used in this Compensation Discussion & Analysis (core operating income, core operating return on equity, P&C combined ratio, tangible book value per share and book value and tangible book value per share excluding mark-to-market) are defined and reconciled to U.S. GAAP in the “Non-GAAP Financial Measures” section on page 120 of this proxy statement.

Book Value Per Common Share	shareholders’ equity divided by the number of Common Shares outstanding

Combined Ratio	the amount that an insurer must pay to cover claims and expenses for every dollar of earned premium. It is the sum of the expense ratio and the loss ratio

Company Performance Criteria	the factors described on page 75 that measure the Company’s performance for purposes of determining an individual’s compensation

Compensation Benchmarking Peer Group	those companies identified on page 81 who the Company considers for purposes of comparing and determining executive compensation

Double-Trigger Vesting

all unvested equity vests immediately upon a change in control if the executive is terminated without cause or resigns for good reason between six months before and two years after such change in control

Expense Ratio	expense ratio = policy acquisition costs and administrative expenses net earned premiums

Financial Performance Peer Group	those companies identified on page 82 who the Company considers to be comparable from a business perspective

Individual Performance Criteria	the factors described on page 75 that measure an individual’s performance for purposes of determining such individual’s compensation

Loss Ratio	loss ratio = losses incurred net earned premiums

Premium Award	performance-based restricted stock awards in excess of the yearly Target Award in the event that the Company’s cumulative performance exceeds the 50th percentile, as further described on page 85

Target Award

performance-based restricted stock awards consisting of, for awards granted beginning January 2017 and thereafter, a three-year cliff vesting period, and for awards granted prior to January 2017, four annual installments, subject in each case to specified vesting criteria described on page 85

Total Shareholder Return	stock price increase plus dividends reinvested

Total Direct Compensation	base salary, cash bonus and long-term incentive equity awards

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Executive Compensation — Summary Compensation Table

Summary Compensation Table

The following table sets forth compensation for 2018, 2017 and 2016 for our NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1]	Option Awards[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3]	All Other Compensation[4]	Total

Evan G. Greenberg Chairman, President and Chief Executive Officer	2018	$1,400,000	$6,100,000	$8,849,881	$2,761,129	—	$1,246,474	$20,357,484
	2017	$1,400,000	$5,500,000	$8,849,933	$2,183,422	—	$1,183,046	$19,116,401
	2016	$1,400,000	$6,600,000	$12,850,051	$2,406,837	—	$1,162,598	$24,419,486

Philip V. Bancroft Chief Financial Officer	2018	$818,000	$1,363,300	$1,687,511	$526,473	—	$644,591	$5,039,875
	2017	$793,750	$1,268,000	$1,874,967	$462,600	—	$652,649	$5,051,966
	2016	$768,750	$1,470,000	$2,818,747	$494,616	—	$620,577	$6,172,690

John W. Keogh Executive Vice Chairman and Chief Operating Officer	2018	$963,462	$2,505,000	$3,001,466	$936,436	—	$452,934	$7,859,298
	2017	$919,231	$2,400,000	$3,262,565	$804,907	—	$478,261	$7,864,964
	2016	$896,111	$2,610,000	$5,174,945	$836,266	—	$453,691	$9,971,013

Paul J. Krump President, North America Commercial and Personal Insurance	2018	$859,231	$1,743,000	$1,690,515	$527,410	$1,310,110	$73,054	$6,203,320
	2017	$840,000	$1,619,200	$1,837,434	$453,341	$2,202,478	$58,432	$7,010,885
	2016	$840,000	$1,760,000	$999,946	—	$2,288,521	$62,206	$5,950,673

John J. Lupica Vice Chairman; President, North America Major Accounts and Specialty Insurance	2018	$854,615	$1,913,400	$2,297,704	$716,874	—	$425,751	$6,208,344
	2017	$815,385	$1,800,000	$2,497,593	$616,174	—	$434,731	$6,163,883
	2016	$793,519	$1,980,000	$3,962,632	$642,511	—	$413,348	$7,792,010

1

This column discloses the aggregate grant date fair value of stock awards granted during the year. This column includes time-based as well as performance-based restricted stock for which the target amount is included. For information on performance targets and vesting, see “Compensation Discussion & Analysis—Variable Compensation—Performance-Based Restricted Stock Awards.” Additional detail regarding restricted stock awards made in 2018 is provided in the Grants of Plan-Based Awards table below in this section of the proxy statement. Assuming the highest level of performance is achieved (which would result in Premium Award vesting of 65 percent of target performance shares awarded in 2017 and 2018 and 100 percent of target performance shares awarded in 2016, i.e., all Target Awards and Premium Awards), the aggregate grant date fair value of the stock awards set forth in the table above would be:

	2018	2017	2016
Evan G. Greenberg	$13,164,157	$13,164,247	$23,487,629
Philip V. Bancroft	$2,345,633	$2,606,160	$4,728,141
John W. Keogh	$4,289,096	$4,662,257	$9,304,388
Paul J. Krump	$2,349,925	$2,554,031	$1,999,892
John J. Lupica	$3,193,751	$3,471,636	$6,743,968

The Target Awards granted in 2014 met relevant performance criteria and vested their annual installments as scheduled. Target Awards granted to NEOs for 2014, 2013 and 2012 earned a Premium Award of 100 percent, 100 percent and 65.5 percent, respectively. The table below shows the value realized on vesting of those Premium Awards at their respective four-year anniversary dates in 2018, 2017 and 2016.

	2014 Grant Vested in 2018	2013 Grant Vested in 2017	2012 Grant Vested in 2016
Evan G. Greenberg	$8,910,270	$5,537,142	$3,550,859
Philip V. Bancroft	$1,042,122	$732,982	$482,795
John W. Keogh	$2,486,384	$1,220,991	$758,838
Paul J. Krump	—	—	—
John J. Lupica	$1,419,926	$742,959	$372,552

2

This column discloses the aggregate grant date fair value of stock option awards granted during the year. Option values are based on the grant date fair market value computed in accordance to FASB ASC Topic 718. Additional detail regarding stock option awards made in 2018 is provided in the Grants of Plan-Based Awards table below in this section of the proxy statement.

3

Reflects solely the aggregate change in pension value for 2018, 2017 and 2016 under the Pension Plan of The Chubb Corporation (Chubb Corp. Pension Plan) and the Pension Excess Benefit Plan of The Chubb Corporation (Chubb Corp. Pension Excess Benefit Plan). Mr. Krump’s benefits under the Chubb Corp. Pension Plan and Chubb Corp. Pension Excess Benefit Plan for 2018 were $(5,943) and $1,316,053, respectively.

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Executive Compensation — Summary Compensation Table

4	As detailed in the table below, this column includes perquisites and other personal benefits, consisting of the following:

•  Perquisites including retirement plan contributions, personal use of the Company aircraft and Company apartment, and miscellaneous other benefits detailed below.

–

We calculate our incremental cost for personal use of corporate aircraft based on our variable operating costs, including fuel, crew travel, landing/ramp fees, catering, international handling and proportional share of lease costs. We include in this table amounts for personal use of corporate aircraft by all NEOs who make personal use of the corporate aircraft, although the Board of Directors required Mr. Greenberg to use corporate aircraft for all travel whenever practicable for security reasons. For all other NEOs, personal use of the corporate aircraft was limited to space available on normally scheduled management business flights.

–	Other personal benefits including housing allowances and cost of living allowance.

•  In 2018, 2017 and 2016, housing allowance was provided to Mr. Bancroft because he has been required by Chubb to maintain a second residence in Bermuda in addition to maintaining his own personal residence.

–	Our contributions to retirement plans consist of matching and non-contributory employer contributions for 2018, 2017 and 2016.

Name	Year	Housing Allowance	Private Jet Usage	Misc. Other Benefits[1]	Retirement Plan Contribution
Evan G. Greenberg	2018	—	$378,929	$39,545	$828,000
	2017	—	$188,405	$34,641	$960,000
	2016	—	$156,220	$46,378	$960,000
Philip V. Bancroft	2018	$264,000	—	$130,271	$250,320
	2017	$254,858	—	$126,141	$271,650
	2016	$252,000	—	$114,327	$254,250
John W. Keogh	2018	—	—	$49,318	$403,615
	2017	—	$2,467	$52,286	$423,508
	2016	—	$210	$48,948	$404,533
Paul J. Krump	2018	—	$14,369	$47,685	$11,000
	2017	—	—	$45,278	$13,154
	2016	—	—	$51,606	$10,600
John J. Lupica	2018	—	$167	$107,030	$318,554
	2017	—	$149	$99,136	$335,446
	2016	—	$3,606	$91,920	$317,822

1

This column consists of the following: (i) for Mr. Greenberg, use of corporate apartment, executive medical coverage, long service award and matching contributions made under our matching charitable contributions program; and (ii) for all other NEOs, club memberships, financial planning, tax services, executive medical coverage, use of corporate apartment, matching contributions made under our matching charitable contributions program, car allowance or car lease and car maintenance allowance.

Employment Arrangements

Each of our NEOs receives an annual salary with annual discretionary cash and long-term equity incentives. Base salaries for NEOs are adjusted as described in “Compensation Discussion & Analysis.” Each NEO also receives customary executive benefits, such as participation in our current benefit and insurance plans, and certain perquisites, which may include some or all of a housing allowance, car allowance, car loan and club dues. We entered into an individual offer letter with each NEO at the beginning of his respective employment. Other than as described above, no material terms of such offer letters remain in effect.

In 2015, our Executive Management entered into non-compete agreements that are described below under the “Potential Payments Upon Termination or Change in Control” table.

In addition, in connection with the Company’s re-domestication to Switzerland in 2008, and for the sole purpose of documentation of work that is expected to be performed in Switzerland, the Company entered into employment agreements with Evan G. Greenberg, the Company’s Chairman and Chief Executive Officer, and Philip Bancroft, the Company’s Chief Financial Officer. Subsequent to the re-domestication, the Company entered into employment agreements with John W. Keogh and John J. Lupica, as Vice Chairmen of Chubb Limited. These employment agreements did not change these officers’ responsibilities to the Chubb group of companies or their aggregate compensation from the Chubb group of companies. These employment agreements formally establish that these officers have responsibilities directly with Chubb Limited as a Swiss company and will receive compensation specifically for work performed in Switzerland.

These employment agreements specify that these officers:

•	are employees of the Swiss parent company,

•

will receive compensation allocable to such employment agreement (as opposed to compensation allocable to their work for other Chubb companies) that reflects 10 percent of the total compensation such officer is currently receiving, and

•	will work a portion of their time in Switzerland for Chubb Limited approximating 10 percent of their annual work calendar.

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Executive Compensation — Summary Compensation Table

The Company may use the same form of employment agreement for these officers to allocate a percentage of their salaries to other subsidiaries of the Company.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan, which gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15 percent discount to the market price of our Common Shares. No participant may purchase more than ten percent of the participant’s compensation or $25,000 in value of Common Shares, whichever is less, under this plan in any calendar year. None of our NEOs participated in our employee stock purchase plan in 2018.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Articles of Association that allow us to indemnify our directors and officers to the fullest extent permitted by applicable law as well as NYSE and SEC regulations. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent we maintain general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any of our directors or officers.

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Executive Compensation — Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the calendar year ended December 31, 2018. Because the Compensation Committee made plan-based awards at its February 2019 meeting which it intended as compensation for 2018, we have included those grants in this table along with grants made during 2018.

Name	Grant Date[1]	Estimated Future Payouts Under Equity Incentive Plan Awards[2]		All Other Stock Awards; Number of Shares of Stock or Units[3]	All Other Option Awards; Number of Securities Underlying Options[4]	Exercise or Base Price of Option Award	Grant Date Fair Value of Equity Incentive Plan Awards[5]
		Target	Maximum

Evan G. Greenberg	February 28, 2019	51,672	85,259	17,224			$9,225,174

	February 28, 2019				91,846	$133.90	$1,881,925

	February 22, 2018	46,393	76,548	15,464			$8,849,881

	February 22, 2018				82,471	$143.07	$2,761,129

Philip V. Bancroft	February 28, 2019	7,848	12,949	5,232			$1,751,412

	February 28, 2019				17,436	$133.90	$357,264

	February 22, 2018	7,077	11,677	4,718			$1,687,511

	February 22, 2018				15,725	$143.07	$526,473

John W. Keogh	February 28, 2019	15,812	26,090	8,146			$3,207,976

	February 28, 2019				31,937	$133.90	$654,389

	February 22, 2018	13,846	22,846	7,133			$3,001,466

	February 22, 2018				27,970	$143.07	$936,436

Paul J. Krump	February 28, 2019	11,724	19,345	5,326			$2,282,995

	February 28, 2019				17,750	$133.90	$363,698

	February 22, 2018	7,090	11,699	4,726			$1,690,515

	February 22, 2018				15,753	$143.07	$527,410

John J. Lupica	February 28, 2019	12,791	21,105	7,282			$2,687,775

	February 28, 2019				24,269	$133.90	$497,272

	February 22, 2018	9,636	15,899	6,424			$2,297,704

	February 22, 2018				21,412	$143.07	$716,874

1

As stated above, the Compensation Committee intended awards granted in February 2019 as compensation for 2018. The Compensation Committee intended awards granted in February 2018 as compensation for 2017. Therefore, we also disclosed these awards in our 2018 proxy statement.

2

The terms of the performance awards, including the performance criteria for vesting, are described in “Compensation Discussion & Analysis—Variable Compensation—Performance-Based Restricted Stock Awards.” The Target column of this table corresponds to Target Awards, and the Maximum column refers to the maximum possible Target and Premium Awards. During the restricted period, the NEOs are entitled to vote both the time-based and performance-based restricted stock. Dividends are accumulated and distributed only when the shares have vested.

3	Restricted stock vests on the first, second, third and fourth anniversary dates of the grant.
4	Stock options vest on the first, second and third anniversary dates of the grant.
5

This column discloses the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For all assumptions used in the valuation, see note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation — Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2018.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Evan G. Greenberg	2,596	—	$38.51	02/26/2019
	159,820	—	$50.37	02/25/2020
	134,100	—	$62.64	02/24/2021
	116,905	—	$73.35	02/23/2022
	143,459	—	$85.39	02/28/2023
	98,181	—	$96.76	02/27/2024
	102,787	—	$114.78	02/26/2025
	66,441	33,221	$118.39	02/25/2026
	28,296	56,596	$139.01	02/23/2027
	—	82,471	$143.07	02/22/2028	41,564	$5,369,238	170,418	$22,014,597
Philip V. Bancroft	2,596	—	$38.51	02/26/2019
	1,985	—	$50.37	02/25/2020
	1,596	—	$62.64	02/24/2021
	1,363	—	$73.35	02/23/2022
	1,171	—	$85.39	02/28/2023
	17,225	—	$96.76	02/27/2024
	18,728	—	$114.78	02/26/2025
	13,653	6,828	$118.39	02/25/2026
	5,994	11,992	$139.01	02/23/2027
	—	15,725	$143.07	02/22/2028	14,363	$1,855,412	24,990	$3,228,208
John W. Keogh	23,432	—	$73.35	02/23/2022
	29,665	—	$85.39	02/28/2023
	31,134	—	$96.76	02/27/2024
	34,103	—	$114.78	02/26/2025
	23,083	11,545	$118.39	02/25/2026
	10,430	20,865	$139.01	02/23/2027
	—	27,970	$143.07	02/22/2028	19,711	$2,546,267	59,865	$7,733,361
Paul J. Krump	5,875	11,751	$139.01	02/23/2027
	—	15,753	$143.07	02/22/2028	8,692	$1,122,833	19,268	$2,489,040
John J. Lupica	7,640	—	$62.64	02/24/2021
	4,337	—	$63.42	08/11/2021
	11,503	—	$73.35	02/23/2022
	18,053	—	$85.39	02/28/2023
	23,469	—	$96.76	02/27/2024
	26,350	—	$114.78	02/26/2025
	17,735	8,870	$118.39	02/25/2026
	7,984	15,973	$139.01	02/23/2027
	—	21,412	$143.07	02/22/2028	19,276	$2,490,074	34,632	$4,473,762

1	Based on the closing market price of our Common Shares on December 31, 2018 of $129.18 per share.

Chubb Limited 2019 Proxy Statement    99

Executive Compensation — Outstanding Equity Awards at Fiscal Year End

Contingent on continued employment and, in some circumstances, satisfaction of specified performance targets, the vesting dates for the awards described in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[1]
Evan G. Greenberg	2/22/2019	27,491	3,866	—
	2/23/2019	28,297	3,979	—
	2/25/2019	33,221	4,672	14,016
	2/26/2019	—	4,819	14,458
	2/22/2020	27,490	3,866	—
	2/23/2020	28,299	3,979	47,748
	2/25/2020	—	4,672	47,803
	2/22/2021	27,490	3,866	46,393
	2/23/2021	—	3,979	—
	2/22/2022	—	3,866	—
Philip V. Bancroft	2/22/2019	5,242	1,179	—
	2/23/2019	5,996	1,349	—
	2/25/2019	6,828	1,920	4,032
	2/26/2019	—	1,757	1,757
	2/22/2020	5,242	1,179	—
	2/23/2020	5,996	1,348	8,093
	2/25/2020	—	1,921	4,031
	2/22/2021	5,241	1,180	7,077
	2/23/2021	—	1,350	—
	2/22/2022	—	1,180	—
John W. Keogh	2/22/2019	9,325	1,785	—
	2/23/2019	10,432	1,996	—
	2/25/2019	11,545	2,207	4,285
	2/26/2019	—	2,175	4,221
	2/22/2020	9,323	1,783	—
	2/23/2020	10,433	1,995	15,490
	2/25/2020	—	2,209	22,023
	2/22/2021	9,322	1,783	13,846
	2/23/2021	—	1,996	—
	2/22/2022	—	1,782	—
Paul J. Krump	2/22/2019	5,251	1,182	—
	2/23/2019	5,875	1,322	—
	3/1/2019	—	—	2,124
	2/22/2020	5,251	1,182	—
	2/23/2020	5,876	1,322	7,931
	3/1/2020	—	—	2,123
	2/22/2021	5,251	1,181	7,090
	2/23/2021	—	1,322	—
	2/22/2022	—	1,181	—

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Executive Compensation — Outstanding Equity Awards at Fiscal Year End

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[1]
John J. Lupica	2/22/2019	7,138	1,607	—
	2/23/2019	7,986	1,797	—
	2/25/2019	8,870	2,495	5,874
	2/26/2019	—	2,471	2,471
	2/22/2020	7,138	1,607	—
	2/23/2020	7,987	1,797	10,780
	2/25/2020	—	2,495	5,871
	2/22/2021	7,136	1,605	9,636
	2/23/2021	—	1,797	—
	2/22/2022	—	1,605	—

1

The vesting date for the securities specified in this column is the later of (a) the “Vest Date” specified for such securities in this table and (b) the date when the Compensation Committee formally confirms vesting pursuant to the process further described in “Compensation Discussion & Analysis—Variable Compensation.” For additional information on performance measures, see footnote 2 to the Grants of Plan-Based Awards table.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises by, and vesting of restricted stock awards of, our NEOs during 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting[2]	Value Realized on Vesting[3]
Evan G. Greenberg	166,684	$16,936,784	130,308	$17,712,752
Philip V. Bancroft	—	—	22,436	$3,087,154
John W. Keogh	—	—	40,381	$5,518,023
Paul J. Krump	—	—	50,858	$6,967,343
John J. Lupica	—	—	30,949	$4,256,724

1	The value of an option is the difference between (a) the fair market value of one of our Common Shares on the exercise date and (b) the exercise price of the option.
2

Of Common Shares acquired on vesting, the following numbers were respectively acquired due to vesting of performance-based restricted stock target awards on May 17, 2018: Mr. Greenberg (45,042 shares), Mr. Bancroft (7,724 shares), Mr. Keogh (13,129 shares), Mr. Krump (2,124 shares) and Mr. Lupica (10,985 shares). The annual installment of the performance-based restricted stock awards granted in February 2014, 2015 and 2016 vested. Of shares acquired on vesting, the following numbers were respectively acquired due to vesting of performance-based restricted stock premium awards: Mr. Greenberg (66,272 shares), Mr. Bancroft (7,751 shares), Mr. Keogh (18,493 shares) and Mr. Lupica (10,561 shares). In May 2018, target awards granted to NEOs in February 2014 earned a Premium Award of 100 percent based on Cumulative Performance exceeding the 75th Percentile.

For information on performance targets and vesting, see “Compensation Discussion & Analysis—Variable Compensation.”
3

The value of a share of restricted stock upon vesting is the fair market value of one of our Common Shares on the vesting date. If vesting occurs on a day on which the New York Stock Exchange is closed, the value realized on vesting is based on the closing price on the open market day prior to the vesting date.

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Executive Compensation — Pension Benefits

Pension Benefits

The only pension plans maintained by the Company in which an NEO participates were assumed in connection with the Chubb Corp. acquisition, the Pension Plan of The Chubb Corporation (Chubb Corp. Pension Plan) and the Pension Excess Benefit Plan of The Chubb Corporation (Chubb Corp. Pension Excess Benefit Plan). Mr. Krump is the only NEO that participates in these plans.

The following table sets forth information about participation by Mr. Krump in our pension plans as of December 31, 2018.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[12]	Payments During Last Fiscal Year
Paul J. Krump	Chubb Corp. Pension Plan	36	$1,930,533	—
	Chubb Corp. Pension Excess Benefit Plan	36	$15,623,652	—

1

Represents the present value of the NEO’s accumulated pension benefit computed as of the same pension plan measurement date we used for 2018 financial statement reporting. The following actuarial assumptions were used:

•	Interest discount rates: 4.21% (Chubb Corp. Pension Plan); 3.83% (Chubb Corp. Pension Excess Benefit Plan);

•	Future interest crediting rate on cash balance accounts: 4.10%;

•	Mortality table: RP2014 projected using scale MP2018 white collar; and

•	Payment Form:

—	Chubb Corp. Pension Plan—50% take cash balance account as a lump sum (or, for participants hired on or after January 1, 2001, 100% take lump sum)

—	Chubb Corp. Pension Excess Benefit Plan—100% take benefit as a lump sum.

2

The figures shown in the table above assume retirement benefits commence at the earliest unreduced retirement age, reflecting the assumptions described in the preceding footnote. However, if the NEO’s employment terminated or he retired on December 31, 2018, and plan benefits were immediately payable as a lump sum (calculated using the 5% discount rate specified in the plan), the Chubb Corp. Pension Excess Benefit Plan benefit would have been as follows:

Name	Plan Name	Lump Sum Amount

Paul J. Krump	Chubb Corp. Pension Excess Benefit Plan	$16,806,198

Chubb Corp. Pension Plan

Employees of Chubb Corp. on the date of its acquisition by the Company were eligible to participate in the Chubb Corp. Pension Plan, a tax-qualified defined benefit plan. Mr. Krump participates in the Chubb Corp. Pension Plan on the same terms and conditions as other eligible employees, except as noted below. The Chubb Corp. Pension Plan, as in effect during 2018, provides each eligible employee with annual retirement income beginning at age 65 equal to the product of:

•	the total number of years of participation in the Chubb Corp. Pension Plan; and

•

1.75 percent of average compensation for the highest five years in the last ten years of participation prior to retirement during which the employee was most highly paid or, if higher, the last 60 consecutive months (final average earnings).

Average compensation under the Chubb Corp. Pension Plan includes salary and annual non-equity incentive compensation. A social security offset is subtracted from this benefit. The social security offset is equal to the product of:

•	the total number of years of participation in the Chubb Corp. Pension Plan; and

•	an amount related to the participant’s primary social security benefit.

Benefits can commence as early as age 55. However, if pension benefits commence prior to age 65, they may be actuarially reduced. The reduction in the gross benefit (prior to offset for social security benefits) is based on the participant’s age at retirement and years of Chubb Corp. Pension Plan participation as follows:

•

If the participant has at least 25 years of Chubb Corp. Pension Plan participation, benefits are unreduced at age 62 (Mr. Krump has more than 25 years of Chubb Corp. Pension Plan participation). They are reduced 2.5 percent per year from 62 to 60 (5 percent reduction at 60) and 5 percent per year from 60 to 55 (30 percent reduction at 55).

•

If the participant has at least 15 but less than 25 years of Chubb Corp. Pension Plan participation, benefits are unreduced at age 65. They are reduced 2 percent per year from 65 to 62 (6 percent reduction at 62) and 4 percent per year from 62 to 61 (10 percent reduction at 61) and 5 percent per year from 61 to 55 (40 percent reduction at 55).

•

If the participant has less than 15 years of Chubb Corp. Pension Plan participation, benefits are unreduced at age 65. They are reduced 6.67 percent per year from 65 to 60 (33.3 percent reduction at 60) and 3.33 percent per year from 60 to 55 (50 percent reduction at 55).

The participant’s social security benefit is reduced based on factors relating to the participant’s year of birth and age at retirement.

102    Chubb Limited 2019 Proxy Statement

Executive Compensation — Pension Benefits

Benefits are generally paid in the form of an annuity. If a participant retires and elects a joint and survivor annuity, the Chubb Corp. Pension Plan provides a 10 percent subsidy. The portion of the benefit attributable to the cash balance account, as described in the following paragraph, may be paid in the form of a lump sum upon termination of employment.

Effective January 1, 2001, the Chubb Corp. Pension Plan was amended to provide a cash balance benefit, in lieu of the benefit described above, to reduce the rate of increase in the Chubb Corp. Pension Plan costs. This benefit provides for a participant to receive a credit to his or her cash balance account every six months. The amount of the cash balance credit increases from 2.5 percent to 5 percent of compensation as the sum of a participant’s age and years of service credit increases. The maximum credit of 5 percent of compensation (subject to the maximum limitation on compensation permitted by the Internal Revenue Code) earned over the preceding six months is made when the sum of a participant’s age and years of service credit equals or exceeds 55 (which is the case for Mr. Krump). Amounts credited to a participant’s cash balance account earn interest at a rate based on the 30-year U.S. treasury bond rate, subject to a minimum interest rate of 4 percent. Participants who were hired by Chubb Corp. prior to January 1, 2001 (including Mr. Krump) will receive a benefit under the Chubb Corp. Pension Plan equal to the greater of the pension benefit described in the preceding paragraphs or the amount calculated under the cash balance formula.

ERISA and the Internal Revenue Code impose maximum limitations on the recognized compensation and the amount of a pension which may be paid under a funded defined benefit plan such as the Chubb Corp. Pension Plan. The Chubb Corp. Pension Plan complies with these limitations.

In 2016 the Chubb Corp. Pension Plan was amended to freeze further benefit accruals effective as of December 31, 2019.

Chubb Corp. Pension Excess Benefit Plan

The Chubb Corp. Pension Excess Benefit Plan is a supplemental, nonqualified, unfunded plan assumed by the Company in connection with the Chubb Corp. acquisition. The Chubb Corp. Pension Excess Benefit Plan uses essentially the same benefit formula, early retirement reduction factors and other features as the Chubb Corp. Pension Plan, except that the Chubb Corp. Pension Excess Benefit Plan recognizes compensation (salary and annual non-equity incentive plan compensation) above IRS compensation limits. The Chubb Corp. Pension Excess Benefit Plan also recognizes deferred compensation for purposes of determining applicable retirement benefits. Benefits under both the Chubb Corp. Pension Plan and the Chubb Corp. Pension Excess Benefit Plan are provided by us on a noncontributory basis.

Benefits payable under the Chubb Corp. Pension Excess Benefit Plan are generally paid in the form of a lump sum, calculated using an interest discount rate of 5 percent. However, the portion of the benefit that was earned and vested as of December 31, 2004 may be payable in certain other forms, including installment payments and life annuities, if properly elected by the participant and if the participant satisfies the requirements of the Chubb Corp. Pension Excess Benefit Plan.

With the Chubb Corp. Pension Plan freeze in accruals, the Chubb Corp. Pension Excess Benefit Plan accruals will also freeze effective December 31, 2019.

Nonqualified Deferred Compensation

The following table sets forth information about nonqualified deferred compensation of our NEOs.

	Executive Contributions in Last FY	Registrant Contributions in Last FY1	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]

Evan G. Greenberg	$671,500	$800,400	$(21,183)	—	$14,489,976

Philip V. Bancroft	$190,100	$222,720	$(376,624)	—	$4,079,807

John W. Keogh	$317,846	$370,615	$(458,396)	—	$7,146,543

Paul J. Krump[4]	—	—	$(229,449)	—	$3,817,916

John J. Lupica	$246,961	$285,554	$(547,169)	—	$10,081,803

1	The amounts shown in this column are also included in the Summary Compensation Table for 2018 in the All Other Compensation column.
2

The Aggregate Earnings for Messrs. Greenberg, Bancroft, Keogh and Lupica resulted from Deferred Compensation Earnings only. The following table reflects the components for the “Aggregate Earnings in Last Fiscal Year” column for Mr. Krump:

Name	CCAP Excess Benefit Plan Earnings	Deferred Compensation Earnings	Appreciation and Dividends on Deferred RSUs	ESOP Excess Benefit Plan Earnings	Total
Paul J. Krump	$13,692	$(12,874)	$(248,232)	$17,966	$(229,449)

3

Of the totals shown in this column, the following amounts are also included in the Summary Compensation Table for 2018, 2017 and 2016: Evan G. Greenberg ($2,666,700), Philip V. Bancroft ($694,920), John W. Keogh ($1,144,035), and John J. Lupica ($883,765).

4	This table does not include amounts under the Chubb Corp. Pension Excess Benefit Plan, which appear in the Pension Benefits table on page 102.

Chubb Limited 2019 Proxy Statement    103

Executive Compensation — Nonqualified Deferred Compensation

Chubb INA Holdings Inc. sponsors a total of five nonqualified deferred compensation plans in which the NEOs participate. All of these plans—The Chubb US Supplemental Retirement Plan, The Chubb US Deferred Compensation Plan, the Pension Excess Benefit Plan of The Chubb Corporation, the Defined Contribution Excess Benefit Plan of The Chubb Corporation, and The Chubb Corporation Key Employee Deferred Compensation Plan—are unfunded nonqualified plans designed to benefit employees who are highly compensated or part of a select group of management. Following the Chubb Corp. acquisition in January 2016, Chubb INA Holdings Inc. became the plan sponsor of the three Chubb Corp. nonqualified plans—the Pension Excess Benefit Plan of the Chubb Corporation, the Defined Contribution Excess Benefit Plan of The Chubb Corporation, and The Chubb Corporation Key Employee Deferred Compensation Plan. Mr. Krump is the only NEO who is a participant in these three plans.

Chubb INA Holdings Inc. sets aside assets in rabbi trusts to fund the obligations under the above five plans. The funding (inclusive of investment returns) of the rabbi trusts attempts to mirror the participants’ hypothetical earnings under each plan, where relevant.

Participants in the Chubb US Supplemental Retirement Plan contribute to such plans only after their contributions to tax-qualified plans are capped under one or more Internal Revenue Code provisions. Participants in the Chubb US Deferred Compensation Plans may defer additional amounts of salary or bonuses with deferred amounts credited to these plans. Up to 50 percent of salary and up to 100 percent of cash bonuses are eligible for deferral under the Chubb US Deferred Compensation Plan. NEOs are not treated differently from other participants under these plans. Certain Bermuda-based employees, among them NEOs, participate under the Chubb INA Holdings Inc. nonqualified plans.

For more information on our nonqualified deferred compensation plans, see the section of this proxy statement titled “Potential Payments upon Termination or Change in Control—Non-Qualified Retirement Plans and Deferred Compensation Plans.”

104    Chubb Limited 2019 Proxy Statement

Executive Compensation — Potential Payments upon Termination or Change in Control

Potential Payments upon Termination or Change in Control

The table below contains estimates of potential payments to each of our NEOs upon termination of employment or a change in control under current employment arrangements and other compensation programs, assuming the termination or change of control event occurred on December 31, 2018. Pursuant to our Articles of Association, in 2015 we entered into non-compete agreements with our Executive Management and terminated our Severance Plan with respect to Executive Management. Following the table we have provided a brief description of such employment arrangements and other compensation programs, including the non-compete agreements.

Name	Cash Severance	Medical Continuation[1]	Retirement Plan Continuation	Value of Accelerated & Continued Equity and Performance Awards[2]

Evan G. Greenberg

Separation without cause	$14,933,333	$43,662	—	$20,236,415

Change in control	—	—	—	$27,742,290

Separation for cause	—	—	—	—

Retirement	—	—	—	—

Death or disability	—	—	—	$27,742,290

Philip V. Bancroft

Separation without cause	$4,382,200	$74,038	—	$3,763,830

Change in control	—	—	—	$5,157,294

Separation for cause	—	—	—	—

Retirement	—	—	—	—

Death or disability	—	—	—	$5,157,294

John W. Keogh

Separation without cause	$6,960,000	$32,226	—	$7,897,202

Change in control	—	—	—	$10,404,199

Separation for cause	—	—	—	—

Retirement	—	—	—	—

Death or disability	—	—	—	$10,404,199

Paul J. Krump

Separation without cause	—	—	—	—

Change in control	—	—	—	$3,611,873

Separation for cause	—	—	—	—

Retirement	—	—	—	—

Death or disability	—	—	—	$3,611,873

John J. Lupica

Separation without cause	$5,525,600	$33,475	—	$5,167,960

Change in control	—	—	—	$7,059,543

Separation for cause	—	—	—	—

Retirement	—	—	—	—

Death or disability	—	—	—	$7,059,543

1	The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2018.
2	Based on the closing market price of our Common Shares on December 31, 2018 of $129.18 per share.

The table above does not duplicate aggregate balance amounts disclosed in the sections of this proxy statement titled “Executive Compensation—Nonqualified Deferred Compensation” and “—Pension Benefits” including amounts that may become payable on an accelerated timeline due to termination of employment or a change in control as described in “—Pension Benefits” and below under “—Non-Qualified Retirement Plans and Deferred Compensation Plans”.

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Executive Compensation — Potential Payments upon Termination or Change in Control

Non-Competition Agreements

Our Articles of Association specify a maximum 12-month duration and notice period for compensation-related agreements with Executive Management. In addition, the article permits the Company to enter into post-employment non-competition agreements with members of Executive Management for a term of up to two years after termination of employment. Following shareholder approval at our 2015 annual general meeting, we entered into non-compete agreements with our Executive Management (and Mr. Lupica, who was a member of Executive Management in 2015) and terminated our Severance Plan with respect to such persons. Our Severance Plan remains in effect with respect to all other participants.

These non-compete agreements prohibit the above-mentioned executives from engaging in, or soliciting clients, customers and employees of the Company in connection with, any business competitive with the Company for a period of 24 months following termination of employment. The non-compete agreements’ restrictions take effect if the Company terminates the executive’s employment. In addition, if the termination is for reasons other than disability, gross negligence or willful misconduct, in exchange for complying with the agreement’s restrictions, the executive will receive a payment equal to the sum of (i) two times annual base salary, (ii) two times the average of the bonuses paid to the executive for the prior three years, (iii) a pro rata annual bonus for the year of termination, and (iv) an amount equal to 24 months of the Company’s portion of the health and dental premium payments, and the executive will receive 24 months of continued vesting of certain equity awards granted before the date of the non-compete agreement. The executives forfeit their rights to the payment and continued vesting, and they must repay amounts already paid in cash or the value of shares received through equity awards, if applicable, if they violate any provision of the non-compete agreement. The non-compete agreements also require the executive to sign a waiver and release to receive payment and continued vesting.

Non-Qualified Retirement Plans and Deferred Compensation Plans

All the NEOs participate in one or more non-qualified defined contribution retirement plans or deferred compensation plans through a Chubb employer. A change in control under the current provisions of the plans discussed below will not result in a distributable event in and of itself. Further, whether an NEO’s termination is with or without cause does not impact entitlement to benefits under any of the nonqualified plans. Below is an overview of each plan.

   The Chubb US Supplemental

   Retirement Plan

   This is a non-qualified retirement

   plan for a select group of

   employees who are generally

   higher paid.

   Beginning in 2009, Bermuda-based

   employees who are also employed

   by a United States employer

   participate in the Plan.

• Contributions to this plan are made where Internal Revenue Code provisions limit the contributions of these employees under one or both U.S. qualified plans: the Chubb US 401(k) Plan and the Chubb US Basic Retirement Plan.

• Contributions credited to this supplemental plan mirror the employee contributions and employer matching contributions that would have been made under the Chubb US 401(k) Plan and the non-discretionary six percent (for NEOs) employer contribution that would have been made under the Chubb US Basic Retirement Plan but for the limits imposed by the Internal Revenue Code.

• Vesting: Upon completion of two years of service, a participant vests in the employer contributions under this supplemental plan.

• Distributions: After termination of employment, regardless of age or reason for termination. Distributions are generally made in January of the year following the participant’s termination of employment, subject to restrictions imposed by Internal Revenue Code Section 409A.

• Chubb makes employer contributions once each year for participants employed on December 31.

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Executive Compensation — Potential Payments upon Termination or Change in Control

   The Chubb US Deferred

   Compensation Plan

   This is a non-qualified deferred

   compensation plan for a select

   group of employees who are

   generally higher paid that permits

   them to defer the receipt of a

   portion of their compensation.

• The plan also credits employer contributions that would have been made or credited to the Chubb US 401(k) Plan, the Chubb US Basic Retirement Plan, or the Chubb US Supplemental Retirement Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans.

• Participants generally elect the time and form of payment at the same time that they elect to defer compensation. Participants may elect:

–  to receive distributions at a specified date or at termination of employment;

–  to receive distributions in the form of a lump sum or periodic payments;

–  a different distribution date and form of payment each time they elect to defer compensation. The new date and payment form will apply to the compensation that is the subject of the new deferral election.

• For plan amounts subject to Internal Revenue Code Section 409A, the plan imposes additional requirements on the time and form of payments.

• Chubb makes employer contributions once each year for participants employed on December 31.

   The Pension Excess Benefit Plan

   of The Chubb Corporation

   (assumed in connection with the

   Chubb Corp. acquisition)

   This plan is a supplemental,

   nonqualified, unfunded plan

   similar to the Chubb Corp. Pension

   Plan but recognizes compensation

   above IRS compensation limits.

   Plan accruals will freeze effective

   December 31, 2019, when the Chubb

   Corp. Pension Plan benefits freeze.

• The plan’s benefits are calculated in the same fashion as the Chubb Corp. Pension Plan benefits in excess of IRS limits.

• The plan benefits are generally paid in a lump sum using an interest rate of 5 percent.

• Additional distribution options are permitted for benefits accrued prior to 2005.

   The Defined Contribution Excess

   Benefit Plan of The Chubb

   Corporation (assumed in

   connection with the Chubb

   Corp. acquisition)

   This is a non-qualified deferred

   compensation plan for a select

   group of employees who are

   generally higher paid that permits

   them to defer the receipt of a

   portion of their compensation.

   Amounts credited for service in 2016

   and later are paid in cash (not

   deferred).

• The plan provides a 4 percent contribution above the IRS qualified plan limits.

• Prior to the Chubb Corp. acquisition, participants could choose to defer these amounts or receive them in cash.

• Deferrals are notionally invested in the Fidelity Stable Value Fund.

• In 2004, The Chubb Corporation Employee Stock Ownership Excess Benefit Plan was merged with the plan.

• Earnings on The Chubb Corporation Employee Stock Ownership Plan shares are based on the change in Common Shares and dividends paid.

   The Chubb Corporation Key

   Employee Deferred

   Compensation Plan (assumed in

   connection with the Chubb Corp.

   acquisition)

   This is a non-qualified deferred

   compensation plan for a select

   group of employees who are

   generally higher paid that permits

   them to defer the receipt of a

   portion of their compensation.

• The plan permitted deferrals of salary, bonus and stock awards.

• Our acquisition of Chubb Corp. was a distributable event (where chosen) and Mr. Krump received a distribution from the plan.

• The plan contains an older plan, The Chubb Corporation Executive Deferred Compensation Plan, which is not subject to Internal Revenue Code Section 409A. Mr. Krump has deferrals under both pre-409A and 409A plans.

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Executive Compensation — Potential Payments upon Termination or Change in Control

Long-Term Incentive Plans

All the NEOs participate in one or more long-term incentive plans. Awards under the equity plans are generally subject to vesting, as set by the Compensation Committee as a part of each award. In general, the awards vest and are exercisable, where applicable, without regard to whether the NEO’s termination is considered with or without cause.

Awards for our NEOs and other executive officers are also subject to the terms and conditions of our clawback policy, further described in “Compensation Practices and Policies—Clawback Policy”. Additionally, beginning February 2018, award agreements for these officers also contain a non-solicitation provision prohibiting the officer during the year following his or her separation from us from soliciting or accepting insurance or reinsurance business from our customers, agents or brokers that the officer (or the officer’s reports) recently communicated with or had access to confidential information about, and also from soliciting or hiring any of our employees.

Generally, all options and awards vest upon termination of employment due to death or disability. An NEO is disabled for purposes of accelerating vesting when the NEO, under the relevant employer-sponsored long-term disability plan, is determined to be disabled. If the NEO is not eligible to participate in an employer-sponsored disability plan, then the Compensation Committee makes this determination by applying standards similar to those applied under a disability plan. In making these determinations, the definition of disability is modified, where necessary, to comply with Internal Revenue Code Section 409A.

All equity-based compensation (options, restricted stock and restricted stock units) of our NEOs granted before August 2014 will immediately vest in the event of a change in control, except for Mr. Greenberg and Mr. Bancroft.

Equity-based compensation granted to Mr. Greenberg after May 2011 and before August 2014, and to Mr. Bancroft after February 2013 and before August 2014, and held by him will instead vest on his termination, before the regularly scheduled vesting dates, in any of the following circumstances:

•	if we terminated his employment without cause,

•	if he terminated his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, or

•	if he terminated employment for any reason in the seventh month after the change in control.

Equity-based compensation granted after August 2014, for all our NEOs including Mr. Greenberg and Mr. Bancroft, will vest in the event of a change of control only if we terminate the participant’s employment without cause or if the participant resigns for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control (double-trigger vesting).

Generally, incentive stock options must be exercised within three months of the date of termination of employment. Upon termination of employment due to death or disability, the exercise period is extended to one year following the termination of employment. Upon retirement, the exercise period for the retiree is extended so that the termination is deemed to have occurred on the ten-year anniversary of the option grant date or, if earlier, the date of the retiree’s death. In addition, for employees who meet certain criteria, unvested awards will continue to vest after retirement. To qualify for continued vesting, employees must be at least age 62 with ten or more years of service, retire in good standing and sign an agreement and release as presented by the Company.

For purposes of these long-term incentive plans, change in control means:

•	a person becomes a “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act) of 50 percent or more of the voting stock of Chubb;

•	the majority of the Board consists of individuals other than incumbent directors (meaning the members of the Board on the effective date of the change in control); provided that any person becoming a director after that date, whose election or nomination for election was supported by three-quarters of the incumbent directors, will be considered to be an incumbent director;

•	Chubb adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

•	all or substantially all of the assets or business of Chubb is disposed of due to a merger, consolidation or other transaction unless the shareholders of Chubb, immediately prior to such merger, consolidation or other transaction, beneficially own, directly or indirectly (in substantially the same proportion as they owned the voting stock of Chubb), all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of Chubb; or

•	Chubb combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of Chubb immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company.

For the purpose of this definition of change in control:

An “affiliate” of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

“Voting stock” means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

When determining if a change in control has occurred, where necessary, the definition of change in control is modified to comply with Internal Revenue Code Section 409A.

108    Chubb Limited 2019 Proxy Statement

Executive Compensation — Median Employee Pay Ratio

Median Employee Pay Ratio

Chubb is committed to delivering fair and competitive compensation to all our employees worldwide in our pursuit to attract and retain a highly qualified, experienced, talented and motivated workforce. We employ more than 30,000 employees in 54 countries and territories around the world. Given our global presence and the geographical distribution of our workforce, our compensation program utilizes a variety of pay scales reflecting cost of living and other factors to determine how we compensate our employees in a particular region or country.

The 2018 total annual compensation of our CEO calculated for purposes of disclosure in the Summary Compensation Table of this proxy statement was $20,357,484, which was approximately 316.4 times the compensation of the median employee ($64,340) calculated in the same manner. The median employee, an underwriting services analyst based in the United States, is the same employee used in the pay ratio calculation disclosed in our 2018 proxy statement. We believe it is reasonable to continue to use the same employee for purposes of this calculation because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

As disclosed in our 2018 proxy statement, we identified the median employee by examining compensation information derived from our global human resources information systems for all employees as of December 31, 2017, excluding the CEO. In identifying the median employee, we assessed for all employees the sum of (as applicable): 2017 base salary (for salaried employees), wages, excluding overtime (for hourly employees), commissions (for commissions-based employees), annual equity awards granted in 2017 (based on grant date value) and cash bonuses awarded in 2017 under variable compensation incentive plans. We annualized base salaries for salaried employees who were employed by us on December 31, 2017 but were not employed for the full fiscal year.

The median employee’s total annual compensation calculated as above is not a good indicator of total annual compensation of any other individual or group of employees, and may not be comparable to the total annual compensation of employees at other companies who may award or calculate compensation differently.

Chubb Limited 2019 Proxy Statement    109

Audit Committee Report

The Audit Committee currently consists of five members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of NYSE listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by NYSE listing standards, and an “audit committee financial expert” within the meaning of the U.S. Securities and Exchange Commission’s rules.

The Audit Committee operates under our Organizational Regulations and a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the Organizational Regulations and charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firms, PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG, which we collectively refer to in this report as PwC. In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any communications and complaints it receives. Employees, third-party individuals and organizations are encouraged to report concerns about the Company’s accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, please e-mail us at: chmnaudit@chubb.com.

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting, and the Board of Directors oversees this process. Pursuant to the SEC’s rules and regulations, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2018, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in 2013. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2018.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audits the Company’s year-end financial statements and reviews the interim financial statements. PwC audited the consolidated financial statements of the Company included in the Annual Report on Form 10-K and has issued an unqualified report on the fair presentation of the consolidated financial statements in accordance with U.S. GAAP, and on the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2018. Further, PwC has audited the Swiss statutory financial statements of the Company and has issued an unqualified report that the accounting records and the statutory financial statements comply with Swiss law and the Company’s Articles of Association. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, PwC and other advisors. The Audit Committee annually reviews PwC’s independence and performance in connection with the Committee’s determination of whether to retain PwC or engage another firm as our independent auditor.

At the four regularly scheduled quarterly meetings, the Audit Committee met with members of management and PwC to review Company matters, including internal and independent audits, loss reserve estimates and developments, compliance-related activities, cyber-security controls and activities, PwC’s budgeted and actual fees for services, and other financial reporting and accounting, legal and internal policy matters. Additionally, at its February 2018 and November 2018 meetings the Audit Committee met in joint session with the Risk & Finance Committee to review and discuss the Company’s enterprise risk management strategy, including risk priorities and risk governance, as well as tax matters and affiliate reinsurance.

Management participants at Audit Committee meetings include the Chief Financial Officer, Chief Accounting Officer, Chief Compliance Officer, Chief Auditor, Chief Actuary, legal counsel and others as requested. Also at the quarterly meetings, the Audit Committee met in executive session (that is, without management present) with representatives of PwC and also with the Company’s Chief Auditor, in each case

110    Chubb Limited 2019 Proxy Statement

Audit Committee Report

to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting, as well as the Company’s Chief Financial Officer, General Counsel and Chief Compliance Officer. In January 2019, the Audit Committee met with the Chief

Actuary to review, among other things, the external independent actuaries’ review and their annual independent assessment of the Company’s loss reserves. At the February 2019 meeting, the 2018 annual financial statements, including Management’s Discussion and Analysis in our Annual Report on Form 10-K, were reviewed and discussed with management and PwC prior to their filing with the SEC. The Audit Committee also met and received presentations at the February 2019 meeting from its external independent actuaries on the Company’s loss reserves.

In 2018 the Audit Committee held five conference calls to discuss various financial reporting and accounting matters. Members of the Audit Committee also met with the financial reporting senior leadership team and the internal audit leadership team to discuss how these teams fulfill their responsibilities and obligations as well as key initiatives, anticipated operational challenges and their methods to achieve efficiencies.

The Audit Committee also held four conference calls with management and PwC at which the Company’s quarterly and annual earnings press releases, consolidated financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) were reviewed in advance of their public release.

The committee also held its annual in-person comprehensive in-depth session with members of management to focus on specific matters of importance, including cyber-security and key regulations and laws relating to cyber-security, data privacy and security, tax matters, life insurance accounting, and Chubb’s use of technology (including intelligent automation and the cloud). The Audit Committee discussed with PwC all the matters required to be discussed by generally accepted auditing standards as adopted by the Public Company Accounting Oversight Board, or PCAOB (“Communication with Audit Committees”). These discussions included:

•	the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

•	methods used to account for significant transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	reviewed and approved the Company’s policy with regard to the hiring of former employees of the independent auditor;

•	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with certifications made by the CEO and CFO; and

•	disagreements, if any, with management over the application of accounting principles (of which there were none), the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit Committee reviewed all other material written communications between PwC and management.

The Audit Committee discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee. The Audit Committee Chair also met with members of PwC’s global leadership team to review accounting matters and elicit their perspective regarding conduct of the Chubb global audit.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2018 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K and that such report, together with the audited Swiss statutory financial statements of Chubb Limited, be included in the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2018.

Chubb Limited 2019 Proxy Statement    111

Audit Committee Report

The foregoing report has been approved by all members of the Audit Committee.

Robert W. Scully, Chair

James I. Cash

Kimberly A. Ross

Theodore E. Shasta

David H. Sidwell

112    Chubb Limited 2019 Proxy Statement

Information About the Annual

General Meeting and Voting

Why do you make this proxy statement available to me?

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are taking advantage of rules issued by the SEC that allow companies to furnish proxy materials to shareholders via the Internet. This electronic process gives you fast and convenient access to the materials, reduces our impact on the environment and reduces printing and mailing costs. If you received a Notice Regarding the Internet Availability of Proxy Materials (which we refer to as the Notice) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in this proxy statement, request a printed copy and submit your proxy over the Internet. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

Our Board of Directors is soliciting your vote for its 2019 Annual General Meeting, which will be held at 11:45 a.m. Central European Time on Thursday, May 16, 2019, at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

The Company intends to commence distribution of the Notice to shareholders on or about April 4, 2019.

How do I access proxy materials on the Internet?

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual General Meeting to be Held on May 16, 2019. Our proxy statement for the 2019 Annual General Meeting and our 2018 Annual Report, which includes the standalone statutory financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2018, will be available on or about

April 4, 2019 at http://www.edocumentview.com/CB. If you hold shares through a broker or intermediary, that person or institution will provide instructions on how to access proxy materials on the Internet. These proxy materials will also be available, together with the form of proxy card, on the Company’s website in the Investor Information section at investors.chubb.com/investor-relations/shareholder-resources/shareholder-meeting-materials.

You may also request a printed copy of these proxy materials by any of the methods described on the Notice or by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4400 or via e-mail at investorrelations@chubb.com.

We encourage shareholders to elect to receive all future proxy materials electronically, which is free, fast, convenient and environmentally friendly. If you are a shareholder of record, visit http://www.envisionreports.com/CB for instructions. If you are a beneficial owner, visit http://www.proxyvote.com or contact your bank, broker, or other nominee for instructions or follow the instructions included in your proxy materials.

Who is entitled to vote?

March 25, 2019 is the record date for the Annual General Meeting. On that date, we had 458,233,586 Common Shares outstanding. Our Common Shares are registered shares with a current par value of CHF 24.15 and are our only class of voting stock.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 25, 2019 are entitled to vote at the Annual General Meeting, except as provided below.

•	If you are a beneficial holder of shares held in “street name” and ask to become a shareholder of record for those shares after March 25, 2019 but on or before May 3, 2019 and want to vote those shares at the Annual General Meeting, you will need to obtain a proxy for identification purposes. You can obtain a proxy from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting.

•	If you are a record holder of our shares (as opposed to a beneficial holder of shares held in “street name”) on the record date of the Annual General Meeting but sell your shares prior to May 3, 2019, you will not be entitled to vote those shares at the Annual General Meeting.

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How many votes do I have?

Generally, you have one vote for each of our Common Shares that you own. However, if you own Controlled Shares (as defined in our Articles of Association) that constitute 10 percent or more of the issued Common Shares, then your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in Article 14 of our Articles of Association. Our Articles of Association define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights, in our share register operated by our transfer agent, Computershare Inc., then you are considered the shareholder of record with respect to those shares. The Notice is sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the independent proxy (see “How do I vote by proxy given to the independent proxy if I am a record holder?” below) or to grant a written, signed proxy to any person, who does not need to be a shareholder, or to vote in person at the Annual General Meeting. If you are a shareholder of record, you may vote electronically through the Internet by following the instructions provided on the Notice.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”. Your broker, bank or other nominee forwards the Notice or other proxy materials to you, since they are considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How do I vote in person at the Annual General Meeting?”.

Your broker, bank or other nominee has enclosed directions for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically. For certain agenda items, your broker may not be permitted to vote your shares without voting directions from you.

May I vote via the Internet, mail or telephone?

You have a choice of voting over the Internet or voting by completing a proxy card and mailing it in the return envelope provided. We encourage you to vote over the Internet because we can tabulate your vote faster than by mail. There are separate Internet arrangements depending on whether you are a shareholder of record or a beneficial owner (holding your shares in “street name”).

•	If you are a shareholder of record, you may vote electronically through the Internet by following the instructions provided on the Notice. Telephone voting for record holders is not permitted.

•	If you are a beneficial owner and hold your shares in “street name,” you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet.

The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting over the Internet, by telephone (in the case of beneficial owners) or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting.

How do I vote by proxy given to the independent proxy if I am a record holder?

If you are a record holder, then you may appoint the independent proxy by voting over the Internet or by requesting a proxy card, completing it and mailing it in the return envelope provided. At our last annual general meeting, on May 17, 2018, Homburger AG was elected by our shareholders as our independent proxy until the conclusion of the 2019 Annual General Meeting. Homburger AG is a law firm located in Switzerland.

If you vote over the Internet or properly fill in your proxy card appointing the independent proxy as your proxy and send it in time to vote, the independent proxy will vote your shares as you have directed. If you do not make specific choices on the Internet voting website or your signed proxy card, then the independent proxy will vote your shares as recommended by the Board of Directors with regard to the items listed in the notice of meeting.

If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to the agenda items set forth in the notice of meeting are put before the Annual General Meeting, then by signing the proxy card, you direct the independent proxy, acting as your proxy and in the absence of instructions otherwise, to vote in accordance with the recommendation of the Board of Directors. At the time we began printing this proxy

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statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement. The independent proxy will not make statements, submit proposals or ask questions of the Board of Directors on behalf of shareholders.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting over the Internet or by returning your proxy card will not affect your right to attend the Annual General Meeting.

In order to assure that your votes, as a record holder, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or submit your proxy card so that it is received by 6:00 p.m. Central European Time (12:00 noon Eastern Time) on May 15, 2019.

How do I give voting instructions if I am a beneficial holder?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to the rules of the NYSE, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. For example, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors or executive compensation proposals (whether advisory or binding) unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares are voted with respect to any matter treated as non-routine by the NYSE.

In order to assure that your votes, as a beneficial holder, are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions so that your broker will be able to vote by 11:59 p.m. Eastern Time on May 14, 2019.

May I revoke or change my vote?

Yes. If you change your mind after you vote, you may revoke or change your proxy by following the procedures described below.

•	For record holders wishing to change their proxy, vote again by following the instructions for Internet voting on the Notice, or send in a signed proxy card with a later date. The latest received proxy will be counted. If you are a record holder, you may request a new proxy card from our transfer agent, Computershare Inc., by phone at 1 (877) 522-3752 (within the U.S.) or +1 (201) 680-6898 (outside the U.S.);
•	For record holders wishing to revoke their proxy, send a letter revoking your proxy directly to the independent proxy, Homburger AG, Attention: Dr. Claude Lambert, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland;

•	For beneficial owners, follow the voting instructions provided by your broker, bank or other nominee to change your proxy and the latest received vote will be counted; to revoke your proxy, contact your broker, bank or other nominee; or

•	Attend the Annual General Meeting to revoke your proxy and vote in person, as described and following the instructions provided in “How do I vote in person at the Annual General Meeting?”.

If you wish to revoke or change your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the Annual General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting and you are a record holder, then you must bring your admission ticket (which you may obtain as described below) and government-issued identification such as a driver’s license or passport. You may also appoint another person to represent you at the Annual General Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, his or her government-issued identification and an admission ticket to the Annual General Meeting.

You may vote shares beneficially owned and held in street name in person only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, then you must bring to the Annual General Meeting government-issued identification and a written, signed proxy from the shareholder of record giving you the right to vote the shares. You must also request and bring an admission ticket.

To request an admission ticket to the Annual General Meeting, please contact Investor Relations (by telephone at +1 (212) 827-4400, via e-mail at investorrelations@chubb.com or by mail at Investor Relations, Chubb Limited, 1133 Avenue of the Americas, 41st Floor, New York, New York 10036) and send proof of your stock ownership. For record holders, proof of stock ownership is a copy of your Notice containing your control number. For beneficial owners, proof of stock ownership is an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares. To allow time for processing, please submit requests for admission tickets by May 9, 2019. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process.

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The Company reserves the right to deny admission to the Annual General Meeting to any shareholder that does not present a valid admission ticket, government-issued identification or any other required document described in this section.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance by submitting your proxy, so that your vote will be counted if you later decide not to attend the Annual General Meeting.

What votes need to be present to hold the Annual General Meeting?

There is no quorum requirement under Swiss law.

Are Chubb shares subject to share blocking or re-registration?

No. Neither share blocking nor re-registration is required in order to vote Common Shares at the Annual General Meeting.

The Company does not impose trading restrictions as a condition of voting its Common Shares, does not require that its Common Shares be deposited with a custodian or sub-custodian in order to be voted and does not instruct any custodians or sub-custodians that may receive deposits of Common Shares for voting to block those shares.

Common Shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote (see “What Is the difference between holding shares as a shareholder of record and as a beneficial owner?” above).

Shareholders holding our Common Shares directly (i.e. not as beneficial holder via street name) and who are not yet registered as shareholders with voting rights in our share register operated by our transfer agent, Computershare Inc., must be properly registered in our share register in order to vote their shares directly. If you are a record holder and you received the Notice in the mail, then your shares are properly registered to vote, unless you sell your shares prior to May 3, 2019.

What vote is required to approve each agenda item?

The approval of each agenda item requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, with the exception of Agenda Items 3 and 10.

Agenda Item 3, the discharge of the Board of Directors, requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting the votes of any director, nominee or executive officer of the Company or any votes represented by the Company.

Agenda Item 10, the advisory U.S. say-on-pay vote, is non-binding in nature. Therefore, there is no specific approval requirement. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item received the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

How are votes counted?

For each agenda item, your vote may be cast “FOR” or “AGAINST”, or you may instead “ABSTAIN” (and, with respect to agenda items with sub-parts, you may cast your vote separately for each sub-part). Here is how to make sure your votes are counted:

•	If you are a record holder and you sign your proxy card (including by electronic signature in the case of Internet voting) with no further instructions, then you direct the independent proxy to vote your shares in accordance with the recommendations of the Board.

•	If you are a beneficial owner, and your shares are held by a broker, then it is important that you provide instructions to your broker so that your vote with respect to non-routine agenda items is counted. If you sign your broker voting instruction card with no further instructions, then your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. For example, because Agenda Item 3 (Discharge of the Board of Directors), Agenda Item 5 (Election of Directors), Agenda Item 6 (Election of Chairman), Agenda Item 7 (Election of Compensation Committee), Agenda Item 9 (Swiss director and Executive Management compensation) and Agenda Item 10 (U.S. Say-on-Pay) are considered non-routine matters, your vote will not be counted unless you provide your broker with instructions for voting these agenda items.

How will the directors and executive officers of the Company vote?

At the close of business on March 25, 2019, our directors and executive officers owned and were entitled to vote an aggregate of 2,753,410 Common Shares, which represented approximately 0.6 percent of our outstanding Common Shares. Each of our directors, nominees and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the agenda items at the Annual General Meeting, apart from Agenda Item 3, the discharge of the Board of Directors, where their vote will not be counted in accordance with Swiss law.

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item

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because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions and broker non-votes will not be considered in the vote and will not have an impact on any of the agenda items being voted upon at the Annual General Meeting.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Alliance Advisors, LLC is assisting us with the solicitation of proxies for a fee of $22,500 plus out-of-pocket expenses and fees for telephone solicitation, if used.

Where can I find the voting results?

We will publish the voting results in a Form 8-K that we will file with the SEC by May 22, 2019. You will be able to find the Form 8-K on our website at investors.chubb.com/investor-relations/financials/sec-filings.

Do directors attend the Annual General Meeting?

While we do not have a formal policy regarding Board member attendance at annual general meetings of shareholders, we encourage each member of the Board of Directors to attend each annual general meeting of shareholders. All of our directors then in office who were nominated for election at our 2018 annual general meeting attended in person.

Can a shareholder, employee or other interested party communicate directly with the Board? If so, how?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. If you want to contact the Board concerning accounting or auditing matters, then you may send an e-mail to the Chair of the Audit Committee at Chmnaudit@chubb.com. As to other matters, you may also contact:

•	the Board,

•	the non-management and independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the Chair of any Board committee, or

•	any other director,

by sending an e-mail to LeadDirector@chubb.com. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward all anonymous communications to the Board to the Lead Director. Shareholders submitting recommendations for director candidates should use this address, and our Nominating & Governance Committee will evaluate such candidates by the same process and under the same criteria as for other candidates.

What is householding?

We may deliver only one copy of the Notice to shareholders residing at the same address, unless the shareholders have notified the Company of their desire to receive multiple copies. This is known as householding. Householding reduces the volume of duplicate information received at your household and helps us to reduce our costs.

The Company will promptly deliver, upon oral or written request, a separate copy of the Notice or any other proxy materials to any shareholder residing at an address to which only one copy of the Notice was mailed. You can obtain additional copies by contacting Investor Relations by telephone at +1 (212) 827-4400 or via e-mail at investorrelations@chubb.com.

Shareholders residing at the same address may request householding or revoke householding by contacting, for beneficial owners, their broker or bank, or, for record holders, our transfer agent Computershare by phone at +1 (877) 522-3752 (within the U.S.) or +1 (201) 680-6898 (outside the U.S.) or by mail at P.O. Box 505000, Louisville, Kentucky 40233-5000 USA.

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Organizational Matters Required by Swiss Law

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 25, 2019 will receive an individualized Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) from our share registrar. Beneficial owners of shares will receive the Notice or proxy materials, as well as a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

In order to attend the Annual General Meeting in person, shareholders of record must bring their admission ticket (which may be obtained as described below) and government-issued identification such as a driver’s license or passport. A shareholder may also appoint another person to represent him or her at the Annual General Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, his or her government-issued identification, and an admission ticket to the Annual General Meeting.

Beneficial owners who wish to vote in person at the Annual General Meeting must obtain a signed proxy from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an admission ticket and government-issued identification.

Beneficial owners who have not obtained a proxy from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in this section “Information About the Annual General Meeting and Voting.”

To request an admission ticket to the Annual General Meeting, please contact Investor Relations (by telephone at +1 (212) 827-4400, via e-mail at investorrelations@chubb.com or by mail at Investor Relations, Chubb Limited, 1133 Avenue of the Americas, 41st Floor, New York, New York 10036) and send proof of your stock ownership. For record holders, proof of stock ownership is a copy of your Notice. For beneficial owners, proof of stock ownership is an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. To allow time for processing, please submit requests for admission tickets by May 9, 2019. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process.

The Company reserves the right to deny admission to the Annual General Meeting to any shareholder that does not present a valid admission ticket, government-issued identification or any other required document described in this section.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 25, 2019 are entitled to vote at the Annual General Meeting, except that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after March 25, 2019 but on or before May 3, 2019 and wish to vote those shares at the Annual General Meeting will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. They may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (212) 827-4400 or via e-mail at investorrelations@chubb.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 3, 2019 are not entitled to vote those shares at the Annual General Meeting.

Granting of proxy to the independent proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting, you have the right to grant your voting proxy directly to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing, signing and submitting the corresponding proxy card (including electronically). For further information, refer to “How do I vote by proxy given to the independent proxy if I am a record holder?”.

Proxies granted to the independent proxy must be received no later than 6:00 p.m. Central European Time (12:00 noon Eastern Time) on May 15, 2019.

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies.

By signing the proxy card (including electronically) and if no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors as to each agenda item. If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on the shareholder’s behalf.

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Admission office

The admission office opens on the day of the Annual General Meeting at 11:30 a.m. Central European Time. Shareholders attending the meeting are required to present the proof of admission described above in “Admission to the Annual General Meeting” at the entrance.

Annual Report of Chubb Limited

The Chubb Limited 2018 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited statutory standalone financial statements prepared in accordance with Swiss law, the Company’s Swiss law compensation report, management report, the statutory auditor’s report, as well as additionally required Swiss disclosures, is available on the Company’s website in the Investor Information section at investors.chubb.com/investor-relations/financials/annual-reports. Copies of this document may be obtained without charge by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4400 or via e-mail at investorrelations@chubb.com. Copies may also be physically inspected at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Publication of invitation in Switzerland

In accordance with Swiss law and our Articles of Association, the formal and authoritative invitation to the Annual General Meeting will be published at least 20 days prior to the meeting in the Swiss Official Commercial Gazette.

Shareholder Submitted Agenda Items for an Annual General Meeting

How do I submit a matter for inclusion in next year’s proxy material?

If you wish to submit a matter to be considered for inclusion in the proxy material for the 2020 annual general meeting, please send it to the Corporate Secretary, Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Under the SEC’s rules, proposed agenda items must be received no later than December 6, 2019 and otherwise comply with the SEC requirements under Rule 14a-8 of the Securities Exchange Act of 1934 to be eligible for inclusion in the Company’s 2020 annual general meeting proxy statement.

How do I submit an additional item for the agenda at an annual general meeting?

In addition to the SEC rules for inclusion of shareholder proposals in a company’s proxy material, under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more (41,408 shares, as of March 25, 2019) can ask that an item be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

However, any such requests received after December 6, 2019 or not otherwise compliant with the SEC requirements for shareholder proposals may not be eligible for inclusion in the proxy material for the 2020 annual general meeting.

New proposals or motions with regard to existing agenda items generally are not subject to the restrictions noted above and can be made at the meeting by each shareholder attending or represented.

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Non-GAAP Financial Measures

In this proxy statement, including in presenting our results for purposes of our compensation determinations, we included and discussed certain non-GAAP financial measures. The below non-GAAP financial measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with U.S. GAAP. Amounts below are shown in millions of U.S. dollars, except for ratios, share and per share data.

Core operating income is a non-GAAP financial measure that excludes the after-tax impact of adjusted net realized gains (losses), net realized gains (losses) included in other income (expense) related to partially owned entities, Chubb integration expenses, and the amortization of the fair value adjustments related to purchased invested assets and long-term debt from the Chubb Corp acquisition. We exclude adjusted realized gains and losses because the amount of these gains (losses) are heavily influenced by, and fluctuate in part according to, the availability of market opportunities. We exclude Chubb integration expenses due to the size and complexity of this acquisition. These integration expenses are distortive to our results and are not indicative of our underlying profitability. We believe that excluding these integration expenses facilitates the comparison of our financial results to our historical operating results. Chubb integration expenses are incurred by the overall company and are therefore included in Corporate. The costs are not related to the on-going activities of the individual segments and are therefore excluded from our definition of segment income (loss), as well. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Core operating income should not be viewed as a substitute for net income determined in accordance with GAAP.

The following table presents the reconciliation of Net income to Core operating income:

(in millions of U.S. dollars, except share and per share data)	Full Year 2018	Full Year 2017	% Change
Net income, as reported	$3,962	$3,861	2.6%
Amortization of fair value adjustment of acquired invested assets and long-term debt, pre-tax[1]	(215)	(283)
Tax benefit on amortization adjustment	40	85
Chubb integration expenses, pre-tax	(59)	(310)
Tax benefit on Chubb integration expenses	12	93
Adjusted realized gains (losses), pre-tax[2]	(649)	91
Net realized gains (losses) related to unconsolidated entities, pre-tax[3]	431	406
Tax (expense) benefit on adjusted net realized gains (losses)	(5)	(5)
Core operating income	$4,407	$3,784	16.5%
Denominator	466,802,348	471,196,901
Diluted earnings per share
Net income	$8.49	$8.19
Amortization of fair value adjustment of acquired invested asset and long-term debt, net of tax[1]	(0.37)	(0.42)
Chubb integration expenses, net of tax	(0.10)	(0.46)
Adjusted net realized gains (losses), net of tax	(0.48)	1.04
Core operating income	$9.44	$8.03	17.6%

1	Related to the acquisition of The Chubb Corporation.
2	Excludes realized losses on crop derivatives of $3 million and $7 million for 2018 and 2017, respectively.
3

Realized gains (losses) on partially-owned entities, which are investments where we hold more than an insignificant percentage of the investee’s shares. The net income or loss is included in other income (expense).

120    Chubb Limited 2019 Proxy Statement

Non-GAAP Financial Measures

Core operating return on equity (ROE) or ROE calculated using core operating income: The ROE numerator includes income adjusted to exclude after-tax adjusted net realized gains (losses), Chubb integration expenses, and the amortization of the fair value adjustment of acquired invested assets and long-term debt. The ROE denominator includes the average shareholders’ equity for the period adjusted to exclude unrealized gains (losses) on investments, net of tax. Core operating ROE is a useful measure as it enhances the understanding of the return on shareholders’ equity by highlighting the underlying profitability relative to shareholders’ equity excluding the effect of unrealized gains and losses on our investments.

(in millions of U.S. dollars, except ratios)	Full Year 2018	Full Year 2017
Net income	$3,962	$3,861
Core operating income	$4,407	$3,784
Equity—beginning of period, as reported	$51,172	$48,275
Less: unrealized gains (losses) on investments, net of deferred tax1 2	1,154	1,058
Equity—beginning of period, as adjusted	$50,018	$47,217
Equity—end of period, as reported	$50,312	$51,172
Less: unrealized gains (losses) on investments, net of deferred tax	(545)	1,450
Equity—end of period, as adjusted	$50,857	$49,722
Weighted average equity, as reported	$50,742	$49,724
Weighted average equity, as adjusted	$50,438	$48,470
ROE	7.8%	7.8%
Core operating ROE	8.7%	7.8%

1

During Q1 2018, the Company adopted new guidance that requires the reclassification of $417 million of unrealized appreciation to beginning retained earnings related to public equities and cost-method private equities.

2

At December 31, 2018, the Company reclassified tax expense of $121 million related to the unrealized appreciation of investments as of December 31, 2017 to beginning retained earnings representing the stranded tax effects related to the 2017 U.S. tax reform which reduced the tax expense on unrealized appreciation of investments. This reduction in tax was recorded in net income in Q4 2017 as part of the U.S. tax reform benefit.

Combined ratio, a U.S. GAAP figure, and P&C combined ratio each measure the underwriting profitability of our property & casualty business. We exclude the Life Insurance segment from combined ratio and P&C combined ratio as we do not use these measures to monitor or manage that segment. The P&C combined ratio includes the impact of realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations. We believe adjustments for these items provides a better evaluation of our underwriting performance and enhances understanding of the trends in our property & casualty business that may be obscured by these items.

The following table presents the reconciliation of combined ratio to P&C combined ratio:

	Full Year 2018	Full Year 2017
Combined ratio	90.6%	94.7%
Add: impact of gains and losses on crop derivatives	0.0%	0.0%
P&C combined ratio	90.6%	94.7%

Chubb Limited 2019 Proxy Statement    121

Non-GAAP Financial Measures

Tangible book value per common share is a non-GAAP financial measure and is shareholders’ equity less goodwill and other intangible assets, net of tax, divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful.

The following table provides a reconciliation of tangible book value per common share:

(in millions of U.S. dollars, except share and per share data)	December 31, 2018	December 31, 2017	% Change
Shareholders’ equity	$50,312	$51,172
Less: goodwill and other intangible assets, net of tax	20,054	20,621
Numerator for tangible book value per share	$30,258	$30,551
Shares outstanding	459,203,378	463,833,179
Book value per common share	$109.56	$110.32	-0.69%
Tangible book value per common share	$65.89	$65.87	0.03%

Book value and tangible book value per common share excluding mark-to-market is a non-GAAP financial measure and is shareholders’ equity less goodwill and other intangible assets and unrealized investment gains (losses), net of tax, divided by the shares outstanding. We exclude unrealized investment gains (losses) because the amount of these gains (losses) is heavily influenced by changes in market conditions, including interest rate changes. We believe these measures are meaningful to understanding growth in book and tangible book value by highlighting the underlying profitability relative to shareholders’ equity excluding the effect of unrealized gains and losses on our investments.

The following table provides a reconciliation of book value and tangible book value per common share, excluding mark-to-market:

(in millions of U.S. dollars, except share and per share data)	December 31, 2018	January 1, 2018	% Change Full Year 2018
Shareholders’ equity	$50,312	$51,172
Less: unrealized gains (losses) on investments, net of deferred tax	(545)	1,154
Book value ex mark-to-market	50,857	50,018
Less: goodwill and other intangible assets, net of tax	20,054	20,621
Tangible book value ex mark-to-market	$30,803	$29,397
Shares outstanding	459,203,378	463,833,179
Book value per common share ex mark-to-market	$110.75	$107.84	2.7%
Tangible book value per common share ex mark-to-market	$67.08	$63.38	5.8%

122    Chubb Limited 2019 Proxy Statement

A Global Leader in Property and Casualty Insurance

A local presence in 54 countries and territories around the world

Chubb has operations in the countries and territories listed here and can help clients manage their risks anywhere in the world.

- Argentina
- Australia
- Austria
- Bahrain
- Belgium
- Bermuda
- Brazil
- Canada
- Chile
- China
- Colombia
- Czech Republic
- Denmark
- Ecuador
- Egypt
- Finland
- France
- Germany
- Gibraltar
- Hong Kong
- Hungary
- Indonesia
- Ireland
- Italy
- Japan
- Korea
- Macao
- Malaysia
- Mexico
- Netherlands
- New Zealand
- Norway
- Pakistan
- Panama
- Peru
- Philippines
- Poland
- Portugal
- Puerto Rico
- Russia
- Saudi Arabia
- Singapore
- South Africa
- Spain
- Sweden
- Switzerland
- Taiwan
- Thailand
- Tunisia
- Turkey
- United Arab Emirates
- United Kingdom
- United States
- Vietnam

Chubb Limited
Bärengasse 32
CH-8001 Zurich
Switzerland

chubb.com

Chubb. Insured.™

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Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

CHUBB LIMITED — THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Homburger AG as independent proxy, and hereby authorizes it to represent and to vote, as directed below, all the Common Shares of Chubb Limited that the undersigned is entitled to vote at the Annual General Meeting to be held at 11:45 a.m. Central European Time on May 16, 2019 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland. This proxy, when properly executed, will be voted as the undersigned directs herein. If no specific instructions are given herein, the undersigned hereby instructs the independent proxy to vote “FOR” each of Agenda Items 1-10 (including each subpart thereof). If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no specific instructions are given herein, the undersigned hereby instructs the independent proxy to vote in accordance with the position of the Board of Directors. In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European Time (12:00 p.m. Eastern Time) on May 15, 2019.

A	Proposals — The Board of Directors of the Company recommends that you vote your shares “FOR” each of Agenda Items 1-10 (including each subpart thereof).

For	Against	Abstain	For	Against	Abstain

1. Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2018

2. Allocation of disposable profit and distribution of a dividend from reserves

2.1  Allocation of disposable profit

2.2  Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

3. Discharge of the Board of Directors

4. Election of Auditors

4.1  Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

4.2  Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

4.3  Election of BDO AG (Zurich) as special audit firm

			☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐

5. Election of the Board of Directors

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain			For	Against	Abstain

5.1 -	Evan G. Greenberg	☐	☐	☐	5.2 -	Robert M. Hernandez	☐	☐	☐	5.3 -	Michael G. Atieh	☐	☐	☐	5.4 -	Sheila P. Burke	☐	☐	☐

5.5 -	James I. Cash	☐	☐	☐	5.6 -	Mary Cirillo	☐	☐	☐	5.7 -	Michael P. Connors	☐	☐	☐	5.8 -	John A. Edwardson	☐	☐	☐

5.9 -	Kimberly A. Ross	☐	☐	☐	5.10 -	Robert W. Scully	☐	☐	☐	5.11 -	Eugene B. Shanks, Jr.	☐	☐	☐	5.12 -	Theodore E. Shasta	☐	☐	☐

5.13 -	David H. Sidwell	☐	☐	☐	5.14 -	Olivier Steimer	☐	☐	☐
* Please see reverse side for additional proposals and required signature

0307RD

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals (continued from reverse side)
								For	Against	Abstain
6.	Election of Evan G. Greenberg as Chairman of the Board of Directors							☐	☐	☐
7.	Election of the Compensation Committee of the Board of Directors

			For	Against	Abstain			For	Against	Abstain

	7.1 -	Michael P. Connors	☐	☐	☐	7.2 -	Mary Cirillo	☐	☐	☐	9.

Approval of the maximum compensation of the Board of Directors and Executive Management

9.1  Compensation of the Board of Directors until the next annual general meeting

9.2  Compensation of Executive Management for the next calendar year

													For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
	7.3 -	John A. Edwardson	☐	☐	☐	7.4 -	Robert M. Hernandez	☐	☐	☐

								For	Against	Abstain
8.	Election of Homburger AG as independent proxy							☐	☐	☐	10.	Advisory vote to approve executive compensation under U.S. securities law requirements	☐	☐	☐

If a new agenda item or a new proposal for an existing agenda item is put before the meeting, I/we hereby authorize and instruct the independent proxy to vote as follows:	In accordance with the position of the Board of Directors	☐	Against new items and proposals	☐	Abstain	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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